UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☑                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

BAUSCH HEALTH COMPANIES INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

March 18, 2019

Dear Fellow Shareholders:

On behalf of the Board of Directors of Bausch Health Companies Inc. (the “Company” or “Bausch Health”), I want to take this opportunity to invite you to attend our 2019 Annual Meeting of Shareholders (the “Meeting”). The Meeting will be held at 9:00 a.m., local time, on Tuesday, April 30, 2019 at the Company’s offices located at 2150 Saint Elzear Blvd. West, Laval, Quebec, Canada H7L 4A8. At the Meeting, shareholders will vote on the proposals set forth in the Notice of Annual Meeting and the accompanying management proxy circular and proxy statement (the “Proxy Statement”), as well as receive a report on the progress of the Company. For those shareholders who have previously provided instructions to receive paper copies of our proxy materials, a paper copy will be sent to you in addition to a Notice Regarding Internet Availability of Proxy Materials (the “Notice”).

We are providing access to our proxy materials, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, in a fast and efficient manner via the Internet. On March 18, 2019, we will begin mailing the Notice to all shareholders of record as of March 4, 2019 and post our proxy materials on the website referenced in the Notice (www.proxyvote.com). As more fully described in the Notice, all shareholders may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and website will provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Your vote at the Meeting is important. Whether or not you plan to attend the Meeting, we hope you will vote as soon as possible. You will find voting instructions in the Notice, the Proxy Statement and on the Proxy Card. You may vote via the Internet or telephone. Alternatively, if you requested a printed copy of the proxy materials by mail, you may mark, date, sign and mail the Proxy Card in the envelope provided.

We appreciate your continued ownership of Bausch Health shares and your support.

Sincerely,

Joseph C. Papa

Chairman of the Board and Chief Executive Officer

BAUSCH HEALTH COMPANIES INC.

2150 Saint Elzear Blvd. West

Laval, Quebec H7L 4A8

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 30, 2019

To the Shareholders of

Bausch Health Companies Inc.:

NOTICE IS HEREBY GIVEN that the 2019 Annual Meeting of Shareholders (the “Annual Meeting” or the “Meeting”) of Bausch Health Companies Inc., a British Columbia corporation (the “Company” or “our”), will be held at 2150 Saint Elzear Blvd. West, Laval, Quebec, Canada H7L 4A8, on Tuesday, April 30, 2019, at 9:00 a.m., local time, for the following purposes:

1.  To receive the audited consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2018 and the auditors’ report thereon, a copy of which is enclosed with this Notice of Annual Meeting;

2.  To elect eleven directors of the Company (each a “Director” and collectively, the “Directors”) to serve until the close of the 2020 Annual Meeting of Shareholders or until their successors are duly elected or appointed, or until such Director’s earlier resignation or removal;

3.  To approve, in an advisory vote, the compensation of our named executive officers;

4.  To appoint PricewaterhouseCoopers LLP as independent registered public accountants (the “auditors”) for the Company to hold office until the close of the 2020 Annual Meeting of Shareholders and to authorize the Company’s Board of Directors to fix the auditors’ remuneration; and

5.  To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The record date for the Meeting is March 4, 2019. Only record shareholders at the close of business on March 4, 2019 will be entitled to notice of and to vote at the Annual Meeting in person or by proxy.

We are providing access to our proxy materials, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, to each shareholder of record in a fast and efficient manner via the Internet. On March 18, 2019, we will begin mailing a Notice Regarding Internet Availability of Proxy Materials (the “Notice”), to all shareholders of record as of March 4, 2019, and post our proxy materials on the website referenced in the Notice (www.proxyvote.com). As more fully described in the Notice, all shareholders may choose to access our proxy materials free of charge on the website referred to in the Notice or may request to receive a printed set of our proxy materials free of charge. These materials will remain available on the website through the conclusion of the Annual Meeting. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. For those shareholders who have previously provided instructions to receive paper copies of our proxy materials, a paper copy will be sent to you in addition to the Notice. The management proxy circular and proxy statement (the “Proxy Statement”) that accompanies this Notice of Annual Meeting of Shareholders contains additional information regarding the proposals to be considered at the Annual Meeting, and shareholders are encouraged to read it in its entirety.

Shareholders are invited to attend the Annual Meeting. Record shareholders who are unable to attend the Annual Meeting in person are requested to vote via the Internet, by going to www.proxyvote.com and following the instructions on the website, or vote by calling toll free 1-800-690-6903 on a touch tone telephone and following the instructions provided by “Vote Voice.” You will need to refer to the Proxy Card and to your

16-digit control number provided on the Proxy Card. Alternatively, you may vote by mail by completing, dating and signing the enclosed form of proxy (the “Proxy Card”) and sending it in the enclosed envelope to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717, United States. Non-record shareholders who receive these materials through their broker or other intermediary should follow the instructions provided by their broker or intermediary.

For your vote to be effective, your voting instructions must be received by Broadridge Financial Solutions, Inc. (“Broadridge”) not later than 11:59 p.m. (Eastern Daylight Time) on Friday, April 26, 2019, or, in the case of any adjournment of the Annual Meeting, not less than 48 hours, excluding Saturdays, Sundays and applicable holidays, prior to the time of the rescheduled meeting. The Company’s Board of Directors may, at its discretion, accept late proxies or waive the time limit for deposit of proxies, but is under no obligation to accept or reject any late proxy. If you have voted by proxy using the Proxy Card, via fax or the Internet or by telephone, any subsequent vote by proxy through any of these methods will cancel any other proxy you may have previously submitted in connection with the Annual Meeting, and only the latest dated proxy received prior to the deadline will be counted.

By Order of the Board of Directors,

Christina M. Ackermann

Executive Vice President and General Counsel

Dated: March 18, 2019

i

BAUSCH HEALTH COMPANIES INC.

2150 Saint Elzear Blvd. West

Laval, Quebec H7L 4A8

MANAGEMENT PROXY CIRCULAR AND PROXY STATEMENT

2019 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 30, 2019

This Management Proxy Circular and Proxy Statement (“Proxy Statement”) contains information about the 2019 Annual Meeting of Shareholders of Bausch Health Companies Inc., a British Columbia corporation (the “Company” or “Bausch Health”). The meeting will be held at 2150 Saint Elzear Blvd. West, Laval, Quebec, Canada H7L 4A8, on Tuesday, April 30, 2019, at 9:00 a.m., local time, and any adjournments or postponements thereof (the “Annual Meeting” or the “Meeting”), for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Shareholders. In this document, the words “Bausch Health,” “we,” “our,” “ours” and “us” refer only to Bausch Health Companies Inc. and not to any other person or entity. References to “US$” or “$” are to United States dollars. Unless otherwise indicated, the statistical and financial data contained in this Proxy Statement are as of March 4, 2019.

We are providing you with this Proxy Statement and related materials in connection with the solicitation of proxies by our management. See “Proxy Solicitation” below for additional information.

We are providing access to our proxy materials, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, in a fast and efficient manner via the Internet. On March 18, 2019, we will begin mailing a Notice Regarding Internet Availability of Proxy Materials (the “Notice”) to all shareholders of record as of March 4, 2019, and post our proxy materials on the website referenced in the Notice (www.proxyvote.com). As more fully described in the Notice, all shareholders may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and website will provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. For those shareholders who have previously provided instructions to receive paper copies of our proxy materials, a paper copy will be sent to you in addition to the Notice.

All properly executed written proxies, and all properly completed proxies submitted by mail, facsimile or telephone or via the Internet, which are delivered pursuant to, and which appoint Mr. Papa and Ms. Ackermann as proxyholders in accordance with, this solicitation will be voted at the Meeting in accordance with the directions given in the proxy, unless the proxy is revoked prior to completion of voting at the Meeting.

ELECTRONIC DELIVERY OF BAUSCH HEALTH SHAREHOLDER COMMUNICATIONS

We are pleased to offer to our shareholders the benefits and convenience of electronic delivery of Annual Meeting materials, including:

•	email delivery of the Proxy Statement, Annual Report and related materials;

•	shareholder voting on-line;

•	reduction of the number of bulky documents shareholders receive; and

•	reduction of our printing and mailing costs associated with more traditional methods.

We encourage you to conserve natural resources and to reduce printing and mailing costs by signing up for electronic delivery of Bausch Health shareholder communications.

If you are a registered shareholder or a beneficial owner of common shares, no par value, of the Company (“Common Shares”), or if a broker or other nominee holds your Bausch Health Common Shares, and you would like to sign up for electronic delivery, please visit www.proxyvote.com and enter the information requested to enroll. Your electronic delivery enrollment will be effective until you cancel it. If you have questions about electronic delivery, please call Bausch Health Investor Relations at 514-856-3855 or send an email to ir@bauschhealth.com.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 30, 2019

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (the “Annual Report”) is available on the Internet at our website at www.bauschhealth.com, through the System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com or through the U.S. Securities and Exchange Commission’s electronic data system called EDGAR at www.sec.gov. To request a printed copy of our Annual Report, which we will provide to you without charge, either write to Bausch Health Investor Relations at Bausch Health Companies Inc., 2150 Saint Elzear Blvd. West, Laval, Quebec H7L 4A8, Canada, or send an email to Bausch Health Investor Relations at ir@bauschhealth.com.

This Proxy Statement and the Annual Report are available at: www.proxyvote.com.

This Proxy Statement contains information regarding, among other things:

•	the date, time and location of the Meeting;

•	a list of the proposals being submitted to shareholders for approval; and

•	information concerning voting, either in person or by proxy.

Whether or not you plan to attend the Annual Meeting, please promptly provide your voting instructions. Your promptness in voting will assist in the expeditious and orderly processing of the proxies and in ensuring that a quorum is present. If you vote your proxy, you may nevertheless attend the Annual Meeting and vote your Common Shares in person if you wish. Please note, however, that if your Common Shares are held of record by a broker or other nominee and you wish to vote in person at the Meeting, you must follow the instructions provided to you by your broker or such other nominee. If you want to revoke your instructions at a later time prior to the vote for any reason, you may do so in the manner described in this Proxy Statement.

QUESTIONS ABOUT VOTING

What decisions will the shareholders be making at the Meeting?

You will be asked to vote on each of the following proposals:

•

the election of eleven Directors to serve until the close of the 2020 Annual Meeting of Shareholders or until their successors are duly elected or appointed, or until such Director’s earlier resignation or removal (“Proposal No. 1”);

•	the approval, in an advisory vote, of the compensation of our named executive officers (“Proposal No. 2”); and

•

the appointment of PricewaterhouseCoopers LLP (“PwC”) as the auditors for the Company to hold office until the close of the 2020 Annual Meeting of Shareholders and the authorization of the Company’s Board of Directors (the “Board”) to fix the auditors’ remuneration (“Proposal No. 3”).

The Board recommends that you vote FOR: (i) the election of the eleven Director nominees proposed by the Board in this Proxy Statement; (ii) the approval, in an advisory vote, of the compensation of our named executive officers; and (iii) the appointment of PwC as our auditors until the close of the 2020 Annual Meeting of Shareholders and the authorization of the Board to fix the auditors’ remuneration.

In addition, you may be asked to vote in respect of any other matters that may properly be brought before the Meeting. As of the date of this Proxy Statement, the Board is not aware of any such other matters.

A simple majority of votes cast at the Meeting, whether in person, by proxy or otherwise, in favor of any of Proposal No. 1 through Proposal No. 3 will constitute approval of any such proposal submitted to a vote, subject, with respect to Proposal No. 1, to the Company’s majority vote policy described in “Proposal No. 1 Election of Directors” under “Background” below.

What impact does a Withhold or Abstain vote have?

•

Proposal No. 1: With respect to each nominee, you may either vote “For” the election of such nominee or “Withhold” your vote with respect to the election of such nominee. If you vote “For” the election of a nominee, your Common Shares will be voted accordingly. If you select “Withhold” with respect to the election of a nominee, your vote will not be counted as a vote cast for the purposes of electing such nominee but will be considered in the application of the majority vote policy described in “Proposal No. 1 Election of Directors” under “Background” below.

•

Proposal No. 2: Proposal No. 2 is a non-binding advisory vote. You may select “For,” “Against” or “Abstain” with respect to such proposal. Abstentions will have no effect and will not be counted as votes cast on Proposal No. 2.

•

Proposal No. 3: With respect to the appointment of the proposed auditors, you may either vote “For” such appointment or “Withhold” your vote with respect to such appointment. If you vote “For” the appointment of the proposed auditors, your Common Shares will be voted accordingly. If you select “Withhold” with respect to the appointment of the proposed auditors, your vote will not be counted as a vote cast for the purposes of appointing the proposed auditors.

What is the effect if I do not cast my vote?

If a record shareholder does not cast its vote by proxy or in any other permitted fashion, no votes will be cast on its behalf on any of the items of business at the Annual Meeting. If a non-record shareholder does not instruct its intermediary on how to vote on any of the items of business at the Annual Meeting and the intermediary does not have discretionary authority to vote the non-record shareholder’s Common Shares on the matter, or elects not to vote in the absence of instructions from the non-record shareholder, no votes will be cast on behalf of such non-record shareholder with respect to such item (a “broker non-vote”). If you are a beneficial owner whose Common Shares are held of record by a broker authorized to trade on the New York Stock Exchange (“NYSE”), NYSE rules permit your broker to exercise discretionary voting authority to vote your Common Shares on the appointment of PwC as our independent registered public accountants (the “auditors”), even if the broker does not receive voting instructions from you. However, NYSE rules do not permit your broker to exercise discretionary authority to vote on the election of Directors or to vote on the advisory approval of executive compensation without instructions from you, in which case a broker non-vote will occur, and your vote will not be counted as a vote cast on these matters. If you have further questions on this issue, please contact your intermediary bank or broker or Bausch Health Investor Relations at ir@bauschhealth.com.

What constitutes a quorum for the Annual Meeting?

A minimum of two persons who either are, or represent by proxy, shareholders holding, in the aggregate, at least 25% of the outstanding Common Shares entitled to vote at the Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Votes withheld, abstentions, and broker non-votes will be counted for purposes of determining the presence of a quorum.

Who is entitled to vote?

Each shareholder is entitled to one vote for each Common Share registered in his or her name as of the close of business on March 4, 2019, the record date for the purpose of determining holders of Common Shares entitled to receive notice of and to vote at the Meeting.

As of March 4, 2019, 351,009,271 Common Shares were issued and outstanding and entitled to be voted at the Meeting.

How do I vote?

The voting process is different depending on whether you are a record (registered) or non-record shareholder:

•	You are a record shareholder if your name appears in our share register.

•

You are a non-record shareholder if your Common Shares are held on your behalf by a bank, trust company, securities broker, trustee or other intermediary. This means the Common Shares are registered in your intermediary’s name, and you are the beneficial owner. Most shareholders are non-record shareholders.

Non-record shareholders

If you are a non-record shareholder, your intermediary will send you a voting instruction form or proxy form with this Proxy Statement. This form will instruct the intermediary how to vote your Common Shares at the Meeting on your behalf. You should carefully follow the instructions provided by the intermediary (including with respect to applicable timelines for providing voting instructions, which may be different from those described in this Proxy Statement) and contact the intermediary promptly if you need help. The Company will pay for delivery of proxy materials to beneficial owners, including objecting beneficial owners.

If you do not intend to attend the Meeting and vote in person, mark your voting instructions on the voting instruction form or proxy form, sign it, and return it as instructed by your intermediary. Your intermediary may have also provided you with the option of voting by telephone or fax or via the Internet.

If you wish to vote in person at the Meeting, follow the instructions provided by your intermediary. Your intermediary may have also provided you with the option of appointing yourself or someone else to attend and vote on your behalf at the Meeting via the Internet. When you arrive at the Meeting, please register with the Inspector of Elections.

Your intermediary must receive your voting instructions in sufficient time for your intermediary to act on them prior to the deadline for the deposit of proxies of 11:59 p.m. (Eastern Daylight Time) Friday, April 26, 2019, or, in the case of any adjournment of the Meeting, not less than 48 hours (excluding Saturdays, Sundays and applicable holidays) prior to the rescheduled Meeting.

Record shareholders

If you are a record shareholder, a Proxy Card is enclosed with this Proxy Statement to enable you to vote, or to appoint a proxyholder to vote on your behalf, at the Meeting.

Whether or not you plan to attend the Meeting, you may vote your Common Shares by proxy by any one of the following methods:

By mail:    Mark, sign and date your Proxy Card and send it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717, United States. Broadridge must receive your Proxy Card not later than 11:59 p.m. (Eastern Daylight Time) on Friday, April 26, 2019 in order for your vote to be counted. If the Meeting is adjourned or postponed, Broadridge must receive your Proxy Card at least 48 hours, excluding Saturdays, Sundays and applicable holidays, before the rescheduled Meeting.

By telephone:    Call toll free 1-800-690-6903. You will be prompted to provide your 16-digit control number printed below your pre-printed name and address on the Proxy Card. The telephone voting service is available until 11:59 p.m. (Eastern Daylight Time) on Friday, April 26, 2019. You may not appoint a person as proxyholder other than the Board nominated proxies named in the Proxy Card when voting by telephone.

Via the Internet:    Go to www.proxyvote.com and follow the instructions on the website prior to 11:59 p.m. (Eastern Daylight Time) on Friday, April 26, 2019.

We provide Internet proxy voting to allow you to vote your Common Shares via the Internet, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

If you receive more than one Notice, your Common Shares are registered in more than one name or are registered in different accounts. Please follow the voting instructions on each Notice to ensure that all of your Common Shares are voted.

How do I appoint a proxyholder?

Your proxyholder is the person you appoint to cast your votes on your behalf. You can choose anyone you want to be your proxyholder; it does not have to be either of the persons we have designated in the Proxy Card. Just write in the name of the person you would like to appoint in the blank space provided in the Proxy Card. Please ensure that the person you have appointed will be attending the Meeting and is aware that he or she will be voting your Common Shares. Proxyholders should speak to the Inspector of Elections upon arriving at the Meeting. Please note that the option to appoint your own proxyholder is not available if you vote by telephone or via the Internet.

If you sign the Proxy Card without naming your own proxyholder, or, if you vote via the Internet or by telephone, you appoint Mr. Papa and Ms. Ackermann as your proxyholders, either of whom will be authorized to vote and otherwise act for you at the Meeting, including any continuation after adjournment of the Meeting.

How will my Common Shares be voted if I give my proxy?

On the Proxy Card, you can indicate how you want your proxyholder to vote your Common Shares, or you can let your proxyholder decide for you by signing and returning the Proxy Card without indicating a voting preference in one or more proposals. If you have specified on the Proxy Card how you want to vote on a particular proposal (by marking, as applicable, FOR, WITHHOLD, AGAINST or ABSTAIN), then your proxyholder must vote your Common Shares accordingly, including on any ballot that may be called for.

If you have not specified how to vote on a particular proposal, then your proxyholder can vote your Common Shares as he or she sees fit. Unless you specify voting instructions, Mr. Papa and Ms. Ackermann, as your proxyholders, will vote your Common Shares as follows:

•

FOR the election of the eleven Director nominees proposed by the Board in this Proxy Statement to serve until the close of the 2020 Annual Meeting of Shareholders or until their successors are duly elected or appointed, or until such Director’s earlier resignation or removal;

•	FOR the approval, in an advisory vote, of the compensation of our named executive officers; and

•

FOR the appointment of PwC as the auditors for the Company to hold office until the close of the 2020 Annual Meeting of Shareholders and the authorization of the Board to fix the auditors’ remuneration.

If I change my mind, can I revoke my proxy once I have given it?

If you are a non-record shareholder, you can revoke your prior voting instructions by providing new instructions on a voting instruction form or proxy form with a later date, or at a later time in the case of voting by telephone or via the Internet. Otherwise, contact your intermediary if you want to revoke your proxy, change your voting instructions or if you change your mind and want to vote in person. Any new voting instructions given to intermediaries in connection with the revocation with proxies must be received in sufficient time to allow intermediaries to act on such instructions prior to the deadline for the deposit of proxies of 11:59 p.m. (Eastern Daylight Time) Friday, April 26, 2019, or at least 48 hours (excluding Saturdays, Sundays and applicable holidays) prior to the time of the Meeting if it is rescheduled. If you choose to provide voting instructions multiple times, only the latest one which is not revoked and is received prior to such deadline will be counted.

If you are a record shareholder, you may revoke any proxy that you have given until the time of the Meeting by voting again by telephone or via the Internet as instructed above, by signing and dating a new Proxy Card and submitting it as instructed above, by giving written notice of such revocation to the Corporate Secretary of the Company at our address, by revoking it in person at the Annual Meeting or by voting by ballot at the Annual Meeting. If you choose to submit a proxy multiple times whether by telephone, via the Internet or by mail, or a combination thereof, only your latest vote, which is not revoked and is received prior to 11:59 p.m. (Eastern Daylight Time) on Friday, April 26, 2019 (or 48 hours, excluding Saturdays, Sundays and applicable holidays, before the Meeting if it is rescheduled) will be counted. A record shareholder participating in person, in a vote by ballot at the Meeting, will automatically revoke any proxy previously given by that shareholder regarding business considered by that vote. However, mere attendance at the Annual Meeting by a record shareholder who has voted by proxy does not revoke such proxy.

What if amendments are made to these proposals or if other matters are brought before the Meeting?

The Proxy Card also gives discretionary authority to proxyholders to vote as the proxyholders see fit with respect to amendments or variations to proposals identified in the Notice of Meeting or other matters that may come before the Meeting whether or not the amendment, variation or other matter that comes before the Meeting is or is not routine and whether or not the amendment, variation or other matter that comes before the Meeting is contested.

As of the date of this Proxy Statement, the Board is not aware of any such amendments, variations or other matters to come before the Meeting. However, if any such changes that are not currently known to the Board should properly come before the Meeting, the Common Shares represented by your proxyholders will be voted in accordance with the best judgment of the proxyholders.

Who is soliciting my proxy?

Management of the Company is soliciting your proxy for use at the Meeting. All associated costs of solicitation will be borne by the Company. It is expected that the solicitation will be primarily by mail, but proxies may also be solicited personally, by advertisement, by telephone, Internet, telegraph, courier service, telecopies or other electronic means by Directors, officers or employees of the Company without special compensation or by the Company’s proxy solicitor, D.F. King Co., Inc. (“D.F. King”) for a fee of $10,000 plus reimbursement of reasonable out-of-pocket expenses. The Company will bear the entire cost of solicitation, including the preparation, assembly, Internet hosting, maintaining a dedicated call line, and printing and mailing the Proxy Statement and form of Proxy Card. The Company will pay those entities holding Common Shares in the names of their beneficial owners, such as brokers, nominees, fiduciaries and other custodians, for their reasonable fees and expenses in forwarding solicitation materials to their beneficial owners and for obtaining their instructions. We anticipate that the Notice and the accompanying Proxy Card will be distributed to shareholders on or about March 18, 2019.

How can I contact the independent Directors and/or the Chairman of the Board?

You may contact the independent Directors and/or the Chairman of the Board with the assistance of the Company’s Investor Relations Department. Shareholders or other interested persons can call or send a letter, email or fax to:

Bausch Health Companies Inc.

Investor Relations

2150 Saint Elzear Blvd. West

Laval, Quebec H7L 4A8

Canada

Phone: 514-856-3855

Fax: 514-744-6272

Email: ir@bauschhealth.com

Whom should I contact if I have questions concerning the Proxy Statement or the Proxy Card?

If you have questions concerning the information contained in this Proxy Statement or require assistance in completing the Proxy Card, you may contact Bausch Health Investor Relations as provided above.

How can I contact the Company’s transfer agent?

You may contact the Company’s transfer agent by mail or by telephone (within Canada and the United States):

AST Trust Company (Canada)

P.O. Box 700

Station B

Montreal, QC H3B 3K3

Canada

Email: inquiries@astfinancial.com

Fax: 888-249-6189

Phone (for all security transfer inquiries): 1-800-387-0825 or 416-682-3860

Website: www.astfinancial.com/ca-en

PROPOSAL NO. 1

ELECTION OF DIRECTORS

BACKGROUND

We have eleven Director nominees standing for election at the Meeting. Under the Company’s Articles, Directors are elected annually. Directors elected at the Meeting will hold office until the close of the 2020 Annual Meeting of Shareholders of the Company or until their successors are duly elected or appointed, or until such Director’s earlier resignation or removal. In an uncontested election, any Director nominee who receives a greater number of votes “withheld” from his or her election than votes “for” such election is required to tender his or her resignation promptly following the vote, which resignation must state that it will become effective upon acceptance by the Board. The Nominating and Corporate Governance Committee shall then consider the offered resignation and make a recommendation to the Board as to whether it should accept such resignation. The Nominating and Corporate Governance Committee shall be expected to accept such resignation except in situations where extenuating circumstances would warrant the applicable director continuing to serve on the Board. Thereafter, and within 90 days of the applicable vote, the Board must decide whether to accept such resignation, and it must promptly disclose its decision via press release. Full details of this policy are set forth in our Corporate Governance Guidelines, available on our website at www.bauschhealth.com (under the tab “Investors” and under the subtab “Corporate Governance- Governance Documents”). Our website is not part of this Proxy Statement; references to our website address in this Proxy Statement are intended to be inactive textual references only.

Each of the eleven Director nominees has established his or her eligibility and willingness to serve on the Board. Set forth below are the names of the Director nominees together with details about their backgrounds and experience. Also indicated is the number of the Company’s securities beneficially owned, controlled or directed, directly or indirectly, by each of the Director nominees as of March 4, 2019, as well as the aggregate value based on the $24.18 per share closing price of our Common Shares as reported on the NYSE on March 4, 2019. You will find, for each Director nominee who was on the Board at any time in 2018, a record of attendance at meetings of the Board and the standing committees of the Board on which such Director nominee served from January 1, 2018 to December 31, 2018.

Ten of the eleven Director nominees are independent within the meaning of all applicable securities regulatory and stock exchange requirements in Canada and the U.S. In addition, in accordance with the applicable stock exchange requirements and Board committee charters, all members of the Audit and Risk Committee, the Talent and Compensation Committee and the Nominating and Corporate Governance Committee are independent Directors.

Unless otherwise instructed, the designated proxyholders intend to vote FOR the election of the eleven Director nominees proposed by the Board in this Proxy Statement. If, for any reason, at the time of the Meeting any of these Director nominees are unable or unwilling to serve, unless otherwise specified in the signed Proxy Card, it is intended that the designated proxyholders will vote in their discretion for a substitute nominee or nominees.

NOMINATION OF DIRECTORS

The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become Directors and recommending such individuals to the Board for nomination for election by the Company’s shareholders.

In making recommendations to the Board for new nominees for election or appointment, the Nominating and Corporate Governance Committee considers the selection criteria approved by the Board from time to time, and such knowledge, experience, skills, expertise and diversity that the Board considers to be necessary for the Board, as a whole, to possess and for each Director to possess.

The Nominating and Corporate Governance Committee endeavors to recommend to the Board individuals possessing certain qualities such that the resulting Board will be comprised of a diverse membership. The Company does not have a Director retirement policy; however, the Nominating and Corporate Governance Committee considers the results of its Director assessment process in determining the nominees to be put forward on a regular basis. The Company has not set term limits for independent Directors because it does not believe term limits are necessary to provide for adequate Board renewal. The Nominating and Corporate Governance Committee and the Board, in conducting Director evaluations and nominations, considers the composition of the Board and whether there is a need to include nominees with different skills, experiences and perspectives on the Board. This mechanism has resulted in a reasonable level of Board renewal, such that our current Board is comprised of individuals who have served on our Board or the board of a predecessor of the Company from less than one year to ten years.

The Nominating and Corporate Governance Committee views diversity in a broad context and considers a variety of factors. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has adopted a formal written diversity policy. The objective of the diversity policy is to require the consideration of a wide range of attributes, competencies, characteristics, experiences and backgrounds, including consideration of the number of women on the Board, when considering the composition of the Board in the Director identification and nomination (and re-nomination) process. The key provisions of the diversity policy emphasize the Company’s view on the benefits of diverse backgrounds and the need to consider diversity in evaluating the needs of the Board. The Nominating and Corporate Governance Committee oversees and annually evaluates the implementation and effectiveness, both as measured annually and cumulatively, of the diversity policy in conjunction with its Board evaluation and nomination process. The Nominating and Corporate Governance Committee assesses the effectiveness of the diversity policy by reference to, among other things, the extent to which the current Board and the nominees for election to the Board reflect the stated objectives of the Board as set out in the diversity policy. The Company has not established a specific target number or date by which to achieve a specific number of women on the Board, as we consider a multitude of factors in determining the best nominee at the time and consider the Company’s objectives and challenges at such time. If all of our Director nominees are elected by shareholders at this Annual Meeting, two Directors, representing 18% of our Directors, will be women. For a discussion of the Company’s policy regarding the level of women in executive officer positions, see “Statement of Corporate Governance Practices — Talent and Compensation Committee — Succession Planning” on page 31.

In considering an individual’s experience, the following additional criteria are also considered:

Healthcare and Healthcare Industry Expertise:    The Board values Directors with experience in healthcare and the healthcare industry, including the pharmaceutical, consumer and life science industries, who can draw on their functional expertise and industry relationships to assist the Board and management in executing the Company’s strategy.

International Business Experience:    To complement the Company’s multinational and cross-border operations, the Board seeks to have Directors with a global business perspective who can assist the Board and management in successfully navigating the business, political, legal and regulatory environments in the countries in which the Company conducts, or seeks to conduct, its business.

Financial Literacy:    The Board believes that it is important for its Directors to possess significant financial reporting, compliance and accounting expertise. Among other functions, the Board and the Audit and Risk Committee have oversight responsibility with respect to the quality and integrity of the Company’s financial statements, the internal and external audit functions, and internal control over financial reporting and disclosure controls and procedures. It is therefore important that Directors are financially knowledgeable.

Corporate Governance Experience:    The Board is responsible for the stewardship of the Company and supervising its management, business and affairs, in addition to being responsible for adopting and monitoring the Company’s corporate governance guidelines and policies. In order to carry out these responsibilities, it is important that the Board be comprised of individuals who understand corporate governance issues, the various constituencies interested in such issues, and have a proven track record of sound business judgment, integrity and high ethical standards. Many of the Company’s Director nominees have experience serving on public company boards in multiple jurisdictions, including in the United States and Canada.

Executive Leadership:    The Board believes that it is important for its Directors to possess strong management experience at senior corporate levels. It is important that the Board be comprised of individuals who have held senior management positions with companies or business entities who have experience with mergers, acquisitions and strategic business transactions and who have a strong background in implementing, managing and overseeing strategic planning and business development initiatives. A number of the Company’s Director nominees possess extensive leadership experience and have held a number of senior management and leadership positions with global organizations.

Submitting Director Recommendations to the Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee will also consider recommendations for Director nominees submitted by the Company’s shareholders. Shareholders who desire to have the Nominating and Corporate Governance Committee consider their recommendations for nominees for Director should submit their submission in writing to the Nominating and Corporate Governance Committee, attention: Chairperson. Recommendations made by shareholders in such manner will undergo the same evaluation as other Board recommended nominees. For more detailed information on this evaluation process, please refer to the charter of the Nominating and Corporate Governance Committee (the “Nominating and Corporate Governance Committee Charter”) which is available on the Company’s website at www.bauschhealth.com (under the tab “Investors” and under the subtab “Corporate Governance- Corporate Governance Documents”). For additional information regarding the standards for nominees to the Board, please refer to our Corporate Governance Guidelines.

In order for a shareholder’s Director nominee to be included in the management proxy circular and proxy statement as a nominee for an Annual Meeting of Shareholders, such shareholder’s nomination must satisfy the criteria and procedures prescribed under the British Columbia Business Corporations Act (“BCBCA”) and in the Company’s Articles. For additional information regarding the deadlines and procedures for submitting such nominations for the 2020 Annual Meeting of Shareholders, please see the discussion on page 81 under “Shareholder Proposals and Director Nominations for the 2020 Annual Meeting of Shareholders”.

NOMINEES FOR ELECTION TO THE BOARD

Each of the proposed Director nominees is an incumbent Director. Andrew C. von Eschenbach, M.D. was not elected at last year’s annual meeting but was appointed to the Board in October 2018 upon the recommendation of the Nominating and Corporate Governance Committee. Each Director nominee elected at the 2019 Annual Meeting will hold office until the close of the 2020 Annual Meeting of Shareholders or until his or her successor is duly elected or appointed, or until such Director’s earlier resignation or removal.

The results from the 2018 election of Directors for each candidate who stood for election in 2018 are as follows:

Name	For	Withheld	Broker Non-Votes
Richard U. De Schutter	122,436,178	3,773,166	119,704,902
D. Robert Hale	122,525,860	3,683,484	119,704,902
Dr. Argeris (Jerry) N. Karabelas	122,263,489	3,945,855	119,704,902
Sarah B. Kavanagh	124,267,683	1,941,661	119,704,902
Joseph C. Papa	122,891,673	3,317,671	119,704,902
John A. Paulson	124,845,242	1,364,102	119,704,902
Robert N. Power	121,924,191	4,285,153	119,704,902
Russel C. Robertson	124,506,915	1,702,429	119,704,902
Thomas W. Ross, Sr.	123,823,094	2,386,250	119,704,902
Amy B. Wechsler, M.D.	122,368,488	3,840,856	119,704,902

The following narrative provides details about each of the Director nominees’ background and experience, and summarizes the specific attributes, competencies and characteristics that led to the Nominating and Corporate Governance Committee’s and the Board’s determination to nominate such individual as a Director for election by the shareholders at the Meeting. In addition, the narrative lists the number of meetings of the Board and any applicable committee each Director nominee attended while serving as a Director during 2018 and the directorships of public companies held by the nominees during the past five years other than the Company. The narrative also sets out (i) the number of securities of the Company each Director nominee beneficially owned, controlled or directed, directly or indirectly, as of March 4, 2019 (unless otherwise indicated); (ii) the aggregate value of such securities based on the $24.18 per share closing price of our Common Shares on March 4, 2019, as reported on the NYSE, and (iii) the progress of each Director nominee toward the share ownership requirement established by the Board. For further detail regarding the share holding requirement for non-employee Directors, see the discussion in the section titled “Statement of Corporate Governance Practices — Directors’ Share Ownership” on page 27, and for further detail regarding the share holding requirement for Mr. Papa, see the discussion in the section titled “Compensation Discussion and Analysis — Other Compensation Governance Practices — Share Ownership Guidelines” beginning on page 52.

Mr. De Schutter has served on the Board since January 2017. Prior to his retirement, Mr. De Schutter served as the Chairman and CEO of DuPont Pharmaceuticals Company from July 2000 until its acquisition by Bristol-Myers Squibb in October 2001. Mr. De Schutter was also a director and Chief Administrative Officer of Pharmacia Corporation, which was created through the merger of Monsanto Company and Pharmacia & Upjohn in 2000. Prior to this merger, Mr. De Schutter was a director, Vice Chairman and Chief Administrative Officer for Monsanto. From 1995 to 1999, he served as Chairman and CEO of G.D. Searle & Co., Monsanto’s wholly owned pharmaceutical subsidiary. Mr. De Schutter earned a Bachelor of Science degree in 1963, and a Master of Science Degree in Chemical Engineering in 1965 from the University of Arizona.

Since 2007, Mr. De Schutter has served as a director of AuVen Therapeutics, a private equity company focused on the healthcare industry. He has also served as a director of Applied Silver, Inc., a private biotechnology company, since 2016.

He previously served as Chairman of Incyte Corporation from 2003 to 2015, as Chairman of Durata Therapeutics Inc. from 2012 to 2014, Chairman of Navicure, Inc. from 2002 to 2016, and Chairman of Sprout Pharmaceuticals, Inc. from 2011 to 2015. Mr. De Schutter was also a director of Smith & Nephew plc from 2001 to 2014, during which time he also served as the Lead Independent Director from 2011 to 2014.

Director Qualifications:

The Board has determined that Mr. De Schutter’s many years of experience in senior management and board positions of publicly-traded companies, as well as his extensive insight and knowledge of the pharmaceutical industry and healthcare related issues qualify him to serve as a member of the Board and the committees on which he serves.

Mr. Richard U. De Schutter

Arizona, USA

Age 78

Independent

Stock Ownership:

•	244,926 Common Shares — $5,922,311
•	27,709 Restricted Share Units (“RSUs”) (comprised of 13,828 vested RSUs — $334,361, and 13,881 unvested RSUs — $335,643)
•

Total Equity Value at Risk[1]: $6,256,672, representing 1,251% of the Company’s current aggregate amount of $500,000 required under the share ownership guidelines for non-employee Directors and 6,257% of the Director’s annual retainer.

2018 Meeting Attendance:

•	Board — 5/5
•	Talent and Compensation Committee — 5/5
•	Finance and Transactions Committee — 6/6

[1]

The Total Equity Value at Risk calculation for each Director includes only beneficially owned Common Shares and owned and vested RSUs for the relevant Director. It does not include the value of any options (as applicable) or unvested RSUs.

Mr. Hale has served on the Board since August 2015. He is a Partner of ValueAct Capital Management, L.P. (“ValueAct Capital”), a governance-oriented investment fund which invests in a concentrated portfolio of public companies and works collaboratively with management and the board of directors on matters such as strategy, capital structure, M&A and talent management. During his tenure at ValueAct Capital as a Partner, and formerly as a Vice President and Associate, Mr. Hale has worked on investments in the pharmaceutical, medical device, information technology and business services industries. Prior to joining ValueAct Capital in January 2011, Mr. Hale was a Principal with The Parthenon Group, a strategy consultancy firm, working with corporate and private equity clients in industries such as investment management, media, education and retail in both the Boston and Mumbai offices of Parthenon’s strategic consulting practice. He also worked in an investment role at Parthenon’s long-short public equity vehicle, Strategic Value Capital.

From March 2015 to September 2016, Mr. Hale served as a director of MSCI, Inc., a provider of equity, fixed income, hedge fund stock market indexes, and multi-asset portfolio analysis tools.

Director Qualifications:

The Board has determined that Mr. Hale’s in-depth knowledge of complex financial and global capital market issues, his proven leadership experience in investment and governance positions and his extensive knowledge of financial and operational matters qualify him to serve as a member of the Board and the committees on which he serves.

Mr. D. Robert Hale

California, USA

Age 34

Independent

Stock Ownership:

•	18,033,149 Common Shares — $436,041,543
•	13,881 RSUs (comprised of 13,881 unvested RSUs — $335,643)
•

Total Equity Value at Risk: $436,041,543, representing 87,208% of the Company’s current aggregate amount of $500,000 required under the share ownership guidelines for non-employee Directors and 436,042% of the Director’s annual retainer.

2018 Meeting Attendance:

•	Board — 5/5
•	Talent and Compensation Committee — 5/5
•	Finance and Transactions Committee — 6/6

Dr. Karabelas has served on the Board since June 2016. Since December 2001, Dr. Karabelas has been a Partner at Care Capital, LLC (“Care Capital”), a life sciences venture firm with $500M under management. Prior to his work at Care Capital, Dr. Karabelas was the founder and Chairman at Novartis BioVenture Fund, and served as Head of Healthcare and CEO of Worldwide Pharmaceuticals for Novartis Pharma AG. Prior to joining Novartis, Dr. Karabelas was Executive Vice President of SmithKline Beecham, where he was responsible for U.S. and European operations, regulatory and strategic marketing.

Dr. Karabelas has been a director of REGENEXBIO Inc., a clinical-stage biotechnology company, since May 2015. He has also served on the board of Braeburn Pharmaceuticals, Inc., a private specialty pharmaceuticals company, since 2015, and has been the Chairman of Polyphor, LTD., a privately-held biopharmaceutical company, since June 2013. Dr. Karabelas previously served from June 2012 to June 2016 as Chairman of Inotek Pharmaceuticals Corporation, a clinical-stage biopharmaceutical company (which merged with Rocket Pharmaceuticals, Inc. in 2017), and from 2003 to 2013 as Chairman of Vanda Pharmaceuticals, a global biopharmaceutical company.

Director Qualifications:

The Board has determined that Dr. Karabelas’s many years of experience in senior management positions, his strong knowledge of strategic and regulatory issues, his insight into international operations and his international perspective on the pharmaceutical industry and healthcare related issues qualify him to serve as a member of the Board and the committees on which he serves.

Dr. Argeris (Jerry) N. Karabelas

New Hampshire, USA

Age 66

Independent

Stock Ownership:

•	4,000 Common Shares — $96,720
•	56,013 RSUs (comprised of 42,132 vested RSUs — $1,018,752 and 13,881 unvested RSUs — $335,643)
•

Total Equity Value at Risk: $1,115,472, representing 223% of the Company’s current aggregate amount of $500,000 required under the share ownership guidelines for non-employee Directors and 1,115% of the Director’s annual retainer.

2018 Meeting Attendance:

•	Board — 5/5
•	Talent and Compensation Committee — 5/5
•	Finance and Transactions Committee- 5/5

Ms. Kavanagh has served on the Board since July 2016. From June 2011 through May 2016, she served as a Commissioner of the Ontario Securities Commission, where she also served as chairperson of the audit committee starting in 2014. Between 1999 and 2010, Ms. Kavanagh served in various senior investment banking roles at Scotia Capital Inc., including Vice-Chair and Co-Head of Diversified Industries Group, Head of Equity Capital Markets, Head of Investment Banking. Prior to Scotia Capital, she held several senior financial positions with operating companies. She started her career as an investment banker with a bulge bracket firm in New York. Ms. Kavanagh graduated from Harvard Business School with a Masters of Business Administration and received a Bachelor of Arts degree in Economics from Williams College.

Ms. Kavanagh has been a director of Hudbay Minerals Inc., a Canadian mining corporation, since July 2013, and has served on the board of trustees of WPT Industrial REIT, an open-ended real estate investment trust, since March 2013. In addition to her public company directorships, she is a director and chairperson of the audit committee of the American Stock Transfer & Trust Company LLC, a director of AST Trust Company (Canada) (formerly Canadian Stock Transfer Company), and a director of Sustainable Development Technology Canada. She completed the Directors Education Program at the Institute of Corporate Directors in May 2011.

Director Qualifications:

The Board has determined that Ms. Kavanagh’s extensive experience of complex financial and capital market issues at various banking institutions, and her in-depth knowledge of financial and operational matters qualify her to serve as a member of the Board and the committees on which she serves.

Sarah B. Kavanagh

Ontario, Canada

Age 62

Independent

Stock Ownership:

•	0 Common Shares — $0
•	53,745 RSUs (comprised of 39,864 vested RSUs — $963,912 and 13,881 unvested RSUs — $335,643)
•

Total Equity Value at Risk: $963,912, representing 193% of the Company’s current aggregate amount of $500,000 required under the share ownership guidelines for non-employee Directors and 964% of the Director’s annual retainer.

2018 Meeting Attendance:

•	Board — 5/5
•	Audit and Risk Committee — 8/8
•	Nominating and Corporate Governance Committee — 4/4
•	Finance and Transactions Committee — 1/1

Mr. Papa has been Chairman of the Board and Chief Executive Officer of the Company since May 2016. Mr. Papa has more than 35 years of experience in the pharmaceutical, healthcare and specialty pharmaceutical industries, including 20 years of branded prescription drug experience. He served as the CEO of Perrigo Company plc (“Perrigo”) from 2006 to 2016, where he was also Chairman from 2007 to 2016. Prior to joining Perrigo, Mr. Papa served from December 2004 to October 2006 as Chairman and CEO of the Pharmaceutical and Technologies Services segment of Cardinal Health, Inc. From 2001 to 2004, he served as President and Chief Operating Officer of Watson Pharmaceuticals, Inc. (“Watson”). Prior to joining Watson, Mr. Papa has also held management positions at DuPont Pharmaceuticals, Pharmacia/Searle and Novartis AG. Mr. Papa was a director of Smith & Nephew, a developer of advanced medical devices, from August 2008 to April 2018.

Director Qualifications:

The Board has determined that Mr. Papa’s extensive experience as a chief executive officer of a public company, where he demonstrated leadership capability and extensive knowledge of complex financial and operational issues facing large organizations, and his understanding of operations and financial strategy in challenging environments, qualify him to serve as a member of the Board. Additionally, Mr. Papa’s knowledge of the pharmaceutical industry and business, combined with his drive for innovation and excellence, position him well to serve as the Chairman of the Board.

Mr. Joseph C. Papa

New Jersey, USA

Age 63

Not Independent

Stock Ownership:

•	386,742 Common Shares — $9,351,422
•	441,517 RSUs (comprised of 441,517 unvested RSUs — $10,675,881)
•	1,256,893 Stock Options
•	Total Equity Value at Risk: $9,351,422, based on the value of the Common Shares beneficially owned by Mr. Papa (but excluding all options and unvested RSUs).

Mr. Papa is subject to share ownership guidelines under the terms of his employment agreement with the Company, as further described in the section titled “Compensation Discussion and Analysis — Other Compensation Governance Practices — Share Ownership Guidelines” beginning on page 52.

2018 Meeting Attendance:

•	Board — 5/5

Mr. Paulson has served on the Board of Directors since June 2017. Mr. Paulson is the President and Portfolio Manager of Paulson & Co. Inc., an investment management company specializing in global mergers, event arbitrage and credit strategies, which he founded in 1994.

Mr. Paulson received his undergraduate degree from New York University in 1978 and his Master of Business Administration from Harvard Business School in 1980. Prior to forming Paulson & Co. Inc., he was a Partner of Gruss Partners and a Managing Director in mergers and acquisitions at Bear Stearns. Mr. Paulson has been a director of BrightSphere Investment Group PLC, a registered investment adviser, since November 2018, and previously served as a director of American International Group Inc., a multinational finance and insurance corporation, from May 2016 to June 2017.

He currently serves on the Board of Trustees of New York University, Board of Trustees of the Central Park Conservancy, the Deans Advisory Board of the Harvard Business School, the Board of Directors of the 92nd Street Y, the Board of the Partnership for New York City, and the Chairman’s Circle of the Metropolitan Museum of Art.

Director Qualifications:

The Board has determined that the skills and expertise that Mr. Paulson acquired founding and leading Paulson & Co. Inc., including his in-depth knowledge of financial transactions and leadership abilities, qualify him to serve as a member of the Board and the committee on which he serves.

Mr. John A. Paulson

New York, USA

Age 63

Independent

Stock Ownership:

•	20,839,035 Common Shares — $503,887,866
•	40,699 RSUs (comprised of 26,818 vested RSUs — $648,459 and 13,881 unvested RSUs — $335,643)
•

Total Equity Value at Risk: $504,536,325, representing 100,907% of the Company’s current aggregate amount of $500,000 required under the share ownership guidelines for non-employee Directors and 504,536% of the Director’s annual retainer.

2018 Meeting Attendance:

•	Board — 5/5
•	Finance and Transactions Committee — 6/6

Mr. Power has served on the Board since August 2008. From 2009 to 2011, Mr. Power was a faculty member at The Wharton School of Business, University of Pennsylvania, where he taught multinational marketing. Mr. Power has over 25 years’ experience working in the pharmaceutical and biotechnology industry, which he gained serving in a number of leadership positions with Wyeth from 1985 through 2007, including Director — New Product Development, Managing Director — U.K./Ireland, Vice President — Global Marketing, President — Europe, Middle East, Africa, President — International and Executive Vice President — Global Business Operations. Mr. Power also has completed the Director Professionalism course offered by the National Association of Corporate Directors.

Director Qualifications:

The Board has determined that Mr. Power’s extensive experience in the pharmaceutical industry and international business is a valuable contribution to the Board. In addition, his experience in general management, strategic planning, working with Research and Development (“R&D”) organizations, business development, product marketing, merging and streamlining of organizations and his demonstrated leadership in a multi-billion-dollar business qualify Mr. Power as a member of the Board and the committees on which he serves.

Mr. Robert N. Power

Pennsylvania, USA

Age 62

Independent

Stock Ownership:

•	6,601 Common Shares — $159,612
•	65,508 RSUs (comprised of 51,627 vested RSUs — $1,248,341 and 13,881 unvested RSUs — $335,643)
•

Total Equity Value at Risk: $1,407,953, representing 282% of the Company’s current aggregate amount of $500,000 required under the share ownership guidelines for non-employee Directors and 1,408% of the Director’s annual retainer.

2018 Meeting Attendance:

•	Board — 5/5
•	Audit and Risk Committee — 8/8
•	Nominating and Corporate Governance Committee — 4/4

Mr. Robertson has served on the Board since June 2016. From July 2013 through August 2016, Mr. Robertson served as Executive Vice President and Head, Anti-Money Laundering, at BMO Financial Group (“BMO”), a diversified financial services organization. Prior to that role, he served as Executive Vice President, Business Integration, at BMO Financial Group, and as Vice Chair at BMO Financial Corp. from March 2011. He joined BMO as interim Chief Financial Officer, BMO Financial Group in March 2008 and was appointed Chief Financial Officer, BMO Financial Group in August 2009. Before joining BMO, Mr. Robertson spent over 35 years as a Chartered Public Accountant. In this capacity, he held various senior positions with a number of major accounting firms, including Vice Chair, Deloitte & Touche LLP in Toronto, Canada, from 2002 to 2008, and Canadian Managing Partner, Arthur Andersen LLP, from 1994 to 2002. Mr. Robertson holds a Bachelor of Arts degree (Honours) from the Ivey School of Business at the University of Western Ontario.

Mr. Robertson has served on the board of Hydro One Limited, an electricity transmission and distribution utility serving the Canadian province of Ontario, since August 2018, and since June 2012 has served on the board of Turquoise Hill Resources, a Canadian mineral exploration and development company. Mr. Robertson previously served on the board of Virtus Investment Partners, Inc., a multi-manager asset management business, from May 2013 to August 2016.

Director Qualifications:

The Board has determined that Mr. Robertson’s extensive experience of complex financial matters at Deloitte & Touche LLP and Arthur Andersen LLP, in-depth knowledge of financial and accounting matters and leadership capabilities in senior finance positions qualify him to serve as a member of the Board and as Chairman of the Audit and Risk Committee.

Mr. Russel C. Robertson

Ontario, Canada

Age 71

Independent

Stock Ownership:

•	0 Common Shares — $0
•	77,377 RSUs (comprised of 63,496 vested RSUs — $1,535,333 and 13,881 unvested RSUs — $335,643)
•

Total Equity Value at Risk: $1,535,333, representing 307% of the Company’s current aggregate amount of $500,000 required under the share ownership guidelines for non-employee Directors and 1,535% of the Director’s annual retainer.

2018 Meeting Attendance:

•	Board — 5/5
•	Audit and Risk Committee — 8/8
•	Conduct and Compliance Committee — 4/4

Mr. Ross has served on the Board since March 2016 and was appointed our Lead Independent Director in June 2016. He has served as the President of Volcker Alliance since July 2016, where he also serves as a director. He is President Emeritus of the University of North Carolina (“UNC”), having served as President from January 2011 to January 2016. Mr. Ross currently serves as the Sanford Distinguished Fellow in Public Policy at the Duke University Sanford School of Public Policy. Prior to becoming President of the UNC system, Mr. Ross served as President of Davidson College, Executive Director of the Z. Smith Reynolds Foundation, director of the North Carolina Administrative Office of the Courts, a Superior Court judge, chief of staff to U.S. Congressman Robin Britt, a member of the Greensboro, NC law firm Smith, Patterson, Follin, Curtis, James & Harkavy, and as an Assistant Professor of Public Law and Government at UNC Chapel Hill’s School of Government.

Director Qualifications:

The Board has determined that Mr. Ross’s demonstrated leadership in senior management positions, extensive experience with corporate governance responsibilities and complex knowledge of legal, compliance and operational issues qualify him to serve as a member of the Board and the committees on which he serves.

Mr. Thomas W. Ross, Sr.

North Carolina, USA

Age 68

Independent

Stock Ownership:

•	9,000 Common Shares — $217,620
•	57,109 RSUs (comprised of 43,228 vested RSUs — $1,045,253 and 13,881 unvested RSUs — $335,643)
•

Total Equity Value at Risk: $1,262,873, representing 253% of the Company’s current aggregate amount of $500,000 required under the share ownership guidelines for non-employee Directors and 1,263% of the Director’s annual retainer.

2018 Meeting Attendance:

•	Board — 5/5
•	Nominating and Corporate Governance Committee — 4/4
•	Conduct and Compliance Committee — 4/4

Dr. von Eschenbach was appointed to the Board in October 2018. Since 2010, Dr. von Eschenbach has been the President of Samaritan Health Initiatives, Inc., a health care policy consultancy, and an Adjunct Professor at University of Texas MD Anderson Cancer Center. From September 2005 to January 2009, Dr. von Eschenbach served as Commissioner of the US Food and Drug Administration (the “FDA”). He was appointed Commissioner of the FDA after serving for four years as Director of the National Cancer Institute at the National Institutes of Health. As a researcher, clinician and administrator, Dr. von Eschenbach served for twenty-six years at the University of Texas MD Anderson Cancer Center as Chairman of Urology, Director of the Prostate Cancer Research Program and Executive Vice President and Chief Academic Officer. He earned a B.S. from St. Joseph’s University and a medical degree from Georgetown University School of Medicine in Washington, D.C., where he completed a residency in surgery and urology and then a fellowship in urologic oncology.

From 2011 to 2013, Dr. von Eschenbach served on the boards of BioTime, Inc., a clinical-stage biotechnology company, and Elan Corporation Plc, a pharmaceutical company which was acquired by Perrigo in 2013. He also served on the board of Asterias Biotherapeutics, a biotechnology company focused on regenerative medicine, from 2013 to 2014.

Director Qualifications:

The Board has determined that Dr. von Eschenbach’s broad experience serving as a director of public and private companies and non-profit organizations in the pharmaceutical industry, as well as serving as an advisor and consultant to entities engaged in policy development in the pharmaceutical industry, qualify him to serve as a member of the Board and the committee on which he serves.

Andrew C. von Eschenbach, M.D.

Texas, USA

Age 77

Independent

Stock Ownership:

•	1,000 Common Shares — $24,180
•	5,832 RSUs (comprised of 5,832 unvested RSUs — $141,018)
•

Total Equity Value at Risk: $24,180, representing 5% of the Company’s current aggregate amount of $500,000 required under the share ownership guidelines for non-employee Directors and 24% of the Director’s annual retainer.

2018 Meeting Attendance:

•	Board — 1/1

Dr. Wechsler has served on the Board since June 2016. She has been a practicing dermatologist in New York City since 2005. Dr. Wechsler is the author of The Mind-Beauty Connection, published by Simon & Schuster in 2008. She is board certified in both dermatology and psychiatry and is also an Adjunct Clinical Professor in Psychiatry at the Weill Cornell Medical College. As an expert on skin health, Dr. Wechsler serves as an advisor for Chanel Skin Care and is also a certified trainer and well-known KOL Speaker, qualified to teach physicians and other medical professionals in the use of various dermatological products. Dr. Wechsler is an active member of several medical professional organizations, including the American Academy of Dermatology, the American Psychiatric Association, the American Academy of Child and Adolescent Psychiatry, the Independent Doctors of New York, The Physicians Scientific Society, and The Skin Cancer Foundation. Dr. Wechsler completed her residency in psychiatry and a fellowship in child and adolescent psychiatry at New York Presbyterian Hospital’s Payne Whitney Clinic. She also completed a residency in dermatology at SUNY Downstate Medical Center.

Director Qualifications:

The Board has determined that Dr. Wechsler’s many years of experience as a board-certified dermatologist and psychiatrist, her strong knowledge of medical products to assist patients with their medical needs and her insight into the medical field and pharmaceutical industry and healthcare related issues qualify her to serve as a member of the Board and on the committees on which she serves.

Amy B. Wechsler, M.D.

New York, USA

Age 49

Independent

Stock Ownership:

•	0 Common Shares — $0
•	73,165 RSUs (comprised of 59,284 vested RSUs — $1,433,487 and 13,881 unvested RSUs — $335,643)
•

Total Equity Value at Risk: $1,433,487, representing 287% of the Company’s current aggregate amount of $500,000 required under the share ownership guidelines for non-employee Directors and 1,433% of the Director’s annual retainer.

2018 Meeting Attendance:

•	Board — 5/5
•	Talent and Compensation Committee — 5/5
•	Conduct and Compliance Committee — 4/4

None of the Directors or Director nominees were selected for nomination at this year’s Annual Meeting pursuant to any arrangement or understanding. None of the Directors or Director nominees are related by blood, marriage or adoption to one another or to any Named Executive Officer of the Company.

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

The Board is committed to sound and effective corporate governance practices with the goal of ensuring the Company’s financial strength and overall business success. Our governance practices are periodically assessed against those practices suggested by recognized governance authorities and are designed to maintain alignment with shareholder interests and key governance best practices.

Director Independence

The Board believes that, in order to be effective, our Board must be able to operate independently of management. As described in our Corporate Governance Guidelines, available on our website at www.bauschhealth.com (under the tab “Investors” and under the subtab “Corporate Governance- Corporate Governance Documents”), a sufficient number of Directors must satisfy the applicable tests of independence, such that the Board complies with all independence requirements under corporate and securities laws and stock exchange requirements applicable to the Company. The Corporate Governance Guidelines further provide that the Nominating and Corporate Governance Committee, as well as the Board, reviews the relationships that each Director has with the Company in order to satisfy itself that these independence criteria have been met. On an annual basis, as part of our disclosure procedures, all Directors complete a questionnaire pertaining to, among other things, share ownership, family and business relationships, and Director independence standards. The Board must then disclose in the Company’s annual management proxy circular and proxy statement the identity of each of the independent Directors and the basis for the Board’s determination for each of the Directors who are not independent.

The Board is currently comprised of eleven members. The Board has determined that ten of our eleven current Directors (or 91%) are “independent Directors” within the meaning of applicable regulatory and stock exchange requirements in Canada and the United States, as none of them have a material relationship with the Company that could interfere with their exercise of independent judgment. The ten independent Directors currently on the board are: Mr. Ross (Lead Independent Director), Mr. De Schutter, Mr. Hale, Dr. Karabelas, Ms. Kavanagh, Mr. Paulson, Mr. Power, Mr. Robertson, Dr. von Eschenbach, and Dr. Wechsler.

None of our current Directors or Director nominees have entered into employment, service or similar contracts with us, with the exception of Mr. Papa. On April 25, 2016, Mr. Papa entered into an employment agreement with the Company as its Chairman of the Board and CEO. For this reason, the Board has determined that he is not an independent Director and will not be eligible to serve on the Audit and Risk Committee, the Talent and Compensation Committee, or the Nominating and Corporate Governance Committee.

Board Leadership Structure

Our Corporate Governance Guidelines provide that our Board may determine from time to time the most effective leadership structure for the Company, including whether the same individual should serve both as Chairman of the Board and the CEO. Mr. Papa, our Chief Executive Officer (“CEO”), also serves as Chairman of the Board. Due to the in-depth knowledge of the Company’s operations gained by serving as CEO, Mr. Papa is well positioned to identify and lead Board deliberations regarding important matters relating to the Company’s operations, strategic priorities, and overall development. The Board believes that serving as both CEO and Chairman of the Board enables Mr. Papa to facilitate effective communication between Company management and the Board and to ensure key issues and recommendations are brought to the attention of the Board. The Board believes that this leadership structure, in conjunction with the appointment of a Lead Independent Director, is the most effective for the Company at this time, and that the existing corporate governance practices effectively achieves independent oversight and management accountability.

Our Corporate Governance Guidelines also provide that, if the same individual serves as Chairman of the Board and CEO, or if the Chairman of the Board is otherwise not independent, our Board shall appoint a Lead Independent Director. Our independent Directors annually appoint a Lead Independent Director. Mr. Ross has been appointed to serve as Lead Independent Director each year since June 2016.

The responsibilities of the Lead Independent Director are set forth in the Company’s Position Description for the Lead Independent Director, which is posted on the Company’s website at www.bauschhealth.com (under the tab “Investors” and under the subtab “Corporate Governance- Corporate Governance Documents”). These responsibilities include: (i) fostering processes that allow the Board to function independently of management and encouraging open and effective communication between the Board and management of the Company; (ii) providing input to the Chairman on behalf of the independent Directors with respect to Board agendas; (iii) presiding at all meetings of the Board at which the Chairman is not present, as well as regularly scheduled executive sessions of independent Directors; (iv) in the case of a conflict of interest involving a Director, if appropriate, asking the conflicted Director to leave the room during discussion concerning such matter and, if appropriate, asking such Director to recuse him or herself from voting on the relevant matter; (v) communicating with the Chairman and the CEO, as appropriate, regarding meetings of the independent Directors and resources and information necessary for the Board to effectively carry out its duties and responsibilities; (vi) serving as liaison between the Chairman and the independent Directors; (vii) being available to Directors who have concerns that cannot be addressed through the Chairman; (viii) calling meetings of the independent Directors, as needed or when appropriate; and (ix) performing other functions as may reasonably be requested by the Board or the Chairman. In the event the Company appoints an independent Chairman of the Board, the responsibilities of the Lead Independent Director will be assumed by the independent Chairman of the Board.

Meetings of Independent Directors

The Corporate Governance Guidelines provide that at any meeting of the Board, the independent Directors of the Board shall meet in executive session and that an opportunity shall be provided during the meeting for any member of the Board to make such a request. Consequently, the independent Directors currently meet in executive sessions, chaired by our Lead Independent Director, at a majority of our regularly scheduled Board meetings. During 2018, our independent Directors held executive sessions at each of the four regularly-scheduled Board meetings.

Meetings of the Board

The Board meets regularly, at least four times per year, including at least once annually to review our strategic plan. Additional meetings can be called when necessary. From January 1, 2018 to December 31, 2018, the Board had four regularly scheduled meetings and one ad hoc meeting to review specific matters. All agendas of the meetings are set by the Chairman of the Board in consultation with the Board committee Chairpersons, as necessary.

As required under the Articles of the Company, in order to transact business at any Board meeting, at least 50% of the Directors then in office must be present. During 2018, each incumbent director attended 100% of the meetings held by our Board and all Board committees on which such Director served.

During 2018, the Board had six standing committees: the Audit and Risk Committee, the Talent and Compensation Committee, the Nominating and Corporate Governance Committee, the Finance and Transactions Committee, the Conduct and Compliance Committee, which was dissolved on October 30, 2018, and the Science and Technology Committee, which was established on October 30, 2018 and did not meet during 2018.

Directors are expected to attend and participate in substantially all meetings of the Board and of all committees on which they serve. The attendance records of our Directors at Board and meetings of the committees for each Director who served as a Director of the Company during 2018 are set forth below.

	Board 5 Meetings		Audit and Risk Committee 8 Meetings		Talent and Compensation Committee 5 Meetings		Nominating and Corporate Governance Committee 4 Meetings		Conduct and Compliance Committee(1) 4 Meetings		Finance and Transactions Committee 6 Meetings			Overall
Director	#	%	#	%	#	%	#	%	#	%	#		%	#	%
Richard U. De Schutter	5/5	100%	—	—	5/5	100%	—	—	—	—	6/6		100%	16/16	100%
Dr. Frederic N. Eshelman(2)	1/1	100%	—	—	—	—	—	—	1/1	100%	2/2		100%	4/4	100%
D. Robert Hale	5/5	100%	—	—	5/5	100%	—	—	—	—	6/6		100%	16/16	100%
Dr. Argeris (Jerry) N. Karabelas	5/5	100%	—	—	5/5	100%	—	—	—	—	5/5	(3)	100%	15/15	100%
Sarah B. Kavanagh	5/5	100%	8/8	100%	—	—	4/4	100%	—	—	1/1	(4)	100%	18/18	100%
Joseph C. Papa	5/5	100%	—	—	—	—	—	—	—	—	—		—	5/5	100%
John A. Paulson	5/5	100%	—	—	—	—	—	—	—	—	6/6		100%	11/11	100%
Robert N. Power	5/5	100%	8/8	100%	—	—	4/4	100%	—	—	—		—	17/17	100%
Russel C. Robertson	5/5	100%	8/8	100%	—	—	—	—	4/4	100%	—		—	17/17	100%
Thomas W. Ross, Sr.	5/5	100%	—	—	—	—	4/4	100%	4/4	100%	—		—	13/13	100%
Andrew C. von Eschenbach, M.D.(5)	1/1	100%	—	—	—	—	—	—	—	—	—		—	1/1	100%
Amy B. Wechsler, M.D.	5/5	100%	—	—	5/5	100%	—	—	4/4	100%	—		—	14/14	100%

(1)	The Conduct and Compliance Committee was dissolved on October 30, 2018, and its duties and responsibilities were absorbed by the Audit and Risk Committee.
(2)

Dr. Eshelman did not stand for reelection at the 2018 Annual Meeting of Shareholders held on April 30, 2018 (the “2018 Annual Meeting”). His attendance records relate only to the period from January 1, 2018 to the date of the 2018 Annual Meeting.

(3)	Dr. Karabelas served on the Finance and Transactions Committee through November 5, 2018.
(4)	Ms. Kavanagh was appointed to the Finance and Transactions Committee effective November 6, 2018.
(5)	Attendance records for Dr. von Eschenbach relate only to the period following his appointment to the Board on October 29, 2018.

Although we do not have a formal policy requiring attendance of Directors at our Annual meetings, we expect all Directors to attend the Annual Meeting absent exceptional circumstances. All incumbent Directors attended the 2018 Annual Meeting, with the exception of Dr. Eshelman, who did not stand for election at the 2018 Annual Meeting.

Charter of the Board

The Board is responsible for the overall stewardship of the Company and its business, including supervising the management of the Company’s business and affairs. The Board discharges this responsibility directly and through delegation of specific responsibilities to committees of the Board and to our officers. Under the charter of the Board (the “Board Charter”), the Board has established committees to assist with its responsibilities. Our current standing Board committees are: the Audit and Risk Committee, the Talent and Compensation Committee, the Nominating and Corporate Governance Committee, the Finance and Transactions Committee, and the Science and Technology Committee.

Under the Board Charter, the Board is responsible for, among other things, the following corporate governance-related matters: (i) overseeing the Company’s performance and the quality, depth and continuity of management needed to meet the Company’s strategic objectives; (ii) developing and approving the Company’s approach to and practices regarding corporate governance; (iii) succession planning; (iv) overseeing orientation and education programs for new Directors and ongoing education opportunities for continuing Directors; (v) reviewing, discussing and approving the Company’s strategic planning and organizational structure and supervising management to oversee that the strategic planning and organizational structure preserve and enhance the business of the Company and the Company’s underlying value; (vi) approving and assessing compliance with all significant policies and procedures by which the Company is operating, including the Company’s Standards of Business Conduct (as described below); (vii) reviewing the Company’s principal risks and assessing whether appropriate systems are in place to manage such risks; and (viii) ensuring the integrity and adequacy of the Company’s internal controls.

The Board Charter is attached to this Proxy Statement as Exhibit A and is available on our website at www.bauschhealth.com (under the tab “Investors” and under the subtab “Corporate Governance- Corporate Governance Documents”).

Position Descriptions

The Board has developed written position descriptions for the Chairman of the Board, the CEO, the Lead Independent Director, and the Chairpersons of each of the Audit and Risk Committee, the Nominating and Corporate Governance Committee, the Talent and Compensation Committee, the Finance and Transactions Committee, and the Science and Technology Committee. The position descriptions are reviewed annually and are posted on our website at www.bauschhealth.com (under the tab “Investors” and under the subtab “Corporate Governance- Corporate Governance Documents”).

Orientation and Continuing Education

The Nominating and Corporate Governance Committee oversees the Board’s continuing education program, which was developed to assist Directors in maintaining or enhancing their skills and abilities as Directors and updating their knowledge and understanding of the Company and the pharmaceutical industry. New Directors are oriented to the roles of the Board and individual Directors and the business and affairs of the Company through discussions with the incumbent Directors and the Company’s management by periodic presentations from senior management on major business, industry and competitive issues. Management and outside advisors provide information and education sessions to the Board and its committees as necessary to keep the Directors up-to-date with, among other things, (i) disclosure and corporate governance requirements and best practices; (ii) the Company, its business and the environment in which it operates, and (iii) developments in the responsibilities of Directors. The Board may invite representatives of various business units to Board meetings to discuss business strategy and market analysis, as well as make on-site visits of the operations of the Company at the various facilities of the Company. Directors may also attend outside conferences and seminars that are relevant to their roles at the Company’s expense, with the approval of the Chairman of the Board. In 2018, our Directors participated in outside seminars and conferences on educational topics that included healthcare industry dynamics, climate change, cybersecurity, finance, audit matters, and issues of general importance to board members.

Ethical Business Conduct

Standards of Business Conduct

We have a written code of business conduct and ethics entitled the Standards of Business Conduct (the “Standards”) for our Directors, officers and employees that sets out the Board’s expectations for the conduct of such persons in their dealings on behalf of the Company. Our employees, officers, and Directors are required to maintain an understanding of, and ensure that they comply with, the Standards. Supervisors are responsible for maintaining awareness of the Standards and for reporting any deviations to management. In addition, the Standards require the Company to conduct regular audits to test compliance with the Standards. Subject to Board approval, responsibility for the establishment and periodic update and review of the Standards falls within the mandate of the Audit and Risk Committee.

Our employees, officers and Directors are required to immediately report violations of the Standards and can report confidentially and anonymously through the Company’s business ethics hotline. In addition, employees who believe their conduct or that of a fellow employee or a third party may have violated any laws or any portion of the Standards or the various policies referenced throughout have an obligation to report the matter to their supervisor, appropriate department head, division President, Chief Compliance Officer, and/or General Counsel. All potential violations must in turn be reported to the General Counsel and Chief Compliance Officer. The Board has established reporting procedures in order to encourage employees, officers and Directors to raise concerns regarding matters addressed by the Standards on a confidential basis free from discrimination, retaliation or harassment. Employees and officers of the Company who violate the Standards may face disciplinary actions, including dismissal.

Code of Ethics

We also have a Code of Ethics for the CEO and Senior Finance Executives (the “Code of Ethics”), which is designed to deter wrongdoing and promote (i) honest and ethical conduct in the practice of financial management, (ii) full, fair, accurate, timely and understandable disclosure, and (iii) compliance with all applicable laws and regulations. Violations of the Code of Ethics are reported to the General Counsel or Chief Compliance Officer. Failure to observe the terms of the Code of Ethics may result in disciplinary action, including dismissal.

The Standards (including the Code of Ethics) are available on our website at www.bauschhealth.com (under the tab “Investors” and under the subtab “Corporate Governance- Governance Documents”). These documents are also available in print to shareholders upon request. Shareholders may submit their request to Investor Relations, Bausch Health Companies Inc., 2150 Saint Elzear Blvd. West, Laval, Quebec H7L 4A8, Canada.

We intend to satisfy any disclosure requirements regarding amendments to or waivers of, any provision of the Standards or its appendix that sets forth certain additional information relating to the Code of Ethics by posting such information on the Company’s website at www.bauschhealth.com (under the tab “Investors” and under the subtab “Corporate Governance- Governance Documents”).

Directors’ Share Ownership

To support the alignment of Directors’ interests with our interests and those of our shareholders, the Board has adopted share ownership guidelines for our non-employee Directors. The Directors’ share ownership guidelines, which are set forth in our Corporate Governance Guidelines, provide that each non-employee Director is expected to hold or control Common Shares, vested restricted or deferred share units, or a combination thereof, valued at five (5) times the annual Board cash retainer not later than the fifth anniversary of his or her election or appointment to the Board or, for individuals who were Directors on May 30, 2012, not later than May 30, 2017. Based on the current annual cash retainer of the Board of $100,000, the minimum value of equity each of our non-employee Directors are required to hold is $500,000. All of our non-employee directors, except for Dr. von Eschenbach, have satisfied the minimum equity ownership requirement based on the $24.18 per share closing price of our Common Shares on March 4, 2019, as reported on the NYSE. Dr. von Eschenbach, who was appointed to the Board on October 29, 2018, will have until October 29, 2023 to meet the Director share ownership requirements described in this paragraph.

Mr. Papa is excluded from the share ownership guidelines for non-employee Directors. He is subject to share ownership guidelines established by our Talent and Compensation Committee, as further discussed in the section titled “Compensation Discussion and Analysis – Other Compensation Governance Practices – Share Ownership Guidelines” beginning on page 52.

Risk Oversight

Our Board participates in risk management oversight, with a view of supporting the achievement of organizational objectives, including strategic objectives, improving long-term organizational performance and enhancing shareholder value. In addition, the Audit and Risk Committee assists the Board in monitoring and overseeing the Company’s Standards and risk management, including with respect to cybersecurity risks, provides oversight for the Company’s global ethics and healthcare compliance program, and oversees the Company’s receipt and handling of business ethics reports received pursuant to the Company’s Business Ethics Reporting Program. Various other committees of the Board also have responsibility for monitoring risk management in specific areas. For example, the Talent and Compensation Committee annually reviews and discusses with management the relationship between the Company’s compensation policies and practices and its risk management, including the extent to which those policies and practices create risks for the Company. See “Talent and Compensation Committee — Compensation Risk Determination” below. In addition, the Nominating and Corporate Governance Committee periodically provides oversight with respect to risks associated with our corporate governance policies and practices, including our Corporate Governance Guidelines. The Nominating and Corporate Governance Committee also oversees and reviews evaluations of the Board and each of our Board committees.

Under the supervision of our Board, our management is responsible for assessing and managing our exposure to various risks. We have a global Enterprise Risk Management (“ERM”) office that reports to our Executive Vice President and General Counsel. The objectives of the ERM office include, but are not limited to, managing known risks through assessments and action plans, identifying emerging risks and reporting on the ERM process and risk findings to the Audit and Risk Committee on a quarterly basis.

Board Committees

During 2018, the Board had six standing committees: the Audit and Risk Committee, the Talent and Compensation Committee, the Nominating and Corporate Governance Committee, the Finance and Transactions Committee, the Conduct and Compliance Committee and the Science and Technology Committee. On October 30, 2018, the Board (i) dissolved the Conduct and Compliance Committee, the duties of which committee were assumed by the Audit and Risk Committee, and (ii) formed the Science and Technology Committee, which did not meet during 2018. No member of any committee is presently an employee of the Company or its subsidiaries. The specific responsibilities of each of the Audit and Risk Committee, the Talent and Compensation Committee, the Nominating and Corporate Governance Committee, the Finance and Transactions Committee, and the Science and Technology Committee are identified in each such committee’s charter. Copies of the charters for each of the foregoing committees are available on our website at www.bauschhealth.com (under the tab “Investors” and under the subtab “Corporate Governance- Corporate Governance Documents”) and are also available in print to shareholders upon request submitted to Investor Relations, Bausch Health Companies Inc., 2150 Saint Elzear Blvd. West, Laval, Quebec H7L 4A8, Canada.

The Chairman of the Board and the Chairperson of each of the Audit and Risk Committee, the Talent and Compensation Committee and the Nominating and Corporate Governance Committee are expected to be available to respond to questions from shareholders at the Annual Meeting.

The table below sets forth each current Director’s membership on our current standing Board committees.

	Audit and Risk Committee	Talent and Compensation Committee	Nominating and Corporate Governance Committee	Finance and Transactions Committee	Science and Technology Committee
Richard U. De Schutter		✓		✓
D. Robert Hale		✓		Chairperson
Dr. Argeris (Jerry) N. Karabelas		Chairperson			✓
Sarah B. Kavanagh	✓		✓	✓
Joseph C. Papa(1)
John A. Paulson				✓
Robert N. Power	✓		Chairperson		✓
Russel C. Robertson	Chairperson		✓
Thomas W. Ross, Sr.(2)	✓		✓
Andrew C. von Eschenbach, M.D.					Chairperson
Amy B. Wechsler, M.D.		✓			✓

(1)	Chairman of the Board

(2)	Lead Independent Director

Audit and Risk Committee

The Audit and Risk Committee is currently comprised of four independent Directors: Mr. Robertson (Chairperson), Ms. Kavanagh, Mr. Power and Mr. Ross. The responsibilities, powers and operation of the Audit and Risk Committee are set out in the written charter of the Audit and Risk Committee (the “Audit and Risk Committee Charter”). Pursuant to the Audit and Risk Committee Charter, each member of the Audit and Risk Committee is an independent Director as defined and required by applicable regulatory and stock exchange rules. The Board has concluded that each member of the Audit and Risk Committee is “financially literate” as defined under National Instrument 52-110 — Audit Committees and as required under NYSE rules, and each of Mr. Robertson and Ms. Kavanagh qualify as an “audit committee financial expert” under the regulations promulgated by the Securities and Exchange Commission.

The Audit and Risk Committee operates pursuant to the Audit and Risk Committee Charter. Its responsibilities include, among other things, responsibility for reviewing and recommending to the Board our annual financial statements and management’s discussion and analysis of results of operation and financial condition (“MD&A”) and reviewing and approving our interim financial statements and MD&A. As contemplated in the Audit and Risk Committee Charter, the Audit and Risk Committee periodically meets with our internal auditor and with our external auditors without management being present. The Audit and Risk Committee also recommends to the Board the external auditors to be nominated for approval by the Company’s shareholders, as well as the compensation of the external auditors. The Audit and Risk Committee Charter provides that the Audit and Risk Committee must establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing practices.

In accordance with the Audit and Risk Committee Charter, the Audit and Risk Committee also provides assistance to the Board in fulfilling its oversight function with respect to: (i) the quality and integrity of our financial statements; (ii) compliance with our Standards of Business Conduct, and legal and regulatory requirements, including with respect to disclosure of financial information; (iii) the qualifications, performance and independence of our external auditor; (iv) the performance of our senior finance employees and internal audit function; (v) internal controls and certifications; (vi) monitoring the appropriateness and effectiveness of the Company’s risk management systems and policies, including evaluating on a regular basis the effectiveness and prudence of senior management in managing the Company’s operations and the risks to which it is exposed; and (vii) overseeing the Company’s compliance programs, policies and procedures, and investigating compliance matters.

The Audit and Risk Committee Charter provides that no member of the Audit and Risk Committee may hold 10% or more of the Company’s capital stock or serve simultaneously on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair his or her ability to serve effectively on the Audit and Risk Committee.

Talent and Compensation Committee

The Talent and Compensation Committee is currently comprised of four independent Directors: Dr. Karabelas (Chairperson), Mr. De Schutter, Mr. Hale, and Dr. Wechsler. The responsibilities, powers and operation of the Talent and Compensation Committee are set out in the written charter of the Talent and Compensation Committee (the “Talent and Compensation Committee Charter”). In accordance with the Talent and Compensation Committee Charter, each member of the Talent and Compensation Committee is an independent Director as defined and required by applicable regulatory and stock exchange rules.

As described in the Talent and Compensation Committee Charter, the key responsibilities of the Talent and Compensation Committee include: (i) reviewing and approving corporate goals and objectives in connection with the compensation of our CEO, evaluating the CEO’s performance in light of those goals and objectives, and (either as a committee or together with the other independent Directors who satisfy the independence, “non-employee” and “outside director” requirements under the Talent and Compensation Committee Charter) determining and approving the compensation of the CEO based on such evaluation; (ii) reviewing and approving each element of total compensation for all officers (as such term is defined in Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)); (iii) reviewing and approving arrangements with executive officers relating to their employment relationships with us; (iv) reviewing talent management and succession planning materials for key roles; (v) providing strategic supervision of our benefit plans, programs and policies; and (vi) reviewing and recommending to the Board for approval the CD&A to be included in the Company’s annual management proxy circular and proxy statement and/or annual report on Form 10-K, and preparing the Talent and Compensation Committee Report.

Compensation

For details on the philosophy and approach adopted by the Talent and Compensation Committee with respect to compensation of our officers, please see “Compensation Discussion and Analysis” beginning on page 38.

The Talent and Compensation Committee has the authority to retain and compensate any consultants and advisors it considers necessary to fulfill its mandate. It shall, annually or on an as-needed basis, specify the work to be performed by, and agree on the associated fees to be paid to the compensation consultants. It shall also review annually the work performed and fees paid. In addition, the Talent and Compensation Committee Charter provides that the Talent and Compensation Committee shall report to the Board, on an annual basis, the nature of any additional work or non-Board based services conducted by any such compensation consultant and associated fees paid, if approved by the Chairperson of the Talent and Compensation Committee.

Periodically, and at least annually, the Talent and Compensation Committee selects and retains independent consultants to conduct comprehensive reviews and assessments of our policies, procedures and internal controls for setting compensation of the CEO and other members of senior management. The consultant prepares and submits relevant information and analyses to the Talent and Compensation Committee. As discussed below under “Compensation Discussion and Analysis,” in 2018, the Talent and Compensation Committee retained Pay Governance LLC (“Pay Governance”), as its independent consultant to provide advice on compensation matters. Pay Governance’s services included the following: (i) periodically reviewing our executive compensation programs, including base salary, short-term incentives, equity-based incentives, total cash compensation levels and total direct compensation of certain senior positions, against those of a peer group of similar-sized pharmaceutical companies as measured by revenue and/or market capitalization; (ii) advising the Talent and

Compensation Committee with regard to the compensation packages of the CEO and other members of senior management; (iii) reviewing the proxy and specifically the Compensation Discussion and Analysis; and (iv) preparing and attending select Talent and Compensation Committee Meetings. During 2018, Pay Governance provided services to both the Talent and Compensation Committee and the Nominating and Corporate Governance Committee. Pay Governance did not provide any additional services to the Company during the fiscal year 2018. The Talent and Compensation Committee has assessed, at the relevant times, the independence of Pay Governance and concluded that its engagement of Pay Governance did not raise any conflict of interest with the Company or any of the Company’s Directors or executive officers.

The Talent and Compensation Committee considers the advice and analysis of the independent compensation consultants, together with other factors the Talent and Compensation Committee considers appropriate (including feedback from shareholders and corporate governance groups, market data, knowledge of the comparator group and personal knowledge and experience of the Talent and Compensation Committee members), in reaching its decisions and making compensation determinations for the CEO and executive officers.

Succession Planning

The Board regularly undertakes a thorough review of succession planning for the members of the Company’s Executive Committee, including our CEO, over the course of the year, led by the efforts of the Talent and Compensation Committee. The Talent and Compensation Committee continuously reviews the Executive Committee and key positions within the Company to ensure the continuity and comprehensiveness of succession planning companywide. Among other factors, the Talent and Compensation Committee considers the level of representation of women in executive officer and managerial positions when making appointments and during succession planning by taking into account the overall number of women currently serving in such roles at the Company and by actively considering women candidates for such positions when they become available; however, the Company does not have a specific target number or date by which to achieve a specific level of representation of women in executive officer and managerial positions, as it considers a multitude of factors in determining the best person for any position. Women currently lead a substantial portion of our businesses and global functions, in the following roles: EVP and General Counsel (who also serves as an executive officer of the Company); SVP and Chief Human Resources Officer; President, Diversified Products; SVP and General Manager, Ophthalmology Pharmaceuticals & Surgical; SVP, Global Chief Compliance Officer; VP, International Vision Care; and VPs of Marketing and/or Sales for various lines of business. Currently, one (representing 14%) of the Company’s executive officers is a woman.

The Board regularly receives exposure to executives, managers and other personnel in the organization by having the executives and managers participate in Board meetings and present on the Company’s business and strategy. The Board’s participation in these events provides significant exposure to the Company’s leadership team and strategic focus, which greatly enhances the Board’s ability to conduct succession planning, as well as to gain insight as it oversees organization risk and strategy.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is currently comprised of four independent Directors: Mr. Power (Chairperson), Ms. Kavanagh, Mr. Robertson and Mr. Ross. The responsibilities, powers and operation of the Nominating and Corporate Governance Committee are set out in the committee’s written charter (the “Nominating and Corporate Governance Committee Charter”). As required by the Nominating and Corporate Governance Committee Charter, each member of the Nominating and Corporate Governance Committee is an independent Director as defined and required by applicable regulatory and stock exchange rules.

As described in the Nominating and Corporate Governance Committee Charter, the key responsibilities of the Nominating and Corporate Governance Committee include: (i) identifying individuals qualified to become Directors and recommending to the Board new nominees for election by shareholders or for appointment by the Board, and engaging the services of third party search firms to assist in identifying such individuals;

(ii) providing recommendations to the Board regarding the competencies and skills the Board should possess, and the qualifications of its Directors; (iii) recommending for Board approval, if appropriate, revisions to our corporate governance practices and procedures; (iv) developing new charters for any new committees established by the Board, if not otherwise mandated by the Board; (v) monitoring relationships and communication between management and the Board and monitoring emerging best practices in corporate governance; (vi) reviewing the composition and mandate of the Board and each committee of the Board annually and, if appropriate, recommending to the Board any changes it considers desirable with respect thereto; and (vii) overseeing our orientation process for new Directors and our continuing education program for all Directors.

The Nominating and Corporate Governance Committee annually develops and recommends processes for assessing the performance and effectiveness of the Board and the committees of the Board, and reports annually to the Board on the results of such assessments. Pursuant to these processes established by the Nominating and Corporate Governance Committee and adopted by the Board, the Board and each committee conduct annual self-assessments of their performance and effectiveness. The self-assessments include a review of the compliance of the Board and each committee with their respective charters, the adequacy of information provided, the skills and experience of the members, and other similar matters. The results of the individual Directors’ surveys are compiled by the Chairperson of the Nominating and Corporate Governance Committee and presented to the Lead Independent Director and Chairman of the Board for discussion. Following these discussions, the Chairperson of the Nominating and Corporate Governance Committee provides a report to the full Board identifying the opportunities for improvement identified in the self-assessment process. The Board has previously conducted periodic peer reviews of the Directors to supplement the annual Board and committee self-assessments, and will do so again when the Board determines peer reviews will add value to these annual self-assessments. The Nominating and Corporate Governance Committee also makes recommendations to the Board regarding Director compensation. During 2018, Pay Governance provided advisory services to the Nominating and Corporate Governance Committee with respect to non-employee Director compensation. For more information on the compensation of our non-employee Directors, please see “Director Compensation” beginning on page 67.

Finance and Transactions Committee

The Finance and Transactions Committee is currently comprised of four independent Directors: Mr. Hale (Chairperson), Mr. De Schutter, Ms. Kavanagh, and Mr. Paulson. It was established to assist the Board in providing fiduciary oversight and strategic advice with respect to the Company’s significant transactional activities, advising the Board regarding the Company’s significant financing activities and monitoring the overall financial condition of the Company and the impact of our significant financing activities.

Science and Technology Committee

The Science and Technology Committee is currently comprised of four independent Directors: Dr. von Eschenbach (Chairperson), Dr. Karabelas, Mr. Power, and Dr. Wechsler. The Science and Technology Committee was established to provide oversight and strategic advice with respect to the Company’s research and development programs and pipeline, and the Company’s strategic direction and development in research and development and technology.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Each of Dr. Karabelas, Mr. De Schutter, Mr. Hale, and Dr. Wechsler, representing all of the Directors who served on the Talent and Compensation Committee during 2018, is (i) a non-employee Director for purposes of Rule 16b-3 of the Exchange Act, as amended, (ii) an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), to the extent applicable, and (iii) an independent Director. None of the members of the Talent and Compensation Committee is a current or former officer of the Company. There were no compensation committee interlocks with other companies in 2018 within the meaning of Item 407(e)(4)(iii) of Regulation S-K. See “Certain Transactions — Certain Related-Person Transactions” below for a description of related-person transactions.

EXECUTIVE OFFICERS

The executive officers of the Company are as follows:

Name	Age	Title
Joseph C. Papa	63	Chairman of the Board and Chief Executive Officer
Paul S. Herendeen	63	Executive Vice President and Chief Financial Officer
Christina M. Ackermann	54	Executive Vice President and General Counsel
Thomas J. Appio	57	President & Co-Head Bausch + Lomb/International
Joseph F. Gordon	55	President & Co-Head Bausch + Lomb/International
William D. Humphries	52	President, Ortho-Dermatologics
Mark C. McKenna	39	President, Salix

Below is a description of each executive officer who is not also a Director nominee of the Company.

PAUL S. HERENDEEN has been our Executive Vice President and Chief Financial Officer since August 2016. Prior to joining Bausch Health, he served as Executive Vice President and CFO of Zoetis Inc. for two years. From 2005 to 2013 and from 1998 to 2001, Mr. Herendeen served as CFO at Warner Chilcott, a specialty pharmaceuticals company. He rejoined Warner Chilcott after four years as EVP and CFO of MedPointe Pharmaceuticals, a privately held healthcare company, where he served as CFO from 2001 until 2005. Prior to that, Mr. Herendeen spent nine years as a principal investor at both Dominion Income Management and Cornerstone Partners, where he worked on investments as well as mergers and acquisitions for the firms and their portfolio companies. He spent the early part of his career in banking and public accounting, having held various positions with the investment banking group of Oppenheimer & Company, the capital markets group of Continental Bank Corporation and as a senior auditor with Arthur Andersen & Company. Mr. Herendeen earned a Master of Business Administration from the University of Virginia’s Darden School of Business and holds a bachelor’s degree in Business Administration from Boston College.

CHRISTINA M. ACKERMANN has been our Executive Vice President and General Counsel since August 2016. Prior to joining Bausch Health, Ms. Ackermann was part of the Novartis group of companies for the past 14 years, most recently serving as Senior Vice President, General Counsel for Alcon, where she was responsible for the Legal, Intellectual Property and Compliance functions. Prior to this, she served as Global Head, Legal and General Counsel at Sandoz, the generics division of Novartis, from 2007 to 2012. She joined Novartis Pharma in 2002 as Head, Legal Technical Operations and Ophthalmics and assumed the role of Head Legal General Medicine in July 2005. Before Novartis, Ms. Ackermann served in Associate General Counsel roles with Bristol Myers Squibb and DuPont Pharmaceuticals, as well as in private practice, where she focused on securities and mergers & acquisitions. Ms. Ackermann has a Post Graduate Diploma in EC Competition Law from King’s College, the University of London, U.K., a Bachelor of Laws from Queen’s University, Kingston, Canada, and attended York University, Toronto, Ontario, for her undergraduate studies in Math, Political Sciences and Fine Arts.

THOMAS J. APPIO has been our President & Co-Head Bausch + Lomb/International since August 2018, and was previously our Executive Vice President, Company Group Chairman, International from August 2016 until July 2018. Prior to joining Bausch Health in 2013, Mr. Appio served in several positions with Bausch + Lomb, including as Vice President, North Asia/Japan and as Managing Director, Greater China and Japan. Prior to joining Bausch + Lomb, Mr. Appio served 23 years with Schering-Plough in a wide range of leadership and operations responsibilities. Mr. Appio has spent nearly 20 years working in the Asia Pacific region. Mr. Appio holds a Bachelor of Science in Accounting from Arizona State University, W.P. Carey School of Business.

JOSEPH F. GORDON has been our President & Co-Head Bausch + Lomb/International since August 2018. He previously served as our President, Consumer and Vision Care from December 2016 through July 2018 and as General Manager of U.S. Consumer from August 2013 to November 2016. Prior to joining Bausch Health in 2013, Mr. Gordon served in various positions with Bausch + Lomb, where he most recently served as Vice President, Sales and Marketing, Global Consumer from January 2011 to July 2013. Earlier in his career, he led sales and marketing organizations within Pfizer Inc., and Wyeth, a pharmaceutical company purchased by Pfizer Inc. in 2009. Mr. Gordon holds a Bachelor of Science in Economics from Rutgers University.

WILLIAM D. HUMPHRIES has been our President, Ortho-Dermatologics since August 2018, and was previously our Executive Vice President, Company Group Chairman, Dermatology from January 2017 through July 2018. Prior to joining Bausch Health, Mr. Humphries was CEO of Merz North America from March 2012 until December 2016, where he oversaw strategic direction and collaboration among three North American companies: Merz Pharmaceuticals, LLC, Merz Aesthetics, Inc. and Merz Pharma Canada, Ltd. Prior to joining Merz, he served as the President of Stiefel, a leader in global dermatology and skin health, where he spearheaded two major acquisitions, and led the global integration of Stiefel into GlaxoSmithKline. Previously, Mr. Humphries held multiple senior executive roles within Allergan, Inc., concluding as Vice President of the U.S. Skincare business. Mr. Humphries has been a director of Clearside Biomedical, Inc., a late-stage clinical biopharmaceutical company, since January 2012, and has also served as a director of Aclaris Therapeutics, Inc., a dermatologist-led biopharmaceutical company, since September 2016. He holds a Bachelor of Arts from Bucknell University and a Master of Business Administration from Pepperdine University.

MARK C. MCKENNA has been serving as President, Salix Pharmaceuticals, since August 2018, and was our Senior Vice President and General Manager, Salix, from April 2016 through July 2018. Previously, he spent more than a decade with Bausch + Lomb, most recently as Senior Vice President/General Manager of its U.S. Vision Care business from April 2014 to May 2016. Before Bausch + Lomb, McKenna held several roles of increasing responsibility at Johnson & Johnson. Mr. McKenna holds a Bachelor of Science in Marketing from Arizona State University, and a Master of Business Administration from Azusa Pacific University.

None of the executive officers of the Company were selected pursuant to any arrangement or understanding, other than their respective employment agreements with the Company. None of the executive officers are related by blood, marriage or adoption to one another or to any Director or nominee for Director of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding the beneficial ownership of our Common Shares and the percentage of Common Shares owned beneficially by holders of more than 5% of our outstanding Common Shares as of March 4, 2019.

Identity of Owner or Group	Number of Shares and Nature of Beneficial Ownership (#)		Percentage of Class (%)(1)
Paulson & Co. Inc.	20,879,734	(2)	5.95%
1251 Avenue of the Americas, New York, NY 10020
VA Partners I, LLC	18,047,030	(3)	5.14%
One Letterman Drive, Building D, Fourth Floor, San Francisco, CA 94129

This table is based upon information supplied by the principal shareholders and Schedules 13D and 13G filed with the U.S. Securities and Exchange Commission (the “SEC”) and “early warning reports” and similar regulatory filings filed on SEDAR. Unless otherwise indicated in the footnotes to this table, we believe that the shareholders named in the table have sole voting and investment power with respect to the Common Shares indicated as beneficially owned.

(1)	Based on 351,009,271 Common Shares outstanding on March 4, 2019.

(2)

According to information provided to the Company by Paulson & Co., Inc. on March 7, 2019, it has the sole power to vote and sole power to dispose of 20,839,035 of our Common Shares. This number includes 26,818 vested RSUs that are deliverable in Common Shares upon Mr. Paulson’s separation of service from the Company, and 13,881 RSUs that will vest within 60 days of March 4, 2019.

(3)

According to information provided to the Company by VA Partners I, LLC on March 5, 2019, VA Partners I, LLC has the sole power to vote and dispose of 18,033,149 of our Common Shares. This number includes 16,973,356 Common Shares owned directly by ValueAct Capital Master Fund, L.P. and 1,059,793 Common Shares owned directly by ValueAct Co-Invest Master Fund, L.P. These shares may be deemed to be indirectly beneficially owned by (i) VA Partners I, LLC as General Partner of ValueAct Capital Master Fund, L.P. and ValueAct Capital Co-Invest, L.P., (ii) ValueAct Capital Management, L.P. as the manager of ValueAct Capital Master Fund, L.P. and ValueAct Capital Co-Invest, L.P., (iii) ValueAct Capital Management, LLC as General Partner of ValueAct Capital Management, L.P., (iv) ValueAct Holdings, L.P. as the majority owner of the membership interests of VA Partners I, LLC, (v) ValueAct Holdings II, L.P. as the sole owner of the membership interests of ValueAct Capital Management, LLC and as the majority owner of the limited partnership interests of ValueAct Capital Management, L.P., and (vi) ValueAct Holdings GP, LLC as General Partner of ValueAct Holdings, L.P. and ValueAct Holdings II, L.P. This total includes the transfer to ValueAct Capital Master Fund, L.P. of 21,612 shares, which were previously awarded to Mr. Hale as compensation for his services as a Director. Under an agreement with ValueAct Capital, Mr. Hale held these shares for the benefit of the limited partners of ValueAct Capital Master Fund, L.P. and as such, the vested shares have been transferred. This number also includes 13,881 RSUs that will vest within 60 days of March 4, 2019. Mr. Hale is a Partner of ValueAct Holdings GP, LLC and disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

OWNERSHIP OF MANAGEMENT

The following table sets forth, as of March 4, 2019 (unless otherwise noted below), certain information regarding the beneficial ownership of our Common Shares and the percentage of Common Shares beneficially owned by (i) each Director and each Director nominee, (ii) each executive officer named in the Summary Compensation Table on page 55 (together, the “Named Executive Officers,” or “NEOs”), and (iii) all Directors and executive officers as a group. None of the shares held by directors and executive officers included in the table are pledged as security.

Identity of Owner or Group	Number of Shares and Nature of Beneficial Ownership(1)(2)(3)	Percentage of Class(4)
Named Executive Officers, Directors and Director Nominees
Christina M. Ackermann	91,813	*
Thomas J. Appio	151,521	*
Richard U. De Schutter	272,635	*
Joseph F. Gordon	89,477	*
D. Robert Hale(5)	18,047,030	5.14%
Paul S. Herendeen	852,914	*
Dr. Argeris (Jerry) N. Karabelas	60,013	*
Sarah B. Kavanagh	53,745	*
Joseph C. Papa	878,638	*
John A. Paulson(6)	20,879,734	5.95%
Robert N. Power	72,109	*
Russel C. Robertson	77,377	*
Thomas W. Ross, Sr.	66,109	*
Andrew C. von Eschenbach, M.D.	6,832	*
Amy B. Wechsler, M.D.	73,165	*
Directors and executive officers of the Company as a group (17 persons)	41,890,486	11.87%

*	Less than 1% of the outstanding Common Shares.

(1)

This table is based on information supplied by current executive officers and Directors. We believe that Common Shares shown as beneficially owned are those as to which the named persons possess sole voting and investment power. However, under the laws of California and certain other states, personal property owned by a married person may be community property, which either spouse may manage and control, and we have no information as to whether any Common Shares shown in this table are subject to community property laws.

(2)

The amounts reported include the following vested RSUs which are payable in Common Shares following the applicable Director’s separation of service from the Company: Mr. De Schutter, 13,828; Dr. Karabelas, 42,132; Ms. Kavanagh, 39,864; Mr. Paulson, 26,818; Mr. Power, 51,627; Mr. Robertson, 63,496; Mr. Ross, 43,228; Dr. Wechsler, 59,284. These RSUs represent either or both of the following: (i) Director fees paid in RSUs, pursuant to the election of the applicable Directors; and (ii) annual equity grants of RSUs, for which the applicable Director elected delivery following such Director’s separation of service from the Company. For further information regarding Director fees, see the section titled “Director Compensation” on page 67.

(3)

The amounts reported include (i) the following stock options that are exercisable currently or will become exercisable within 60 days of March 4, 2019: Ms. Ackermann, 80,248; Mr. Appio, 64,440; Mr. Gordon, 65,805; Mr. Herendeen, 725,826; Mr. Papa, 454,012; and all executive officers as a group (and excluding our Directors, who do not receive stock options), 1,531,596; and (ii) the following unvested RSUs that will vest within 60 days of March 4, 2019: Ms. Ackermann, 6,819; Mr. Appio, 7,387; Mr. De Schutter, 13,881; Mr. Gordon, 6,567; Mr. Hale, 13,881; Mr. Herendeen, 19,889; Dr. Karabelas, 13,881; Ms. Kavanagh, 13,881; Mr. Papa, 37,884; Mr. Paulson, 13,881; Mr. Power, 13,881; Mr. Robertson, 13,881; Mr. Ross,

13,881; Dr. von Eschenbach, 5,832; Dr. Wechsler, 13,881; and all Directors and executive officers as a group, 214,324.

(4)

Applicable percentage ownership is based on 351,009,271 Common Shares outstanding on March 4, 2019. In computing the number of Common Shares beneficially owned by a person and the percentage ownership of that person, we deemed outstanding Common Shares subject to options, warrants, rights or conversion privileges held by that person that are currently exercisable or exercisable within 60 days of March 4, 2019. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Under Rule 13d-3 of the SEC, certain Common Shares may be deemed to be beneficially owned by more than one person (if, for example, a person shares the power to vote or the power to dispose of the Common Shares).

(5)

According to information provided to the Company by VA Partners I, LLC on March 5, 2019, VA Partners I, LLC has the sole power to vote and dispose of 18,033,149 of our Common Shares. This number includes 16,973,356 Common Shares owned directly by ValueAct Capital Master Fund, L.P. and 1,059,793 Common Shares owned directly by ValueAct Co-Invest Master Fund, L.P. These shares may be deemed to be indirectly beneficially owned by (i) VA Partners I, LLC as General Partner of ValueAct Capital Master Fund, L.P. and ValueAct Capital Co-Invest, L.P., (ii) ValueAct Capital Management, L.P. as the manager of ValueAct Capital Master Fund, L.P. and ValueAct Capital Co-Invest, L.P., (iii) ValueAct Capital Management, LLC as General Partner of ValueAct Capital Management, L.P., (iv) ValueAct Holdings, L.P. as the majority owner of the membership interests of VA Partners I, LLC, (v) ValueAct Holdings II, L.P. as the sole owner of the membership interests of ValueAct Capital Management, LLC and as the majority owner of the limited partnership interests of ValueAct Capital Management, L.P., and (vi) ValueAct Holdings GP, LLC as General Partner of ValueAct Holdings, L.P. and ValueAct Holdings II, L.P. This total includes the transfer to ValueAct Capital Master Fund, L.P. of 21,612 shares, which were previously awarded to Mr. Hale as compensation for his services as a Director. Under an agreement with ValueAct Capital, Mr. Hale held these shares for the benefit of the limited partners of ValueAct Capital Master Fund, L.P. and as such, the vested shares have been transferred. Mr. Hale is a Partner of ValueAct Holdings GP, LLC and disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(6)	According to information provided to the Company by Paulson & Co., Inc. on March 7, 2019, it has the sole power to vote and sole power to dispose of 20,839,035 of our Common Shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers and Directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE. Such executive officers, Directors and shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon its review of the copies of such forms it received, or written representations from certain reporting persons for whom no such forms were required, the Company believes that during fiscal year 2018, all executive officers, Directors and 10% beneficial owners of the Company timely filed all forms required by Section 16(a) except for the following: Mr. De Schutter filed one late Form 4 relating to a single transaction.

EXECUTIVE COMPENSATION AND RELATED MATTERS

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

This Compensation Discussion and Analysis (“CD&A”) section describes our compensation approach and programs for our Named Executive Officers (“NEOs”) for 2018. Our NEOs for 2018 are:

•	Joseph C. Papa, Chairman of the Board and Chief Executive Officer

•	Paul S. Herendeen, Executive Vice President and Chief Financial Officer

•	Christina M. Ackermann, Executive Vice President and General Counsel

•	Thomas J. Appio, President & Co-Head, Bausch + Lomb/International

•	Joseph F. Gordon, President & Co-Head, Bausch + Lomb/International

2018 Business Results

In 2018 we continued to make significant progress towards our transformation, delivering total company organic growth for four consecutive quarters and setting the stage for future growth through new product launches. We also continued to reduce our debt by more than $1 billion while increasing our investment in R&D by over $50 million. We achieved the following financial results for 2018:

•	GAAP Revenues of $8.4 billion

•	GAAP Net Income of ($4.1) billion

•	GAAP Cash Flow from Operations of $1.5 billion

•	Adjusted EBITDA (non-GAAP) of $3.5 billion

Please see Appendix 1 for a reconciliation of our GAAP to non-GAAP financial measures and related disclosures.

Our Compensation Philosophy

Bausch Health’s compensation philosophy is designed to attract, retain, and motivate executives, including our NEOs, who are committed to the ongoing transformation of our company and to improving people’s lives through our products. Our compensation program is intended to link executive compensation to long-term business performance, while providing compensation opportunities that are competitive as compared to our peers and align the interests of our executives with those of our shareholders. Our programs also balance appropriate risk taking and incorporate shareholder feedback.

A significant portion of total compensation is linked to satisfying our financial targets and strategic initiatives, in addition to achieving positive total returns to shareholders.

In determining the appropriate mix of base salary and incentive pay (including annual cash incentives and long-term equity) for our NEOs, the Talent and Compensation Committee seeks to balance:

•	Attracting and retaining our executives with the stability of a competitive base salary;

•	Promoting pay-for-performance, as we believe that incentive pay appropriately rewards executives for their contribution to our overall performance; and

•	Aligning compensation with company performance and shareholder value creation through the use of performance-based equity compensation awards.

In allocating between short-term and long-term compensation, the Talent and Compensation Committee seeks to establish a balance between rewarding past performance and recognizing potential future contributions. In that respect, the Talent and Compensation Committee designs our annual incentive program to reward executives who achieve pre-determined financial metrics and strategic priorities, and it grants equity awards under our long-term incentive program to provide an opportunity for additional compensation based on delivering on our long-term performance and shareholder value creation.

The compensation opportunity provided to our NEOs is primarily performance-based. In 2018, 89% of our CEO’s and 78%, on average, of our other NEO’s compensation opportunity was performance-based pay, subject to the achievement of annual and long-term performance goals, including the growth of our stock price over time.

Shareholder-Friendly Compensation Practices

We maintain the following shareholder-friendly compensation practices which further align the interests of our executives with those of our shareholders and balance appropriate risk taking.

What We Do

•

Share ownership guidelines — All NEOs are subject to significant share ownership guidelines. Pursuant to our Share Ownership Guidelines, our CEO is required to hold 6 times base salary, and our other NEOs are required to hold 3 times base salary.

•

Holding requirements — In connection with his hiring, our CEO was required to purchase $5,000,000 of Common Shares, and our other NEOs are required to hold 50% of their net shares that vest under our long-term incentive plans, until they satisfy our Share Ownership Guidelines.

•	Performance-based equity — We grant performance share units with rigorous performance goals, that align the interest of our executives with our shareholders.

•	Capped award payouts — We set maximum award levels under our annual incentive program and performance share units.

•

Clawback — The Board may exercise its discretion to require any employee who receives equity-based compensation to reimburse bonus, incentive or equity-based compensation awarded in the event of (1) a material restatement or adjustment to our financial statements or (2) detrimental conduct by the employee which has caused material financial, operational, or reputational harm to us.

•	Double trigger following a change in control — No unvested equity awards accelerate upon a change in control, unless a qualifying event results in the termination of employment.

•

Limited severance — Our severance arrangements are modest, providing a cash severance payment for our NEOs equal to one times annual base salary and annual target incentive (two times in the event of termination following a Change in Control, and for our CEO).

•	Independent compensation consultant — The Talent and Compensation Committee has engaged an independent compensation consultant that has no other ties to us or to our management.

•

Shareholder engagement — We are committed to ongoing engagement with our shareholders through structured, engaged investor outreach that enables us to obtain ongoing feedback on our compensation program.

What We Don’t Do

•	No hedging — Our anti-hedging policy prohibits officers, Directors and employees from engaging in hedging, short selling, or monetization transactions with our stock.

•

No pledging — Our anti-pledging policy prohibits officers, Directors and employees from holding our securities in a margin account where the securities are subject to margin sales or pledging our securities as loan collateral. The anti-pledging policy exempts any margin accounts in existence at the time the policy was adopted by the Company. None of our NEOs or Directors hold our securities in margin accounts subject to margin sales or pledging as loan collateral.

•	No repricing of underwater options — Repricing of stock options is expressly prohibited by our Omnibus Incentive Plan.

•	No excise tax gross-ups — We will not gross-up any excise tax that may be triggered as a result of a change in control severance payment.

•	No single trigger vesting — We do not provide for “single trigger” equity award vesting or other “single trigger” payments or benefits upon a change in control.

•	No dividend or dividend equivalents on unearned incentive awards

•	No supplemental executive retirement plan — Executives are only eligible to participate in our tax-qualified Retirement Savings Plan that is provided on the same terms to all employees.

•	No automatic or guaranteed annual salary increases

2018 Shareholder Engagement

At our 2018 Annual Meeting, we held a non-binding advisory vote with respect to the compensation of our NEOs (commonly referred to as a “say-on-pay” vote). Over 95% of the total shareholders’ votes cast voted in favor of our executive compensation program.    We believe these favorable results indicate strong support for continuing our current executive compensation program that was introduced in 2017.

Since our 2016 Annual Meeting of Shareholders, we have had significant dialogue and engagement with our shareholders in order to solicit feedback on our compensation philosophy and underlying programs. Members of our Talent and Compensation Committee directly engaged with 12 investors in April 2018 representing approximately 18% of our outstanding shares at that time. Broader outreach was sought with an additional 35 investors representing an additional 18% of our outstanding shares at that time, but, after reviewing their proxy advisors’ assessment of our compensation practices, certain investors decided a meeting was not required again in 2018.

The Talent and Compensation Committee is committed to ongoing engagement with our shareholders and intends to continue these outreach efforts going forward.

Key Shareholder Feedback

•	General acknowledgement of strong progress towards our transformation and the capability of our CEO and his executive team

•	Recognition of the importance of senior leader retention in order to successfully execute this transformation

•

Support for how the executive compensation program has evolved, including the continued focus on long-term performance orientation through a portfolio approach (Performance Share Units (“PSUs”), Restricted Share Units (“RSUs”), and Stock Options) that is consistent across the executive team

•	Acknowledgment of the continued focus on maintaining alignment between shareholder interests and NEO long-term compensation

Response to Shareholder Feedback

Shareholder feedback was considered when designing the long-term incentive program for our NEOs in 2017, and in the further refinement of this program in 2018. As previously disclosed, the Talent and

Compensation Committee introduced a new long-term incentive program for its senior-most executives in 2017, awarding annual LTI grants (versus front-loaded multi-year grants) and providing a balanced portfolio of PSUs, RSUs, and Stock Options.

In 2018, the Committee continued this approach, including, as previously disclosed, for Messrs. Papa and Herendeen, which contemplated the feedback of our shareholders to harmonize the long-term incentives of the CEO and CFO with the rest of the senior executive team.

The Committee has once again decided to continue this balanced portfolio approach for 2019, consistent with shareholder feedback regarding long-term orientation and the alignment of shareholder interests and NEO long-term compensation. For 2019, the Committee has determined that the senior executive team, including the CEO, will have half of their PSU grant based solely on performance against relative Total Shareholder Return (“TSR”) (versus absolute TSR), with any payout capped at 100% if absolute TSR is negative over the three-year period, in order to align more closely with external pay practices while maintaining a strong focus on aligning shareholder interests and our NEOs’ long-term compensation.

Compensation Process

Role of the Talent and Compensation Committee

Our Board’s Talent and Compensation Committee, which is comprised entirely of independent Directors, is responsible for implementing, monitoring, and evaluating our executive compensation philosophy and objectives and oversees the compensation program for senior executives. The Talent and Compensation Committee reviews and approves, or recommends to the Board for approval, all components of executive pay, and reports its decisions to the Board. The Board, with the assistance of the Talent and Compensation Committee, reviews or approves matters related to executive compensation on an as-needed basis. The Committee’s responsibilities and authority are described fully in the Committee’s charter, which is available on our website at www.bauschhealth.com (under the tab “Investors” and under the subtab “Corporate Governance — Corporate Governance Documents”).

Role of Management

Our CEO makes recommendations to the Talent and Compensation Committee for base salary, annual incentive awards and equity grants for each NEO (other than the CEO, whose compensation is determined solely by the Talent and Compensation Committee, or recommended to the Board for approval). Our CEO and Chief Human Resources Officer also provide recommendations to the Committee on other elements of our compensation program for senior executives, including, for example, the design and metrics under our annual and long-term incentive programs.

Our CEO also leads a process each year to establish the collective strategic priorities of the senior executive team, and then, with each executive, agree on individual performance goals that tie to the achievement of these strategic priorities. These strategic priorities are shared with the Committee and their input is considered before they are finalized.

Role of the Independent Compensation Consultant

In 2018, the Talent and Compensation Committee again engaged the services of Pay Governance as its independent consultant to provide advice on executive compensation matters. Pay Governance reported directly to the Talent and Compensation Committee, which instructed the consultants to give it objective advice and without influence by management, and to provide such advice for the benefit of the Board and our shareholders. Pay Governance did not provide any other services to the Company or its management. The Committee has evaluated Pay Governance’s independence by considering the requirements adopted by the NYSE and the SEC, and has determined that no conflict of interest exists.

Peer Group

Each year, the Talent and Compensation Committee reviews its peer group to determine if any changes should be made in order to ensure our peers reflect the businesses in which we compete for talent, and include relevant comparators, such as industry, business focus, and revenue.

For 2019, since our current peer group continues to reflect these criteria, the Talent and Compensation Committee reviewed the recommendation of its independent compensation consultant, Pay Governance, and did not make any changes to the peer group, that includes the following companies:

Alexion Pharmaceuticals, Inc. Allergan plc Amgen Inc. Biogen Inc. Bristol-Myers Squibb Company Celgene Corporation Eli Lilly and Company	Endo International plc Jazz Pharmaceuticals plc Mallinckrodt plc Mylan N.V. Perrigo Company plc United Therapeutics Corporation Zoetis Inc.

Since we hire executives largely from within the pharmaceutical industry, we use data from this peer group to benchmark pay levels, as well as pay practices. In addition to proxy data for the above companies, the Talent and Compensation Committee also utilizes the Willis Towers Watson’s Pharmaceuticals and Health Sciences Survey to supplement this data both in terms of pay levels as well as pay practices.

The Committee references the median of the market data as a guide when making decisions. Market data is one element that the Committee uses to make pay decisions. Multiple factors are considered in determining total compensation opportunity, including our compensation philosophy, the executive’s role and responsibility, the executive’s past performance, internal equity, and expected contributions and experience in the role.

Components of Executive Compensation

The components of executive compensation for our NEOs, as described in more detail below, include (i) base salary; (ii) incentive pay (including annual cash incentive and long-term equity incentives); (iii) retirement and welfare benefits; and (iv) executive benefits and perquisites.

Base Salary

We set our base salaries at competitive levels necessary to attract and retain top performing senior executives, including our NEOs. Base salaries provide an amount of fixed compensation to each senior executive for the performance of their core duties.

Base salaries are periodically reviewed as part of our performance review process, as well as upon a promotion or other change in job responsibilities. To the extent base salaries are adjusted, the amount of any such adjustment would reflect a review of competitive market data, consideration of relative levels of pay internally, individual performance of the executive, and any other circumstances that the Talent and Compensation Committee determines are relevant.

The NEOs Base Salaries are as follows:

NEO	2017 Salary	2018 Salary	% Increase
Joseph C. Papa	$1,500,000	$1,500,000	No Change
Paul S. Herendeen	$1,000,000	$1,000,000	No Change
Christina M. Ackermann	$600,000	$660,000	10%
Thomas J. Appio	$650,000	$750,000	15%
Joseph F. Gordon	—	$550,000	New NEO

Mr. Papa’s salary remains unchanged for 2019. Effective March 30, 2019, based on a review of market data, relative levels of pay internally, and individual performance, the Talent and Compensation Committee increased Ms. Ackermann’s salary to $700,000, which is a 6% increase, Mr. Appio’s salary to $775,000, which is a 3% increase, and Mr. Gordon’s salary to $570,000, which is a 4% increase. No changes were made to the other NEOs’ salaries.

Annual Incentive Program

Our 2018 annual incentive program (the “2018 AIP”) provides an opportunity for our senior executives, including our NEOs, to earn an annual incentive, paid in cash, based on the achievement of certain financial targets and strategic priorities.

2018 Annual Incentive Program Opportunity

The NEOs annual incentive targets are as follows:

NEO	Incentive Target
Joseph C. Papa	150%
Paul S. Herendeen	120%
Christina M. Ackermann	80%
Thomas J. Appio	80%
Joseph F. Gordon	80%

2018 Annual Incentive Program Design

For our senior executives, including our NEOs, the annual incentive program is based on performance against pre-established financial targets and strategic priorities approved by the Board. Performance against financial targets makes up 75% of the total payout, while performance against strategic priorities makes up 25% of the total payout.

As previously disclosed, in 2017 the Talent and Compensation Committee adopted Adjusted EBITDA and Revenue as the financial metrics rewarded under the Annual Incentive Program, which are two of the key financial metrics our shareholders use to assess our performance. We believe these metrics focus our NEOs on delivering both organic growth, as well as the Company’s bottom line for our shareholders. The Company’s strategic priorities are intended to focus the organization on the key initiatives that will drive shareholder value over time.

For Messrs. Papa and Herendeen and Ms. Ackermann, who, in their roles, are focused on the overall performance of the company, performance against the Company’s Adjusted EBITDA and Revenue targets makes up 75% of their total payout. Adjusted EBITDA makes up 75% of this financial portion of their payout, and Revenue makes up 25% of this financial portion of their payout. Company-wide strategic priorities comprise the remaining 25% of their payout.

For Messrs. Appio and Gordon, who, in their roles, are focused on both the overall performance of the company as well as the performance of the specific businesses they lead, performance against the Company’s Adjusted EBITDA and Revenue targets is 25% of their total payout, with Adjusted EBITDA accounting for 75% of this financial portion of their payout and Revenue 25%. Performance against the financial targets for the businesses they lead is 50% of their total payout, with EBITA (which is the comparable metric to EBITDA measured Company-wide) accounting for 75% of this financial portion of their payout and Revenue accounting for 25%. As is the case for Messrs. Papa and Herendeen and Ms. Ackermann, Company-wide strategic priorities comprise the remaining 25% of their payout.

For 2018, the threshold, target, and stretch performance and corresponding payout were as follows, with award payouts capped at 200% of incentive target:

	EBITDA/EBITA	Revenue
	Performance versus Plan		Payout
Below Threshold	<90%	<95%	0%
Threshold	90%	95%	10%
Target	100%	100%	100%
Stretch	110%	105%	200%
Above Stretch	>110%	>105%	200%

The Talent and Compensation Committee determines whether the financial metrics and strategic priorities have been achieved. In addition, it retains the ability to reduce or eliminate payouts for individual executives, including the NEOs, even if financial metrics and strategic priorities are met, as well as to increase payouts based on individual performance. In making these decisions, the Talent and Compensation Committee may consider factors such as the performance of the individual executive against their individual objectives in support of strategic priorities or additional financial metrics applicable to the business or functional area for which the NEO is responsible.

2018 Financial Objectives

In the beginning of 2018, the Board approved the company’s budget for the full-year, including EBITDA and Revenue targets. These same financial metrics were reviewed and approved by the Talent and Compensation Committee to determine achievement under the Annual Incentive Program.

While the EBITDA and Revenue targets are lower than prior year results, when adjusting for divestitures and loss of exclusivities of 24 products, the targets are in line with prior year performance and aligned with external guidance communicated to our shareholders, as well as our longer-term strategic plan.

For our NEOs, the financial targets are based on attaining budget (to receive a payout at target) or stretch targets (to receive a payout above target) for adjusted revenue and adjusted EBITDA non-GAAP, as follows:

Financial Metric(1)	Weighting	Threshold	Target	Stretch	Actual	Achieved	Payout(2)
Adjusted EBITDA	75%	$2.875B	$3.194B	$3.513B	$3.454B	108.1%	181%
Revenue(3)	25%	$7.875B	$8.289B	$8.703B	$8.473B	102.2%	144%

							172%

(1)	Please see Appendix 1 for a reconciliation of our non-GAAP financial measures to GAAP financial measures and related disclosures.

(2)

In determining final payout versus the 2018 financial plan, adjustments, such as for loss of exclusivity, foreign exchange, and other material items, were reviewed and approved by the Talent & Compensation Committee. These adjustments resulted in a lower payout percentage than would have otherwise been paid had the adjustments not been made.

(3)	Revenue for these purposes is the same as GAAP revenue, except that the exchange rates are those used for the Annual Incentive Plan.

Based on the foregoing results, the Talent and Compensation Committee certified that the total payout based on the Company’s Adjusted EBITDA and Revenue was 172%. As described above, this payout percentage makes up 75% of the total payout for Messrs. Papa and Herendeen and Ms. Ackermann and 25% of the total payout for Messrs. Appio and Gordon.

For Messrs. Appio and Gordon, as described above, 50% of their total payout is based on the EBITA and Revenue results versus pre-established financial metrics for the lines of business they lead. Messrs. Appio and Gordon co-head our Bausch + Lomb/International segment, and Mr. Appio leads our international business while Mr. Gordon runs our US Bausch + Lomb businesses. Because the various lines of business which Messrs. Appio and Gordon lead are below the segment level, we do not disclose these EBITA and Revenue targets specifically for competitive reasons. Based on historical performance, the likelihood of these targets being achieved was within a range of +/- 10% of budget; achieving less than 90% would be considered below threshold and achieving more than 110% would be considered above stretch. The EBITA and Revenue targets we set for their lines of business are used solely to assess their performance and determine this component of their bonus payout. As these targets are a component of the overall Company EBITDA and Revenue metrics disclosed above, and are determined at the identical time, they endure the same rigorous process as is in place for the overall company metrics. Based on a review of the combined financial results (EBITA and Revenue) of these lines of business versus these pre-established metrics, the Talent and Compensation Committee determined that the payout for this component of the total bonus was 140% for Mr. Appio and was 164% for Mr. Gordon.

2018 Strategic Priorities

In the beginning of 2018, the Talent and Compensation Committee and the Board set the following strategic priorities, which make up the remaining 25% of our NEOs’ payout:

Strategic Priority	Weighting	Payout
Continue to make Bausch Health a great place to work by recruiting, engaging, developing, rewarding and retaining talent	20%	160%
Manage capital structure	20%	200%
Drive operational excellence across the enterprise	20%	200%
Increase size, breadth, and value of product pipeline, focused on GI and Eye Care businesses	20%	150%
Achieve turnaround of the Dermatology business	20%	90%

	Total	160%

Achievement for each initiative was reviewed by the Talent and Compensation Committee and credit was determined based on results against each initiative, including the following:

•	Exceeded 2018 plan for EBITDA and Revenue; achieved organic growth in all four quarters for the first time since 2015

•	Repaid more than $1 billion in debt with cash generated from operations; total debt repayments of $7.8 billion since Q1 2016

•	Successfully executed name change to Bausch Health Companies Inc.

•	Completed ten new product launches, including two co-promotions; four Significant Seven products launched: VYZULTA®, LUMIFY®, AQUALOX® (SiHy daily) and BRYHALI®

•	Resolved an additional 70 legacy legal matters, including XIFAXAN® IP litigation

•	Grew R&D investment approximately 15% year over year

•	Stabilized US workforce to at or below target rates and achieved employee engagement scores at or above pharmaceutical company norms for key satisfaction indicators

This achievement resulted in a payout of 160% for these Company-wide strategic priorities.

2018 Annual Incentive Program Payouts

Based on this performance against pre-established financial targets and strategic priorities as approved by the Board, the following payouts were approved for our NEOs:

NEO	Incentive Target (%)	Incentive Target ($)	Bonus Payout	Bonus Payout as % of Target(1)
Joseph C. Papa	150%	$2,250,000	$3,802,500	169%
Paul S. Herendeen	120%	$1,200,000	$2,028,000	169%
Christina M. Ackermann	80%	$528,000	$892,320	169%
Thomas J. Appio	80%	$600,000	$918,000	153%
Joseph F. Gordon	80%	$440,000	$726,000	165%

(1)	Bonus Payout as % of Target is shown at the nearest whole percent.

The Talent and Compensation Committee did not make any further adjustments to the payouts as calculated above based on performance against these pre-established financial targets and strategic priorities approved by the Board.

2019 Annual Incentive Program Design

For 2019, the entire senior executive team, including all of our NEOs, will all be measured against the Company’s overall Adjusted EBITDA and Revenue performance for 75% of their total payout, versus our current approach of measuring senior executives with business unit responsibilities against these results as well.

Through this approach, Adjusted EBITDA will continue to be weighted 75% for this financial portion of their payout, and Revenue will continue to be weighted 25% for this financial portion of their payout. Company-wide strategic priorities will also continue to comprise the remaining 25% of their payout.

As we continue our transformation, management and the Talent and Compensation Committee believe this shift is appropriate in order to align our program design to reward the senior executive team for collectively working towards our mission of improving people’s lives with our health care products, across all segments of our business.

Long-Term Incentive Program

The Talent and Compensation Committee introduced a new Long-Term Incentive program in 2017 (the “LTIP”) for our senior executives, including our NEOs, to better align the awards with Bausch Health’s business strategy and plan to transform the company, as well as to align with pharmaceutical industry practices pertaining to these grants. This program, which was continued in 2018 and will be continued in 2019, provides an opportunity for our senior executives to be granted a balanced portfolio of PSUs, RSUs, and Stock Options.

2018 Grants to NEOs

For 2018, all of our NEOs received 2018 LTIP awards, which were granted for our CEO 60% in PSUs, 20% in RSUs and 20% in Stock Options and for the other NEOs 40% in PSUs, 30% in RSUs, and 30% in Stock Options, with the following approximate grant date fair market values.

NEO	Grant Date Fair Market Value
Joseph C. Papa	$8,674,142
Paul S. Herendeen	$3,136,932
Christina M. Ackermann	$1,083,140
Thomas J. Appio	$1,173,397
Joseph F. Gordon	$722,089

2018 Performance Share Units

PSUs provide senior executives with the right to receive shares of our stock at a future date, assuming performance against pre-determined metrics are achieved, specifically our Return on Tangible Capital (“ROTC”) and our TSR, on both an absolute and relative basis.

For 2018, ROTC and TSR each comprised a portion of the total PSU award, with the number of PSUs that may be achieved capped at 200%. The value ultimately received is based on our performance against these metrics, which are two key measures of our long-term performance, as well as the growth of our stock price over time. 2018 PSUs vest in March 2021, subject to continued employment and achievement of minimum performance criteria.

Return On Tangible Capital Metrics

For 2018, ROTC comprised 25% of the total PSU award granted for Mr. Papa, 50% for Mr. Herendeen, and 75% for the remaining NEOs.

ROTC is measured over three-years, from 2018 through 2020, for the portion of each NEOs’ PSU award that is based on said metric. ROTC performance is measured each year; for 2018, one-third of the PSUs achieved was based on 2018 performance, one-third will be based on 2019 performance, and one-third will be based on 2020 performance.

The following ROTC goals were set at the beginning of 2018, and apply to the grants made to our NEOs in 2018. Goals for 2019 were set at the beginning of 2019, and will be disclosed in the 2020 proxy statement. Goals for 2020 will be set at the beginning of 2020.

ROTC	PSUs Achieved
Less than 203%	0%
203%	25%
226%	100%
249%	200%
Greater than 249%	200%

ROTC is calculated as Adjusted NOPAT (Net Operating Profit After Taxes) divided by Tangible Capital.

•

Adjusted NOPAT is calculated as tax-effected adjusted EBITA, which excludes unusual or non-recurring items, including impairments, restructuring costs, legal settlement charges, in-process research and development expense (depreciation expense is included)

•	Tangible Capital is calculated as Operating Assets (excluding cash & cash equivalents) minus Operating Liabilities

The Talent and Compensation Committee has determined that our ROTC in 2018 was 284%, as a result of, among other things, our continued focus on improving working capital, including accounts payable, accounts receivable, and inventory management. As a result, 200% of the PSUs were achieved for 2018. The number of PSUs ultimately delivered in 2021 for this portion of the award is dependent on ROTC performance for 2018, 2019, and 2020.

Total Shareholder Return Metrics

For 2018, of the total PSU award, TSR comprised 75% for Mr. Papa, 50% for Mr. Herendeen, and 25% for the remaining NEOs.

For the portion of each NEOs’ PSU award that is based on TSR, TSR will be measured on both an absolute and relative basis as of the vesting date in 2021. The following absolute stock price targets were set at the beginning of 2018 and apply to the grants made in 2018.

Stock Price in 2021	PSUs Achieved
Less than $21.86	0%
$21.86	50%
$26.76	100%
$43.30	200%
Greater than $43.30	200%

These stock price targets were set by calculating a Compounded Annual Growth Rate (CAGR) of 7.5% to receive a minimum payout, a CAGR of 15% to receive a target payout, and a CAGR of 35% to receive a maximum payout, using a starting stock price of $17.60. TSR is calculated as the stock price appreciation for the 20 days preceding the beginning of the performance period as compared to the 20 days preceding the end of the performance period, plus dividends and distributions made or declared (assuming such dividends or distributions are reinvested in the Common Shares of the Company) during the performance period.

Our stock price in 2021 will determine the number of PSUs achieved for this portion of the award. Further, if our TSR over the measurement period is below the 50th percentile ranking of the TSR for NYSE ARCA PHARMACEUTICAL INDEX at the end of the performance period, the TSR portion of the award will in no event exceed 100%.

2018 Restricted Stock Units

RSUs provide senior executives with the right to receive shares of our stock at a future date. The value ultimately received is based on the growth of our stock price over time. RSUs vest one-third per year, assuming continued employment.

2018 Stock Options

Stock options provide senior executives the opportunity to purchase shares of our stock at a price equal to the market price at the time of the grant. The value ultimately received is based on the growth of our stock price over time. Stock options vest one-third per year, and remain exercisable for a ten-year term, assuming continued employment.

Matching Share Program

As previously disclosed in our Form 10-Q dated August 7, 2018, as of August 1, 2018, NEOs became eligible to participate in the Bausch Health Companies Matching Share Program. Under this program, shares purchased on the open market by recipients are matched with one Matching Restricted Stock Unit (“MRSU”) issued under the Bausch Health Companies Inc. Amended and Restated 2014 Omnibus Incentive Plan (the “Plan”).

Subject to the provisions of the Plan and applicable award agreements, MRSUs vest pro-rata over a three-year period, provided that the recipient is employed through the applicable vesting dates. Vesting ceases upon termination of employment (except in limited circumstances), and any MRSUs that do not become vested prior to the recipient’s termination of employment or that do not become vested according to the provisions of the terms of the award are forfeited.

In 2018, as previously disclosed, Messrs. Papa, Herendeen, and Appio purchased shares under this program, and received MRSU grants, as shown in the Grants of Plan-Based Awards Table on page 57.

2019 Long-Term Incentive Program Design

As mentioned above, the Talent and Compensation Committee has once again decided to continue the current, balanced portfolio approach for 2019, consistent with shareholder feedback regarding long-term orientation and the alignment of shareholder interests and NEO long-term compensation.

For 2019, the Committee has determined that the senior executive team will have a portion of their PSU grant based solely on performance against relative TSR (versus absolute TSR), with any payout capped at 100% if absolute TSR is negative over the three-year period, in order to align more closely with external pay practices while maintaining a strong focus on aligning shareholder interests and our NEOs’ long-term compensation. In addition, the ROTC and TSR PSU metrics will be equally weighted 50% each for all NEOs, including the CEO, in order to further align the approach across the senior executive team.

Retirement and Welfare Benefits

The retirement and welfare benefit programs are a necessary element of the total compensation package to ensure a competitive position in attracting and maintaining a committed workforce. Participation in these programs is not tied to performance.

Our specific contribution levels to these programs are adjusted annually to maintain a competitive position while considering costs.

•

Retirement Savings Plan — All employees in the United States, including our NEOs, are eligible to participate in a tax-qualified retirement savings plan under Section 401(k) of the Internal Revenue Code (“Code”). Eligible employees are able to contribute to the Retirement Savings Plan, on a before-tax basis, up to 75% of their eligible compensation, subject to the limit prescribed by the Code. In 2018, we matched 100% of the first 3% of pay and 50% on the next 3% of pay that is contributed to the Retirement Savings Plan. All employee contributions to the Retirement Savings Plan are fully vested upon contribution; matching contributions vest ratably over three years.

•

Welfare Plans — Our executives are also eligible to participate in our broad-based welfare benefits plans (including medical, dental, vision, life insurance and disability plans) upon the same terms and conditions as other employees.

Executive Benefits and Perquisites

We provide our NEOs with limited perquisites and other personal benefits that the Talent and Compensation Committee believes are reasonable and consistent with our overall compensation program to better attract and retain superior employees for key positions. The Talent and Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to our NEOs. The Talent and Compensation Committee intends to maintain only those perquisites and other benefits that it determines to be necessary components of total compensation and that are not inconsistent with shareholder interests.

The Talent and Compensation Committee permits the Chairman and CEO to use our aircraft for his business travel and, on a limited basis, for personal travel. Certain travel for immediate family members, such as for meetings where their attendance may be for a business purpose, is also permitted. As reported on page 56 in footnote 4A to the Summary Compensation Table, personal use of our aircraft was reduced significantly in 2018 over 2017. We do not gross up the income tax incurred by Mr. Papa resulting from his personal use of our aircraft. The Talent and Compensation Committee believes that making our aircraft available to our Chairman and CEO allows him to serve shareholder interests by efficiently and securely conducting business during and when traveling.

For 2019, the Talent and Compensation Committee has introduced an executive physical program, which requires our CEO, and provides the opportunity for our other executive officers, including our NEOs, to receive a comprehensive annual physical. The Talent and Compensation Committee believes that this program aligns with its philosophy regarding perquisites by providing our NEOs with a convenient program to annually assess their health, while allowing them to maintain their focus on day-to-day business operations and our ongoing transformation.

Attributed costs of the personal benefits described above for our NEOs for the fiscal year ended December 31, 2018 are included in the column entitled “All Other Compensation” of the Summary Compensation Table on page 55.

Mr. Papa’s Employment Agreement

In April 2016, we entered into an employment agreement with Mr. Papa. The initial term of Mr. Papa’s agreement commenced on May 2, 2016 and continues until the fifth anniversary of the commencement date. Beginning at the expiration of the initial term, the term will automatically renew for successive one-year periods unless either party gives notice of non-renewal.

Cash Compensation

Pursuant to his agreement, Mr. Papa receives a base salary and a target annual incentive opportunity equal to 150% of his base salary, with a maximum annual incentive opportunity equal to 200% of his annual target incentive.

Equity Compensation

In connection with entering into his employment agreement, Mr. Papa received (i) 373,367 RSUs and (ii) an option to acquire Common Shares with a grant-date fair value equal to $10,000,000 at an exercise price equal to the fair market value of our Common Shares on the date of grant. Additionally, pursuant to his employment agreement, Mr. Papa was required to purchase $5,000,000 worth of Common Shares by no later than the first anniversary of his commencement date. Mr. Papa satisfied this obligation. As previously disclosed in our Form 8-K filing on March 12, 2018, the 933,416 PSUs Mr. Papa received upon hire were cancelled.

RSUs. As provided for under the RSU award agreement, 50% (186,684) of these RSUs vested on May 2, 2018, the second anniversary of his commencement date, based on pre-determined individual goals relating to (i) succession planning, (ii) government relations, (iii) employee relations, (iv) customer relations and (v) shareholder relations being achieved. The remaining 50% will vest on the fourth anniversary of his commencement date subject to Mr. Papa’s continued employment through the vesting date.

Options. The options vest 25% on each of the first four anniversaries following the commencement date, subject to Mr. Papa’s continued employment with the Company through the applicable vesting date.

Future equity grants for Mr. Papa are at the sole discretion of the Board or the Talent and Compensation Committee.

Termination of Employment

The consequences of Mr. Papa’s termination of employment, whether or not in connection with a “change in control,” are described below in “Potential Payments Upon Termination or Change in Control,” beginning on page 62.

Holding Requirements

Pursuant to his employment agreement, Mr. Papa is restricted from selling, assigning, transferring or otherwise disposing of Common Shares acquired pursuant to equity awards granted to him in accordance with the employment agreement (net of any shares sold or withheld by us in payment of the exercise price or tax withholding obligations) until the fourth anniversary of his commencement date (or, if later, in the case of all of Mr. Papa’s options, the first anniversary of the exercise date or vesting date and, in the case of 50% of Mr. Papa’s options, the second anniversary of the exercise date or vesting date). In addition, Mr. Papa is restricted from selling, assigning, transferring or otherwise disposing of Common Shares he purchases pursuant to the employment agreement until the fourth anniversary of the purchase date. Notwithstanding the foregoing, all sales restrictions will lapse upon a “change of control” (excluding any change of control following which Mr. Papa serves as the chief executive officer of the ultimate parent company), Mr. Papa’s death, disability and involuntary termination of employment without “cause” or for “good reason,” or, in the case of the purchased shares, Mr. Papa’s voluntary termination of employment.

Restrictive Covenants

Mr. Papa is subject to customary restrictive covenants, including non-competition and non-solicitation covenants during his employment and for two years following termination of employment for any reason.

Mr. Herendeen’s Employment Agreement

In August 2016, we entered into an employment agreement with Mr. Herendeen. The initial term of Mr. Herendeen’s agreement commenced on August 22, 2016 and continues until the third anniversary of the commencement date. Beginning at the expiration of the initial term, the term will automatically renew for successive one-year periods unless either party gives notice of non-renewal.

Pursuant to his agreement, Mr. Herendeen receives a base salary and a target annual incentive opportunity equal to 120% of his base salary, with a maximum annual incentive opportunity equal to 200% of his annual target incentive. Ongoing equity grants are at the sole discretion of the Talent and Compensation Committee.

The consequences of Mr. Herendeen’s termination of employment, whether or not in connection with a “change in control,” are described below in “Potential Payments Upon Termination or Change in Control,” beginning on page 62.

Mr. Herendeen is subject to customary restrictive covenants, including non-competition and non-solicitation covenants during his employment and for one year following termination of employment for any reason.

Ms. Ackermann’s Employment Agreement

In July 2016, we entered into an employment agreement with Ms. Ackermann. Ms. Ackermann’s agreement commenced on August 8, 2016.

Pursuant to her agreement, Ms. Ackermann receives a base salary and a target annual incentive opportunity equal to 80% of her base salary, with a maximum annual incentive opportunity equal to 200% of her annual target incentive. Ongoing equity grants are at the sole discretion of the Talent and Compensation Committee.

Ms. Ackermann relocated to the New Jersey area when she joined the Company. As a result, she was provided with relocation assistance under Bausch Health’s relocation policy. The benefits under this policy include (i) home sale assistance, (ii) home purchase assistance, (iii) tax preparation assistance, and (iv) net loss on sale payment. Benefits incurred in 2018 are reported in the “All Other Compensation” column of the Summary Compensation Table, including reimbursement related to the taxes on imputed income for these relocation benefits, beginning on page 55.

The consequences of Ms. Ackermann’s termination of employment, whether or not in connection with a “change in control,” are described below in “Potential Payments Upon Termination or Change in Control,” beginning on page 62.

Ms. Ackermann is subject to customary restrictive covenants, including non-competition and non-solicitation covenants during her employment and for one year following termination of employment for any reason.

Mr. Appio’s Employment Agreement

In March 2017, we entered into an employment agreement with Mr. Appio. The initial term of Mr. Appio’s agreement commenced on August 17, 2016 and continues until August 17, 2019. Beginning at the expiration of the initial term, the term will automatically renew for successive one-year periods unless either party gives notice of non-renewal.

Pursuant to his agreement, Mr. Appio receives a base salary and a target annual incentive opportunity equal to 80% of his base salary, with a maximum annual incentive opportunity equal to 200% of his annual target incentive. Ongoing equity grants are at the sole discretion of the Talent and Compensation Committee.

Mr. Appio is on an expatriate assignment from New Jersey to China. As a result, Mr. Appio receives (i) Company-paid housing in China, (ii) tax equalization, with Mr. Appio responsible for actual taxes due in the United States and the Company responsible for any taxes due in non-United States jurisdictions in which Mr. Appio earns taxable income, and (iii) tax preparation services. These benefits are reported in the “All Other Compensation” column of the Summary Compensation Table, including reimbursement related to the taxes on imputed income for these expatriate assignment benefits, beginning on page 55.

The consequences of Mr. Appio’s termination of employment, whether or not in connection with a “change in control,” are described below in “Potential Payments Upon Termination or Change in Control,” beginning on page 62.

Mr. Appio is subject to customary restrictive covenants, including non-competition and non-solicitation covenants during his employment and for one year following termination of employment for any reason.

Mr. Gordon’s Employment Agreement

In August 2018, we entered into an employment agreement with Mr. Gordon. The initial term of Mr. Gordon’s agreement commenced on July 16, 2018 and continues until the third anniversary of the commencement date. Beginning at the expiration of the initial term, the term will automatically renew for successive one-year periods unless either party gives notice of non-renewal.

Pursuant to his agreement, Mr. Gordon receives a base salary and a target annual incentive opportunity equal to 80% of his base salary, with a maximum annual incentive opportunity equal to 200% of his annual target incentive. Ongoing equity grants are at the sole discretion of the Talent and Compensation Committee.

The consequences of Mr. Gordon’s termination of employment, whether or not in connection with a “change in control,” are described below in “Potential Payments Upon Termination or Change in Control,” beginning on page 62.

Mr. Gordon is subject to customary restrictive covenants, including non-competition and non-solicitation covenants during his employment and for one year following termination of employment for any reason.

Other Compensation Governance Practices

Share Ownership Guidelines

The Talent and Compensation Committee believes that purchasing and holding Common Shares with one’s own money should create an incentive to manage the Company prudently. When our CEO was hired in 2016, he was required to purchase at least $5,000,000 worth of Common Shares by no later than the first anniversary of his commencement date, which he did on June 10, 2016.

The Talent and Compensation Committee has also established minimum share ownership requirements for our NEOs. Our CEO is required to hold 6 times base salary, and our other NEOs are required to hold 3 times base salary. Common Shares and unvested Restricted Share Units are included in the calculation of share ownership. NEOs have five years to achieve these guidelines, and must retain 50% of their net shares vesting until this requirement is met. Mr. Papa, Mr. Herendeen, and Mr. Appio have satisfied this requirement, and our other NEOs are on track to achieve these guidelines within the required five year period.

Anti-Pledging, Anti-Hedging and Clawback Policies

In 2014, we adopted Anti-Hedging, Anti-Pledging, and recoupment (“Clawback”) Policies. The Anti-Hedging Policy generally prohibits officers, Directors and employees from engaging in new hedging or monetization transactions with Company stock. This prohibition prevents officers, Directors and employees from owning securities without the full risks and rewards of ownership and preserves the common interests and objectives of the Company and its officers, Directors and employees. The Anti-Pledging Policy generally prohibits officers, Directors and employees from holding our securities in a margin account where the securities are subject to margin sales or pledging our securities as loan collateral.

In February 2017, the Company amended its Clawback Policy to provide that the Board may exercise its discretion to require any employee who receives equity-based compensation to reimburse bonus, incentive or equity-based compensation awarded to such employees beginning in 2017 in the event of:

•	A material restatement or adjustment to our financial statements as a result of such employee’s knowing or intentional fraudulent or illegal misconduct; or

•

Such employee’s detrimental conduct that has caused material financial, operational or reputational harm to us, including (i) acts of fraud or dishonesty during the course of employment; (ii) improper conduct that causes material harm to us or our affiliates; (iii) improper disclosure of confidential material that causes material harm to us or our affiliates; (iv) the commission of a felony or crime of comparable magnitude that subject us to material reputational harm; (v) commission of an act or omission that causes a violation of federal or other applicable securities law; or (vi) gross negligence in exercising supervisory authority.

Following a material restatement or adjustment of our financial statements, the compensation subject to clawback is the amount in excess of what would have been awarded based on the corrected performance measures, calculated on a pre-tax basis. If the financial reporting measure applicable to the incentive or equity-based compensation is a stock price or total shareholder return measure, the Board has broad authority to estimate the effect of the financial restatement on our share price in calculating recoverable compensation. In the case of detrimental conduct, the Board has the ability to recover all incentive compensation.

We may not indemnify any covered employee, directly or indirectly, for any losses incurred in connection with the recovery of any compensation under the policy, including through the payment of insurance premiums, gross-up payments or supplemental payments. The policy will continue to apply to covered employees even after they cease to be employed by us.

Compensation Risk Determination

The Talent and Compensation Committee assesses the potential risks relating to our compensation policies and practices for our employees, including those related to our executive compensation programs. Periodically, the Talent and Compensation Committee reviews and discusses with management the relationship between the Company’s compensation policies and practices and its risk management, including the extent to which those policies and practices create risks for the Company, to ensure that such policies and practices support not only economic performance, but also compliance with our risk management objectives, to ensure that they do not encourage excessive or unnecessary risk-taking and are not reasonably likely to have a material adverse effect on the Company.

Tax and Accounting Implications

Tax Considerations of Our Executive Compensation

Section 162(m) of the Code generally limits the tax deductibility of annual compensation paid by public companies for certain executive officers to $1 million. Prior to the enactment of the Tax Cuts and Jobs Act of 2017 (the “TCJA”), Section 162(m) provided an exemption from this limitation for “qualified performance-based compensation.” The TCJA repealed the “qualified performance-based compensation” exemption, effective for taxable years beginning after December 31, 2017, but provides transition relief for certain contractual arrangements in place as of November 2, 2017 and not modified thereafter.

The Talent and Compensation Committee may approve compensation that will not be fully-deductible in order to ensure competitive levels of total compensation for its executive officers.

Accounting for Our Stock-Based Compensation

We account for stock-based payments, including grants under each of our equity compensation plans in accordance with the requirements of FASB ASC Topic 718.

COMPENSATION COMMITTEE REPORT

The Report of the Talent and Compensation Committee of the Board shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The Talent and Compensation Committee of our Board has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Talent and Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Talent and Compensation Committee

Dr. Argeris (Jerry) N. Karabelas, Chairperson

Richard U. De Schutter

D. Robert Hale

Amy B. Wechsler, M.D.

SUMMARY COMPENSATION TABLE

The following table sets forth the annual and long-term compensation awarded to or paid to the NEOs for services rendered to the Company in all capacities during the year ended December 31, 2018.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Current Officers
Joseph C. Papa(5)	2018	1,500,000	—	7,344,927	1,999,715	3,802,500	93,908	14,741,050
Chief Executive Officer	2017	1,500,000	—	—	—	2,981,250	413,858	4,895,108
	2016	980,769	9,125,000	41,994,406	10,000,007	—	617,665	62,717,846

Paul S. Herendeen	2018	1,000,000	—	2,310,572	1,049,860	2,028,000	12,375	6,400,807
Executive Vice President	2017	1,000,000	—	—	—	1,590,000	7,950	2,597,950
and Chief Financial Officer	2016	346,154	10,400,000	4,690,500	15,937,869	—	—	31,374,523

Christina M. Ackermann	2018	647,539	—	723,176	359,964	892,320	763,908	3,386,907
Executive Vice President	2017	600,000	—	906,030	360,006	636,000	293,116	2,795,152
and General Counsel	2016	230,769	1,800,000	2,109,143	599,987	—	13,306	4,753,204

Thomas J. Appio(6)	2018	730,385	—	1,365,256	389,954	918,000	983,007	4,386,602
President & Co-Head, Bausch + Lomb/International	2017	650,000	—	1,133,771	180,012	669,500	796,003	3,429,286

Joseph F. Gordon(6)	2018	501,731	—	482,117	239,972	726,000	12,375	1,962,195
President & Co-Head, Bausch + Lomb/International

(1)

This column represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for all stock awards granted in 2018, which includes PSUs and RSUs. The grant date fair value of PSU awards were calculated based on the expected value of the possible outcomes of the performance conditions related to these awards in accordance with FASB ASC Topic 718 (excluding the effects of estimated forfeitures). For the 2018 amounts, the amount in the table includes the following values: (i) PSUs ($4,934,415) and RSUs ($2,410,512) for Mr. Papa, (ii) PSUs ($1,173,570) and RSUs ($1,137,002) for Mr. Herendeen, (iii) PSUs ($409,979) and RSUs ($313,197) for Ms. Ackermann, (iv) PSUs ($444,143) and RSUs ($921,113) for Mr. Appio, and (v) PSUs ($273,319) and RSUs ($208,798) for Mr. Gordon.

The number of PSUs that are ultimately distributed will be determined based on (i) TSR, and (ii) ROTC, which will be measured over three-years, from 2018 through 2020. Of the total PSU award, TSR comprised 75% and ROTC comprised 25% for Mr. Papa, TSR and ROTC each comprised 50% for Mr. Herendeen, and TSR comprised 25% and ROTC comprised 75% for the remaining NEOs. The grant date fair value assuming a 200% payout, which is the maximum outcome of the performance conditions, would be $9,868,830 for Mr. Papa, $2,347,140 for Mr. Herendeen, $819,958 for Ms. Ackermann, $888,286 for Mr. Appio and $546,638 for Mr. Gordon.

As previously disclosed in our Form 8-K filing on March 12, 2018, the 933,416 PSUs Mr. Papa received upon hire in 2016 were cancelled. The grant date fair value of this PSU award reflected in this column for 2016 was $29,803,973.

(2)	For the 2018 amounts, this column represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, using Black-Scholes, excluding the effect of estimated forfeitures.

(3)	This column represents the NEO’s 2018 annual incentive program payouts as further described beginning on page 43 under “Components of Executive Compensation — Annual Incentive Program”.

(4)	For 2018, amounts in this column for each NEO consist of the following:

	Papa		Herendeen	Ackermann		Appio		Gordon
401(k) Match	$12,375		$12,375	$12,375		$12,375		$12,375
Use of Company Aircraft	$81,533	(A)	—	—		—		—
Use of Company Car	—		—	$3,816	(B)	—		—
Relocation	—		—	$567,737	(C)	—		—
Gross up	—		—	$179,980	(D)	$35,296	(E)	—
Expat Program Benefits	—		—	—		$935,336		—

(A)

Amount includes the value of Mr. Papa’s personal use of the Company’s aircraft (with the Company’s incremental cost calculated based on the mileage charge for the flight, the fuel and maintenance charge for the flight, as well as the ground transportation charge in accordance with the Company’s policy on aircraft use). There was no income tax gross-up related to the personal use of the Company aircraft and Mr. Papa is solely responsible for the income tax incurred. We did not include the incremental cost of any portion of our monthly aircraft management fee, which we would have paid regardless of the personal use, or depreciation on the plane, which does not vary based on use.

(B)	This amount is the value of Ms. Ackermann’s personal use of a Company vehicle.

(C)	This amount represents relocation assistance provided under the Company’s relocation policy.

(D)

This amount represents the reimbursement related to the taxes on the imputed income from Ms. Ackermann’s relocation as provided pursuant to the Company’s relocation policy, as well as for the loss on sale payment she received, as described on page 51 under “Ms. Ackermann’s Employment Agreement.”

(E)	This amount represents the reimbursement related to the taxes on the imputed income from Mr. Appio’s Expat Program Benefits as provided for pursuant to the Company’s standard policy.

(5)	Mr. Papa is Chairman of the Board. He does not receive any additional compensation of any kind for his services as a Board member.

(6)	Compensation is not shown for 2016 for Mr. Appio because he was not an NEO prior to 2017. Compensation is not shown for 2017 or 2016 for Mr. Gordon because he was not an NEO prior to 2018.

Grants of Plan-Based Awards

The following table provides information on the grants of plan-based awards to the NEOs during the year ended December 31, 2018.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	All Other Option Awards: Number of Securities Underlying Options(4) (#)	Exercise or Base Price of Option Awards(5) ($/Sh)	Grant Date Fair Value(6) ($)
Name	Grant Date	Committee Action Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Joseph C. Papa
2018 AIP	2/22/2018	2/22/2018	0	2,250,000	4,500,000
2018 TSR PSU	3/7/2018	2/22/2018				127,859	255,717	511,434				3,629,391
2018 ROTC PSU	3/7/2018	2/22/2018				21,310	85,240	170,480				1,305,024
2018 RSU	3/7/2018	2/22/2018							113,652			1,740,012
2018 Options	3/7/2018	2/22/2018								338,058	15.32	1,999,715
2018 MRSU	9/14/2018	8/1/2018							30,000			670,500

Paul S. Herendeen
2018 AIP	2/22/2018	2/22/2018	0	1,200,000	2,400,000
2018 TSR PSU	3/7/2018	2/22/2018				19,889	39,778	79,556				564,569
2018 ROTC PSU	3/7/2018	2/22/2018				9,945	39,778	79,556				609,001
2018 RSU	3/7/2018	2/22/2018							59,667			913,502
2018 Options	3/7/2018	2/22/2018								177,482	15.32	1,049,860
2018 MRSU	9/14/2018	8/1/2018							10,000			223,500

Christina M. Ackermann
2018 AIP	2/22/2018	2/22/2018	0	528,000	1,056,000
2018 TSR PSU	3/7/2018	2/22/2018				3,410	6,819	13,638				96,782
2018 ROTC PSU	3/7/2018	2/22/2018				5,114	20,457	40,914				313,197
2018 RSU	3/7/2018	2/22/2018							20,457			313,197
2018 Options	3/7/2018	2/22/2018								60,853	15.32	359,964

Thomas J. Appio
2018 AIP	2/22/2018	2/22/2018	0	600,000	1,200,000
2018 TSR PSU	3/7/2018	2/22/2018				3,694	7,388	14,776				104,858
2018 ROTC PSU	3/7/2018	2/22/2018				5,540	22,161	44,322				339,285
2018 RSU	3/7/2018	2/22/2018							22,162			339,300
2018 Options	3/7/2018	2/22/2018								65,923	15.32	389,954
2018 MRSU	12/14/2018	8/1/2018							25,440			581,813

Joseph F. Gordon
2018 AIP	2/22/2018	2/22/2018	0	440,000	880,000
2018 TSR PSU	3/7/2018	2/22/2018				2,273	4,546	9,092				64,521
2018 ROTC PSU	3/7/2018	2/22/2018				3,410	13,638	27,276				208,798
2018 RSU	3/7/2018	2/22/2018							13,638			208,798
2018 Options	3/7/2018	2/22/2018								40,568	15.32	239,972

(1)

Represents the threshold, target, and maximum awards set for the 2018 AIP. The actual amount paid for 2018 is included in the Summary Compensation Table on page 55 under the column titled “Non-Equity Incentive Plan Compensation.”

(2)

Amounts shown are the threshold, target and maximum number of units that can be distributed under the 2018 PSUs awarded, based on the extent to which the financial metrics (ROTC and TSR) are achieved under these awards as further described beginning on page 47. Earned PSUs, if any, can range from 0% to 200% of target.

(3)	This column shows the number of RSUs granted in 2018. The 2018 RSUs vest in three equal installments on the first, second and third anniversaries of the grant date.

(4)

This column shows the number of non-qualified Stock Options granted in 2018. The aggregate number of Stock Options granted in 2018 expressed as a percentage of the total issued and outstanding shares of the Company as of December 31, 2018 (otherwise known as the “burn rate”) was 1.87%.

(5)

The non-qualified options vest 1/3 per year on the first, second and third anniversaries of the grant date and have a ten-year term. The exercise price is the closing price of the Company’s Common Shares on the date prior to the grant date.

(6)

This column shows the grant date fair value of each equity award computed in accordance with FASB ASC Topic 718. The grant date fair value of the TSR PSU awards was calculated based on the probable outcome of the performance conditions related to these awards in accordance with FASB ASC 718. The grant date fair value of the Stock Options was determined using Black-Scholes.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information on the holdings of Stock Options and stock awards by the NEOs as of December 31, 2018. This table includes unexercised and unvested option awards and unvested RSUs and PSUs. Each equity grant is shown separately for each NEO. The market value of the stock awards is based on the closing market price of our Common Shares on December 31, 2018, which was $18.47.

			Option Awards				Stock Awards
Name	Date of Grant	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Options Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Joseph C. Papa	5/22/2016						186,683	(1)	$3,448,035
	6/9/2016	341,326	341,326	(2)	23.92	5/2/2026
	3/7/2018	0	338,058	(4)	15.32	3/7/2028
	3/7/2018						113,652	(3)	$2,099,152
	3/7/2018						56,827	(9)	$1,049,595
	3/7/2018									56,827	(10)	$1,049,595
	3/7/2018									255,717	(11)	$4,723,093
	9/14/2018						30,000	(3)	$554,100

Paul S. Herendeen	8/22/2016	666,666	333,334	(4)	28.74	8/22/2026
	8/22/2016						50,000	(3)	$923,500
	3/7/2018	0	177,482	(4)	15.32	3/7/2028
	3/7/2018						59,667	(3)	$1,102,049
	3/7/2018						26,519	(9)	$489,806
	3/7/2018									26,519	(10)	$489,806
	3/7/2018									39,778	(11)	$734,700
	9/14/2018						10,000	(3)	$184,700

Christina M. Ackermann	8/8/2016						14,615	(3)	$269,939
	8/8/2016						26,306	(5)	$485,872
	8/10/2016	19,734	19,735	(2)	27.32	8/10/2026
	1/6/2017						16,384	(3)	$302,612
	1/6/2017						32,765	(6)	$605,170
	1/6/2017									8,191	(7)	$151,288
	1/6/2017									8,192	(8)	$151,306
	3/1/2017	20,115	40,230	(4)	14.38	3/1/2027
	3/7/2018	0	60,853	(4)	15.32	3/7/2028
	3/7/2018						20,457	(3)	$377,841
	3/7/2018						13,638	(9)	$251,894
	3/7/2018									13,638	(10)	$251,894
	3/7/2018									6,819	(11)	$125,947

Thomas J. Appio	8/9/2013	22,350	0		101.68	8/9/2023
	1/6/2017						8,192	(3)	$151,306
	1/6/2017						16,383	(6)	$302,594
	1/6/2017									4,096	(7)	$75,653
	1/6/2017									4,096	(8)	$75,653
	3/1/2017	10,058	20,116	(4)	14.38	3/1/2027
	3/28/2017						21,248	(12)	$392,451
	3/7/2018	0	65,923	(4)	15.32	3/7/2028
	3/7/2018						22,162	(3)	$409,332
	3/7/2018						14,774	(9)	$272,876
	3/7/2018									14,774	(10)	$272,876
	3/7/2018									7,388	(11)	$136,456
	12/14/2018						25,440	(3)	$469,877

			Option Awards				Stock Awards
Name	Date of Grant	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Options Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Joseph F. Gordon	8/9/2013	15,075	0		101.68	8/9/2023
	5/3/2016						2,021	(3)	$37,328
	6/9/2016	10,388	5,194	(4)	23.92	6/9/2026
	1/6/2017						10,922	(3)	$201,729
	1/6/2017						21,844	(6)	$403,459
	1/6/2017									5,461	(7)	$100,865
	1/6/2017									5,461	(8)	$100,865
	3/1/2017	13,410	26,821	(4)	14.38	3/1/2027
	3/7/2018	0	40,568	(4)	15.32	3/7/2028
	3/7/2018						13,638	(3)	$251,894
	3/7/2018						9,092	(9)	$167,929
	3/7/2018									9,092	(10)	$167,929
	3/7/2018									4,546	(11)	$83,965

(1)	1/2 of RSUs vested on May 2, 2018. Remaining RSUs are scheduled to vest on the fourth anniversary of the grant date.

(2)	Options vest 1/4 per year on the first, second, third and fourth anniversary of the grant date.

(3)	RSUs and MRSUs vest 1/3 per year on the first, second, and third anniversary of the grant date.

(4)	Options vest 1/3 per year on the first, second and third anniversary of the grant date.

(5)

The amount reported is the target number of shares. The award vests based on the average of the closing prices of the Company’s Common Shares during the 90 consecutive trading days ending on the measurement date. If the share price equals or exceeds $29.23, 100% of target shares delivered; if the share price equals or exceeds $37.95, 200% of target shares delivered; and if the share price equals or exceeds $48.25, 300% of target shares delivered. However, if the Company’s TSR for the period August 8, 2016 through August 8, 2019 is below the 50th percentile of the TSR for the Company’s peer group, no more than 100% of target shares delivered based on the Company’s Common Share price.

(6)

The amount reported is the maximum number of shares that may be earned based on the first and second measurement periods of an award with three one-year periods. The award vests based on ROTC, measured over three one-year periods, from 2017 through 2019. The amount reported reflects the first and second tranches of the award and is shown at achievement of 200%. The remaining tranche will vest based on metrics set in 2019, and are described in Footnote 7 below.

(7)

The amount reported is the target number of shares for the third tranche of an award with three one-year periods. See Footnote 6 above. The award vests based on ROTC, measured over year three (2019) of the three one-year periods. 1/3 of such PSUs delivered will be based on ROTC for 2017 and 1/3 of such PSUs delivered will be based on ROTC for 2018, which were both achieved at 200% as described on page 47 and reflected in footnote 6 above. 1/3 will be based on ROTC for 2019 as set forth in performance metrics established in 2019. The value shown above reflects target achievement for the 2019 measurement period. The total number of PSUs delivered will be based on the average achievement with respect to each of the three one-year periods.

(8)

The amount reported is the target number of shares. The award vests based on the closing price of the Company’s Common Shares on the vesting date. If the share price equals or exceeds $19.53, 25% of target shares delivered; if the share price equals or exceeds $29.30, 100% of target shares delivered; and if the share price equals or exceeds $58.60, 200% of target shares delivered. However, if the Company’s TSR between grant date and vesting date is below the 50th percentile of the TSR for the Company’s peer group, no more than 100% of target shares may be received based on the Company’s common stock price.

(9)

The amount reported is the maximum number of shares that may be earned based on the first measurement period of an award with three one-year periods. The award vests based on ROTC, measured over the three one-year periods, from 2018 through 2020. The amount reported reflects the first tranche of the award for the first year of the three-year measurement period and is shown at achievement of 200% for ROTC for 2018. The remaining tranches will vest based on metrics set in 2019 and 2020, respectively and are described in Footnote 10 below.

(10)

The amount reported is the target number of shares for the second and third tranches of an award with three one-year periods. See Footnote 9 above. The award vests based on ROTC, measured over years two and three (2019 and 2020) of the three one-year periods, from 2018 through 2020. 1/3 of such PSUs delivered will be based on ROTC for 2018, which were achieved at 200% as described on page 47 and reflected in footnote 9 above, 1/3 will be based on the performance metrics established in 2019, and 1/3 will be based on the performance metrics established in 2020. The value shown above reflects target achievement for the 2019 and 2020 measurement periods. The total number of PSUs delivered will be based on the average achievement with respect to each of the three one-year periods.

(11)

The amount reported is the target number of shares. The award vests based on the closing price of the Company’s Common Shares on the vesting date. If the share price equals or exceeds $21.86, 50% of target shares delivered; if the share price equals or exceeds $26.76, 100% of target shares delivered; and if the share price equals or exceeds $43.30, 200% of target shares delivered. However, if the Company’s TSR between grant date and vesting date is below the 50th percentile of the TSR for the Company’s peer group, no more than 100% of target shares may be received based on the Company’s common stock price.

(12)	1/3 of RSUs vested on August 17, 2017 and 1/3 of RSUs vested on August 17, 2018. The remaining RSUs will vest 1/3 on August 17, 2019.

Option Exercises and Stock Vested

The following table provides information regarding option exercises by the NEOs during 2018 and Common Shares acquired on the vesting of RSUs held by the NEOs during 2018.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Joseph C. Papa	—	—	186,684	$3,418,184
Paul S. Herendeen	—	—	50,000	$1,118,500
Christina M. Ackermann	—	—	22,806	$539,100
Thomas J. Appio	—	—	25,342	$558,513
Joseph F. Gordon	—	—	7,481	$166,625

(1)	The amounts reflected in this column represent the market value of the underlying Common Shares as of the vesting date.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table sets forth the expected benefits to be received by each NEO in each of the following termination scenarios. This table assumes a termination date of December 31, 2018 and a stock price of $18.47, which was the closing price of our Common Shares on December 31, 2018, the last business day of the year. The receipt of benefits is generally subject to executing and not revoking a release of claims. Other relevant assumptions and explanations are set forth in the footnotes following the table.

	Termination without Cause or for Good Reason	Termination within 12 months of Change in Control	Termination due to Death or Disability
Joseph C. Papa
Cash(1)	11,302,500	11,302,500	3,802,500
RSUs(2)(8)	3,448,035	3,448,035	6,101,287
PSUs(9)	—	—	—
Stock Options(3)(10)	—	—	1,064,883
Other Benefits(1)	23,975	23,975	—
Total Estimated Incremental Value	14,774,510	14,774,510	10,968,670

Paul S. Herendeen
Cash(4)	3,400,000	5,600,000	1,200,000
RSUs(5)(8)	923,500	923,500	2,210,249
PSUs(9)	—	—	—
Stock Options(3)(10)	—	—	559,068
Other Benefits	—	—	—
Total Estimated Incremental Value	4,323,500	6,523,500	3,969,317

Christina M. Ackermann
Cash(6)	1,716,000	2,904,000	—
RSUs(5)(8)	567,577	572,552	950,392
PSUs(7)(9)	504,083	403,274	504,083
Stock Options(3)(10)	—	246,811	438,498
Other Benefits(1)	30,739	30,739	—
Total Estimated Incremental Value	2,818,399	4,157,376	1,892,973

Thomas J. Appio
Cash(6)	1,950,000	3,300,000	—
RSUs(8)(11)	541,270	151,306	1,030,515
PSUs(9)	252,041	201,637	252,041
Stock Options(10)	—	123,412	331,069
Other Benefits(1)	5,904	5,904	—
Total Estimated Incremental Value	2,749,215	3,782,259	1,613,625

Joseph F. Gordon
Cash(6)	1,430,000	2,420,000	—
RSUs(8)(12)	235,741	201,729	453,623
PSUs(9)	336,062	268,850	336,062
Stock Options(10)(12)	—	164,545	292,334
Other Benefits(1)	16,870	16,870	—
Total Estimated Incremental Value	2,018,673	3,071,994	1,082,019

(1)

If Mr. Papa’s employment is terminated by us without cause, or by Mr. Papa for good reason, including within 12 months of our change in control (or during the six-month period prior to a change in control if such termination was in contemplation of, and directly related to, the change in control), or upon the expiration of his employment term, Mr. Papa will be entitled to receive a cash severance payment equal to the sum of two times the sum of his annual base salary and annual target incentive and a prorated annual incentive based on actual performance, as shown above in “Cash” under “Termination without Cause or for Good Reason” and “Termination within 12 months of a Change in Control.” Mr. Papa will also be entitled to receive continued health benefits for 24 months at active employee rates, as shown above in “Other Benefits” under “Termination without Cause or for Good Reason” and “Termination within 12 months of a Change in Control.” For Mr. Papa, “good reason” includes (i) a diminution of duties and responsibilities, including removing Mr. Papa from the position of CEO; (ii) any reduction in base salary or target incentive opportunity; (iii) any relocation of Mr. Papa’s primary place of business that results in an increase of his one-way commute by 50 miles or more; and (iv) a material breach by the Company of a material provision of his employment agreement. If employment is terminated as a result of death or disability, the Company will pay any bonus earned but unpaid in respect to the fiscal year preceding the termination date, as shown above under “Termination due to Death or Disability.”

(2)

Pursuant to the terms of the equity award agreements governing Mr. Papa’s 2016 RSUs, if his employment is terminated by us without cause, or by Mr. Papa for good reason, including within 12 months of a change in control (or during the six-month period prior to a change in control if such termination was in contemplation of, and directly related to, the change in control), or due to death or disability, Mr. Papa will be entitled to accelerated vesting of unvested RSUs, as shown above under “Termination without Cause or for Good Reason,” “Termination within 12 months of a Change in Control,” and “Termination due to Death or Disability.”

(3)

Pursuant to the terms of the equity award agreements governing Messrs. Papa and Herendeen and Ms. Ackermann’s 2016 Stock Options, if their employment is terminated by us without cause, by Mr. Papa, Mr. Herendeen or Ms. Ackermann for good reason, or due to death or disability, unvested options will vest pro-rata, unless this termination is within 12 months of a change in control (or during the six-month period prior to a change in control if such termination was in contemplation of, and directly related to, the change in control), in which case all of unvested options will vest. For Messrs. Papa and Herendeen, if, on the date of their voluntary termination, age plus service equals at least 65, and they comply with the non-solicit, non-compete, and non-disparagement covenants in their employment agreements, they will have two years to exercise these options. Based on our closing stock price as of December 31, 2018, these Stock Options are underwater, so no estimated incremental value is shown in the table above.

(4)

If the employment of Mr. Herendeen is terminated by us without cause, or by Mr. Herendeen for good reason, he will be entitled to receive a cash severance payment equal to one times the sum of annual base salary and annual target incentive (or, if such termination occurs in contemplation of a change in control or within twelve months following a change in control, two times the sum of annual base salary and annual target incentive), and a prorated annual incentive for the year of termination equal to the lesser of the annual incentive based on our actual performance and his annual target incentive, as shown above under “Termination without Cause or for Good Reason.” And “Termination within 12 months of a Change in Control.” For Mr. Herendeen, “good reason” includes (i) a material reduction in duties and responsibilities, including a removal of Mr. Herendeen as CFO; (ii) any reduction in base salary or target incentive opportunity which is not comparable to the reductions for other similarly situated executive officers; (iii) any relocation of his primary place of business that results in an increase of one-way commute by 50 miles or more; and (iv) a material breach by us of a material provision of employment agreement. Upon a termination of Mr. Herendeen’s employment due to death or disability, or upon expiration of the employment term following non-renewal of employment agreement by either party, he is entitled to receive a prorated annual incentive for the year of termination equal to the lesser of the annual incentive based on our actual performance and annual target incentive, as shown above under “Termination due to Death or Disability.”

(5)

Pursuant to the terms of the equity award agreements governing Mr. Herendeen and Ms. Ackermann’s RSUs received upon hire, if Mr. Herendeen or Ms. Ackermann’s employment is terminated by us without cause, by Mr. Herendeen or Ms. Ackermann for good reason, or upon death or disability, they are entitled to accelerated vesting of unvested RSUs as shown above under “Termination without Cause or for Good

Reason,” “Termination within 12 months of a Change in Control,” and “Termination due to Death or Disability.”

(6)

If the employment of Ms. Ackermann or Messrs. Appio and Gordon is terminated by us without cause, or by Ms. Ackermann or Messrs. Appio and Gordon for good reason, they will be entitled to receive a cash severance payment equal to one times the sum of annual base salary and annual target incentive, a prorated annual incentive for the year of termination equal to the lesser of the annual incentive based on our actual performance and annual target incentive, continued health benefits for 12 months at active employee rates, and, for Ms. Ackermann, outplacement support, as shown above under “Termination without Cause or for Good Reason.” For Ms. Ackermann and Mr. Appio, “good reason” includes (i) a material reduction in duties and responsibilities, including a removal from their current position; (ii) any reduction in base salary or target incentive opportunity which is not comparable to the reductions for other similarly situated executive officers; and (iii) a material breach by us of a material provision of their employment agreement. For Mr. Gordon, “good reason” includes (i), (ii), and (ii) above, as well as (iv) any relocation of his primary place of business that results in an increase of one-way commute by 50 miles or more. If such termination occurs in contemplation of our change in control or within 12 months following our change in control, Ms. Ackermann and Messrs. Appio and Gordon will be entitled to receive a cash severance payment equal to two times the sum of annual base salary and annual target incentive, a prorated annual target incentive for the year of termination, continued health benefits for 12 months at active employee rates, and, for Ms. Ackermann, outplacement support, as shown above under “Termination within 12 months of a Change in Control.”

(7)

Pursuant to the terms of the equity award agreements governing Ms. Ackermann’s 2016 PSUs, if Ms. Ackermann’s employment is terminated by us without cause, or by Ms. Ackermann for good reason, due to Ms. Ackermann’s death or disability, or within 12 months of a change in control (or during the six-month period prior to a change in control if such termination was in contemplation of, and directly related to, the change in control), unvested PSUs would vest on a pro-rata basis based on actual performance through Ms. Ackermann’s termination date (or, if later, the date of the change in control). Based on actual performance, no PSUs would have been delivered so no estimated incremental value is shown in the table above.

(8)

Pursuant to the terms of the equity award agreements governing Ms. Ackermann’s and Messrs. Appio and Gordon’s 2017 RSUs, and for all of the NEOs 2018 RSUs and MRSUs, if their employment is terminated by us without cause or by the NEOs for good reason, unvested RSUs will vest pro-rata and if their employment is terminated due to death or disability, all unvested RSUs will vest. Under these agreements, if an NEO is terminated without cause (or, in the case of the 2017 RSUs and 2018 RSUs, by the NEO for good reason) within 12 months of our change in control (or during the six-month period prior to a change in control if such termination was in contemplation of, and directly related to, the change in control), all unvested RSUs will vest. This vesting treatment, except in the case of death or disability shown above under “Termination due to Death or Disability,” applies beginning after the first anniversary of the grant date. Therefore, no value is shown above for the 2018 RSUs and MRSUs under “Termination without Cause or for Good Reason” or “Termination within 12 months of a Change in Control.” For all of the NEOs’ 2018 RSUs, any unvested portion will vest, provided that they meet the retirement definition (voluntary termination of service on or after age 55, and age plus years of service total at least 65). This vesting treatment also applies beginning after the first anniversary of the grant date. Therefore, no value is shown separately above for Retirement.

(9)

Pursuant to the terms of the equity award agreements governing Ms. Ackermann’s and Messrs. Appio and Gordon’s 2017 PSUs, and for all of the NEOs 2018 PSUs, if their employment is terminated by us without cause, by the NEOs for good reason, or upon death or disability, they will be entitled to prorated vesting of unvested PSUs at actual performance as shown above under “Termination without Cause or for Good Reason” and “Termination due to Death or Disability.” If their employment is terminated by us without cause, or by the NEOs for good reason, in each case within 12 months of our change of control (or during the six-month period prior to a change in control if such termination was in contemplation of, and directly related to, the change in control), unvested PSUs will vest pro-rata based on target performance through termination date (or, if later, the date of the change in control). This vesting treatment applies beginning after the first anniversary of the grant date. Therefore, no value is shown above for the 2018 PSUs under “Termination without Cause or for Good Reason,” “Termination within 12 months of a Change in Control,” or “Termination due to Death or Disability.” For all of the NEOs’ 2018 PSUs, any unvested portion will vest pro-rata based on actual results, provided that they meet the retirement definition (voluntary termination of service on or after age 55, and age plus years of service total at least 65). This vesting treatment also applies beginning after the first anniversary of the grant date. Therefore, no value is shown separately above for vesting upon retirement.

(10)

Pursuant to the terms of the equity award agreements governing Ms. Ackermann’s and Messrs. Appio and Gordon’s 2017 Stock Options, and for all of the NEOs 2018 Stock Options, if their employment is terminated by us without cause, or terminated by the NEOs for Good Reason, in either case within 12 months of our change of control (or during the six-month period prior to a change in control if such termination was in contemplation of, and directly related to, the change in control), or in the case of death or disability, unvested options will vest in full. This vesting treatment, except in the case of death or disability shown above under “Termination due to Death or Disability,” applies beginning after the first anniversary of the grant date. Therefore, no value is shown above for the 2018 Stock Options under “Termination within 12 months of a Change in Control.” For all of the NEOs’ 2018 Stock Options, any unvested portion will vest, provided that they meet the retirement definition (voluntary termination of service on or after age 55, and age plus years of service total at least 65). This vesting treatment also applies beginning after the first anniversary of the grant date. Therefore, no value is shown separately above for Retirement.

(11)

Pursuant to the terms of the equity award agreement governing Mr. Appio’s retention 2017 RSUs, if Mr. Appio’s employment is terminated by us without cause, by Mr. Appio for good reason, or following non-renewal of Mr. Appio’s employment agreement by us, Mr. Appio is entitled to accelerated vesting of unvested RSUs as shown above under “Termination without Cause or for Good Reason.”

(12)

Pursuant to the terms of the equity award agreements governing Mr. Gordon’s 2016 RSUs and Stock Options, if Mr. Gordon’s employment is terminated by us without cause, Mr. Gordon will be entitled to accelerated vesting of unvested RSUs and Stock Options, as shown above under “Termination without Cause or for Good Reason.” Based on our closing stock price as of December 31, 2018, these Stock Options are underwater, so no estimated incremental value is shown in the table above.

2018 Pay Ratio Disclosure

Pay Ratio

In accordance with the requirements of Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K (which we collectively refer to as the “Pay Ratio Rule”), we are providing the following estimated information for 2018:

•	the median of the annual total compensation of all our employees (excluding our CEO) was $37,872;

•	the annual total compensation of our CEO was $14,741,050; and

•	the ratio of these two amounts was 389 to 1. We believe that this ratio is a reasonable estimate calculated in a manner consistent with the requirements of the Pay Ratio Rule.

Methodology for Identifying Our Median Employee

Employee Population

To identify the median of the annual total compensation of all of our employees (other than our CEO), we first identified our total employee population from which we determined our median employee. We determined that, as of October 2, 2017, our employee population consisted of approximately 20,893 individuals (of which approximately 27% were located in the United States and 73% were located in jurisdictions outside the United States).

As permitted by the Pay Ratio Rule, we adjusted our total employee population (as described above) for purposes of identifying our median employee by excluding approximately 1,023 of our employees located in certain jurisdictions outside of the United States given the relatively small number of employees in those jurisdictions, as follows: 49 employees from Algeria, 70 employees from Australia, 47 employees from Belarus, 32 employees from Bulgaria, 20 employees from Croatia, 94 employees from Hong Kong, 46 employees from Kazakhstan, 24 employees from Lithuania, 84 employees from Malaysia, 48 employees from the Philippines, 24 employees from Portugal, 57 employees from Romania, 48 employees from Singapore, 33 employees from Slovakia, 61 employees from Slovenia, 25 employees from South Africa, 25 employees from Sweden, 17 employees from Switzerland, and 96 employees from Taiwan. There are 15 employees or less in the following jurisdictions: Austria, Belgium, Bosnia & Herzegovina, Costa Rica, Denmark, the Dominican Republic, El Salvador, Estonia, Finland, Guatemala, Honduras, Indonesia, Montenegro, Nicaragua, Norway, Panama, Peru, and Sri Lanka.

After taking into to account the above described adjustments to our employee population as permitted by the Pay Ratio Rule, our total adjusted employee population for purposes of determining our median employee consisted of approximately 19,870 individuals. Since October 2, 2017, our employee population has changed slightly. We determined that this change in our employee base did not result in any significant impact on our pay ratio disclosure.

Determining our Median Employee

To identify our median employee from our adjusted employee population, we compared the amount of base salary of our employees as reflected in our payroll records and converted to U.S. Dollars. In making this determination, we annualized the compensation of our full-time employees, including those who were hired in 2017 (but did not work for us for the entire fiscal year) and permanent part-time employees (reflecting what they would have earned if they had worked the entire year at their part-time schedule). We identified our median employee using this compensation measure, which was consistently applied to all our employees included in the calculation. Our median employee served in a similar role in 2018 and had his or her compensation adjusted based on his or her performance in that role. We determined that the changes in our median employee’s compensation arrangements for 2018 did not result in a significant change to our pay ratio disclosure and, therefore, we determined that our median employee was still reasonable to utilize for our pay ratio disclosure this year.

Determination of Annual Total Compensation of our Median Employee and our CEO

Once we identified that our median employee selected in 2017 was still reasonable for 2018 disclosure, we then calculated such employee’s annual total compensation for 2018 by using the same methodology we used for purposes of determining the annual total compensation of our NEOs for 2018 as set forth in the Summary Compensation Table on page 55.

Our CEO’s annual total compensation for 2018 for purposes of the Pay Ratio Rule is equal to the amount reported in the “Total” column in the 2018 Summary Compensation Table, adjusted, to the extent applicable, in a similar manner as the annual total compensation of our median employee.

Please note that SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and apply various assumptions and, as result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	All Other Compensation ($)	Total ($)
Richard U. De Schutter	—	375,000	—	375,000
Dr. Fredric N. Eshelman(3)	39,534	—	—	39,534
D. Robert Hale	130,000	250,000	—	380,000
Dr. Argeris (Jerry) N. Karabelas	135,622	250,000	—	385,622
Sarah B. Kavanagh	130,018	250,000	—	380,018
Robert N. Power	132,152	250,000	—	382,152
John A. Paulson	—	360,000	—	360,000
Russel C. Robertson	—	403,337	—	403,337
Thomas W. Ross, Sr.	204,760	250,000	—	454,760
Andrew C. von Eschenbach, M.D.(4)	20,932	128,025	—	148,957
Amy B. Wechsler, M.D.	—	375,455	—	375,455

(1)

The amounts shown in this column relate to the annual RSU grant made to each non-employee Director in 2018, as further described below under the heading “Director Compensation”, and with respect to Mr. De Schutter, Mr. Paulson, Mr. Robertson and Dr. Wechsler, also relate to RSUs granted in lieu of cash for annual Board and committee retainers, pursuant to their election. These amounts are based upon the grant date fair value of awards calculated in accordance with FASB ASC Topic 718. Fair value is calculated using the closing price of our Common Shares on the date of grant for purposes of determining the individual grant amounts.

(2)

Directors had aggregate outstanding RSUs at 2018 fiscal year-end as follows: Mr. De Schutter, 27,709; Mr. Hale, 13,881; Dr. Karabelas, 56,013; Ms. Kavanagh, 53,745; Mr. Paulson, 40,699; Mr. Power, 65,508; Mr. Robertson, 77,377; Mr. Ross, 57,109; Dr. von Eschenbach, 5,832; and Dr. Wechsler, 73,165. With respect to Mr. Hale, all Board compensation accrues to the benefit of the investors in ValueAct Capital Master Fund, L.P., and not to any individual. Under an agreement with ValueAct Capital, Mr. Hale is deemed to hold the RSUs for the benefit of the limited partners of ValueAct Capital Master Fund, L.P. and indirectly for (i) VA Partners I, LLC as General Partner of ValueAct Capital Master Fund, L.P., (ii) Value Act Capital Management, L.P. as the manager of ValueAct Capital Master Fund, L.P., (iii) ValueAct Capital Management, LLC as General Partner of ValueAct Capital Management, L.P., (iv) ValueAct Holdings, L.P. as the sole owner of the limited partnership interests of ValueAct Capital Management, L.P. and the membership interests of ValueAct Capital Management, LLC and as the majority owner of the membership interests of VA Partners I, LLC and (v) ValueAct Holdings GP, LLC as General Partner of ValueAct Holdings, L.P.

(3)	Dr. Eshelman did not stand for reelection at the 2018 Annual Meeting.

(4)	Dr. von Eschenbach was appointed to the Board on October 29, 2018.

Director Compensation

Our Nominating and Corporate Governance Committee is required by its charter to periodically review, and make recommendations to the full Board regarding, the compensation of our non-employee Directors. The Nominating and Corporate Governance Committee has sole authority under its charter to retain and/or terminate compensation consultants or compensation consulting firms as the Nominating and Corporate Governance Committee may deem appropriate in recommending non-employee Director compensation.

In 2018, our Nominating and Corporate Governance Committee engaged Pay Governance to assist in its periodic assessment of our non-employee Director compensation. In their evaluation, which concluded in February 2019, the Nominating and Corporate Governance Committee considered (i) compensation data of comparator groups; (ii) the high level of expertise and the time commitment that service on our Board requires; and (iii) the workload of each non-employee Director. The Nominating and Corporate Governance Committee

determined that that no changes were required to non-employee Director compensation for 2019, and that the compensation of our Lead Independent Director and Chairperson of our Audit and Risk Committee accurately reflects the workload associated with each position at this time. The Nominating and Corporate Governance Committee will conduct its next periodic evaluation of non-employee Director compensation in 2021.

In 2018, our Directors’ fees consisted of the following:

Annual Cash Compensation
Board Retainer	$100,000
Additional Fee—Lead Independent Director	$75,000
Additional Retainers—Committee Chairpersons
Audit and Risk Committee Chairperson	$40,000
Talent and Compensation Committee Chairperson	$25,000
Nominating and Corporate Governance Committee Chairperson	$15,000
Science and Technology Committee Chairperson(1)	$20,000
Finance and Transactions Committee Chairperson	$15,000
Conduct and Compliance Committee Chairperson(2)	$15,000
Additional Retainers—Committee Members not serving as Chairpersons
Audit and Risk Committee Member	$15,000
Talent and Compensation Committee Member	$15,000
Nominating and Corporate Governance Committee Member	$10,000
Science and Technology Committee Member(1)	$12,000
Finance and Transactions Committee Member	$10,000
Conduct and Compliance Committee Member(2)	$10,000
Annual Equity Compensation
Annual RSU Grant	$250,000

(1)	The Science and Technology Committee was established on October 30, 2018.

(2)	The Conduct and Compliance Committee was dissolved on October 30, 2018.

Our Directors may elect to receive their fees in cash, in RSUs, or in a combination of cash and RSUs. RSUs received pursuant to this election are paid in a lump sum of Common Shares at the end of such Director’s service with the Company. All fees, whether payable in cash or RSUs, are delivered in quarterly installments, with the exception of the additional fee for the Lead Independent Director, which is paid once annually on the third day following each Annual Meeting of Shareholders. In addition to the above fees, Directors are also reimbursed for their out-of-pocket expenses in attending in-person meetings.

Any Director serving as Non-Executive Chairperson would be entitled to receive an annual payment of $400,000 (payable $220,000 in RSUs and $180,000 in cash). There is currently no Non-Executive Chairperson on the Board, and Mr. Papa, our Chairman and CEO, received compensation in 2018 only in his capacity as our CEO. See Summary Compensation Table on page 55.

The Company also grants each non-employee Director, on the third business day following each Annual Meeting of Shareholders, a number of RSUs with a fair market value equal to $250,000. These annual grants of RSUs vest and are deliverable prior to the next Annual Meeting of Shareholders, unless the Director elects to defer issuance until the Director’s separation from the Company.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)		(b)	(c)
Equity Compensation Plans Approved By Shareholders	18,151,860	(1)	$27.88	14,423,281
Equity Compensation Plans Not Approved By Shareholders	—		—	—

Total	18,151,860		$27.88	14,423,281

(1)

Included in this amount is the maximum number of Common Shares that may be issued under each of the PSUs and annual RSUs outstanding as of December 31, 2018. Includes securities underlying Valeant Pharmaceuticals International (“VPI”) awards granted prior to the Biovail Corporation and VPI merger in September 2010 (the “Merger”) that were converted to Company awards in connection with the Merger. As of December 31, 2018, the weighted average remaining contractual term of outstanding options was 7.9 years.

2014 Omnibus Incentive Plan Summary

Amended and Restated 2014 Omnibus Incentive Plan

The Company’s 2014 Omnibus Incentive Plan was adopted and approved by the Board and the shareholders of the Company effective as of May 20, 2014, and amended and restated effective as of April 30, 2018, as approved by the Board and shareholders of the Company (the “2014 Plan”).

Awards Under the Plan

Under the 2014 Plan, the Company may grant options (including both incentive stock options and nonqualified stock options), share appreciation rights (“SARs”), share awards (including restricted shares, deferred shares and share units that may be settled either in Common Shares or cash), unrestricted Common Shares or cash awards (collectively, the “Awards”). Awards may be granted singly, in combination or in tandem as determined by the Talent and Compensation Committee, in its sole discretion. A maximum number of Common Shares subject to Awards which may be issued pursuant to the Amended 2014 Plan will be equal to the sum of (i) 18,368,825 Common Shares (approved by shareholders at the 2014 Annual Meeting) and (ii) 11,900,000 Common Shares (approved by shareholders at the 2018 Annual Meeting) and (iii) the number of common Shares becoming available for reuse after awards are terminated, forfeited, cancelled, exchanged or surrendered under the Company’s 2011 Omnibus Incentive Plan and the 2007 Equity Compensation Plan (approximately 8.7% of issued and outstanding Common Shares as of December 31, 2018).

A SAR entitles the participant to receive an amount equal to the difference between the market price of the Company’s Common Shares on the exercise date and the exercise price of the SAR (which may not be less than 100% of the market price of a Common Share on the grant date), multiplied by the number of Common Shares subject to the SAR.

All Awards under the 2014 Plan are subject to the Company’s Clawback Policy, which was adopted on February 21, 2017 and is available on the Company’s website at www.bauschhealth.com (under the tab “Investors” and under the subtab “Corporate Governance — Governance Documents”).

Eligibility

Persons eligible to receive Awards include employees (including any officer), Directors or individuals performing services for the Company or its subsidiaries in the capacity of a consultant, agent or otherwise, as determined by the Talent and Compensation Committee in its sole discretion. Unless otherwise determined by the Talent and Compensation Committee, members of the Board shall generally not be eligible to receive SARs or options.

Participation Limits

Subject to adjustments made to reflect a change in the Company’s capital structure, including as a result of a stock dividend, stock split, reverse stock split, merger, consolidation, recapitalization, reorganization or divestiture or other similar event (“Capital Structure Adjustments”), (i) the number of Common Shares issuable to persons who are reporting insiders (as defined in National Instrument 55-104 — Insider Reporting Requirements and Exemptions of the Canadian Securities Administrators), at any time, under all security-based compensation arrangements of the Company, cannot exceed 10% of issued and outstanding Common Shares of the Company; (ii) the number of Common Shares issued to such insiders, within any one-year period, under all security-based compensation arrangements of the Company, cannot exceed 10% of issued and outstanding securities; (iii) the number of Common Shares issuable to non-employee members of the Board, at any time, under all security-based compensation arrangements of the Company, cannot exceed 1% of issued and outstanding Common Shares of the Company; (iv) the aggregate number of Common Shares that may be granted prior to November 2, 2017 to any employee covered by Section 162(m) of the Internal Revenue Code during a calendar year in the form of options, share appreciation rights, and/or share awards and intended to qualify as “performance-based compensation” thereunder was not permitted to exceed the number of Common Shares initially authorized for grant and (v) in any calendar year, no participant who is a non-employee Director of the Company shall be granted Awards, in either equity, cash or other compensation, with an aggregate fair market value as of the grant date or payment date, as applicable, in excess of $750,000.

If any Common Shares subject to an Award are forfeited, canceled, exchanged or surrendered, or if an Award terminates or expires without a distribution of Common Shares to the participant, the Common Shares with respect to the Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for awards under the 2014 Plan; however, the Common Shares surrendered or withheld as payment of either the exercise price of an option or SAR that are retained by the Company to account for the exercise price and/or withholding taxes in respect of an Award will no longer be available for Awards under the 2014 Plan.

Expiration of Options and SARs

Generally options and SARs are granted for a term determined by the Talent and Compensation Committee but not to exceed 10 years (the “Original Term”). For options granted as incentive stock options to certain participants, the Original Term shall not exceed five years. If the Original Term of an option and SAR held by a participant expires during a Company blackout period applicable to the participant which prohibits the participant from trading in Company securities, the term of such option shall be extended until the tenth business day following the end of the Company blackout period.

Exercise Price of Options and SARs

The exercise price per Common Share for each option and SAR is not less than 100% of the closing price of the Common Shares on the trading day immediately preceding the date of grant. Additionally, for options granted as incentive stock options to certain participants, the exercise price per Common Share cannot be less than 110% of the closing price of the Common Shares on the trading day immediately preceding the date of grant.

Vesting

Awards under the 2014 Plan are subject to such vesting provisions as the Talent and Compensation Committee may determine. Options currently outstanding generally vest in equal installments over a period of three or four years after the date of grant. Share units currently outstanding generally vest in equal installments over a period of three years after the date of grant or 100% on the third anniversary of the date of grant, subject to the achievement of performance criteria where applicable.

Dividends and Dividend Equivalents

The Talent and Compensation Committee may provide that share awards earn dividends or dividend equivalents in the form of additional share awards, subject to such terms, conditions, restrictions and limitations as it may establish from time to time. Notwithstanding the foregoing, dividends or dividend equivalents (i) shall have the same vesting dates and shall be paid in accordance with the same terms as the Award to which they relate and (ii) may not be paid with respect to any Award subject to the achievement of performance criteria, unless and until the relevant performance criteria have been satisfied.

Termination of Employment and Change of Control

Unless the applicable award agreement provides otherwise or the Talent and Compensation Committee determines otherwise, vesting with respect to an Award will cease upon termination of a participant’s employment or service with the Company, and unvested Awards shall be forfeited upon such termination. In the case of termination for cause, vested Awards shall also be forfeited.

Unless otherwise set forth in a participant’s award agreement, all Awards that are assumed or substituted in connection with a change of control transaction will become fully vested, exercisable and free of restrictions, and any performance conditions on those Awards will be deemed to be achieved at target if the participant’s employment or service is terminated by the Company without cause or by the participant for good reason within 12 months following a change of control. In addition, unless otherwise set forth in a participant’s award agreement, all Awards that are not assumed or substituted in connection with the change of control transaction will become fully vested (on a pro rata basis), exercisable and free of restrictions and any performance conditions on those Awards will be deemed to be achieved at target (on a pro rata basis) immediately upon the occurrence of the change of control transaction.

In addition, in the event of a change of control transaction, the Talent and Compensation Committee may, in its discretion, (i) provide that each option and each SAR which may, by its terms, only be settled in Common Shares, will, immediately upon the occurrence of a change in control, be deemed to have been exercised on a “net exercise” basis, and (ii) may, in its discretion, except as would otherwise result in adverse tax consequences under Section 409A of the Code, provide that each Award, other than options and SARs will, immediately upon the occurrence of the change of control, be cancelled in exchange for a payment in an amount equal to the excess of the consideration paid per Common Share in the change of control over the purchase price (if any) per Common Share subject to the Award, multiplied by the number of Common Shares subject to the Award.

Nontransferability

Except in specific circumstances described in the 2014 Plan, Awards granted under the 2014 Plan and, during any period of restriction on transferability, Common Shares issued in connection with the exercise of an option or a SAR, may not be sold, pledged, hypothecated, assigned, margined or otherwise transferred in any manner other than by will or the laws of descent and distribution, unless and until the Common Shares underlying such award have been issued, and all restrictions applicable to such Common Shares have lapsed or have been waived by the Talent and Compensation Committee. Notwithstanding the foregoing, the Talent and Compensation Committee may, in its sole discretion, permit (on such terms, conditions and limitations as it may establish) nonqualified stock options and/or Common Shares issued in connection with an option or a SAR exercise to be transferred to a member of a participant’s immediate family or to a trust or similar vehicle for the benefit of a participant’s immediate family members.

Amendment and Termination

The 2014 Plan and any award may be amended, suspended or terminated at any time by the Board, provided that no amendment shall be made without shareholder approval if such shareholder approval is required in order to comply with applicable law or the rules of the NYSE, the rules of the Toronto Stock Exchange (“TSX”), or any other securities exchange on which the Common Shares are traded or quoted. Under the 2014 Plan, the Company shall obtain shareholder approval for: (i) a reduction in the exercise price or purchase price of an award (or the cancellation and re-grant of an award resulting in a lower exercise price or purchase price), except where the reduction is made to reflect a change in the Company’s capital structure, including as a result of a Capital Structure Adjustment; (ii) the extension of the Original Term of an option; (iii) any amendment to remove or to exceed the participation limits described above; (iv) an increase to the maximum number of Common Shares issuable under the 2014 Plan (other than adjustments made to reflect a change in the Company’s capital structure, including as a result of a Capital Structure Adjustment); (v) amendments to the amendment provision of the 2014 Plan other than amendments of a clerical nature; and (vi) any amendment that permits Awards to be transferable or assignable other than for normal estate settlement purposes or for other purposes not involving the receipt of monetary consideration.

Without shareholder approval, the Board has the discretion to make certain amendments to the 2014 Plan, including: (i) amend the vesting provisions of an Award, (ii) amend the payment provisions of an Award, (iii) cancel or modify outstanding Awards, (iv) waive any restrictions imposed with respect to Awards or the Common Shares issued pursuant to Awards, (v) make amendments to the 2014 Plan to ensure compliance with applicable securities and tax law as well as the TSX and NYSE rules, (vi) make any amendment of a clerical nature as well as any amendment clarifying any provision of the 2014 Plan, (vii) make any adjustment to reflect a change in the Company’s capital structure, including as a result of Capital Structure Adjustments, and (viii) suspend or terminate the 2014 Plan unless shareholder approval is required in order to comply with applicable law or the TSX or NYSE rules.

Except for adjustments to awards made in connection with a change of control of the Company, no termination, suspension or amendment of the 2014 Plan or any award shall adversely affect the right of any participant with respect to any award theretofore granted, as determined by the Talent and Compensation Committee, without such participant’s written consent.

The Plan was amended effective August 1, 2018 to change the name of the plan only.

2011 Omnibus Incentive Plan Summary

The Company’s 2011 Omnibus Incentive Plan (the “2011 Plan”) was adopted and approved by the Board and the shareholders of the Company effective as of May 16, 2011. The Company ceased granting new awards under the 2011 Plan upon the approval of the 2014 Omnibus Incentive Plan in 2014.

Awards Under The Plan

Awards under the 2011 Plan may be granted as options (including both incentive stock options and nonqualified stock options), share appreciation rights (“SARs”), share awards (including restricted shares, deferred shares and share units that may be settled either in Common Shares or cash) or cash awards. A SAR entitles the participant to receive an amount equal to the difference between the market price of the Company’s Common Shares on the exercise date and the exercise price of the SAR (which may not be less than 100% of the market price of a Common Share on the grant date), multiplied by the number of Common Shares subject to the SAR. However, no SARs or deferred shares have been granted under the 2011 Plan. Awards may be granted singly, in combination or in tandem as determined by the Talent and Compensation Committee, in its sole discretion. A maximum of 409,174 Common Shares (less than 1% of the issued and outstanding Common Shares as of December 31, 2018) may be issued pursuant to the exercise of options or in connection with the vesting of share awards under the terms of the 2011 Plan.

Eligibility

Persons eligible to receive awards are any employees, Directors or individuals performing services for the Company or its subsidiaries in the capacity of a consultant, agent or otherwise, as determined by the Talent and Compensation Committee. Unless otherwise determined by the Talent and Compensation Committee, members of the Board shall generally not be eligible to receive SARs or options.

Participation Limits

Subject to adjustments made to reflect a change in the Company’s capital structure, including as a result of a stock dividend, stock split, reverse consolidation, recapitalization, reorganization or divestiture or other similar event (“capital structure adjustments”), the aggregate number of Common Shares that may be granted to any “covered employee” during a calendar year in the form of options, SARs, and/or share awards intended to qualify as “performance-based compensation” (such terms having the meanings given in Section 162(m) of the Code, including any rules and regulations thereunder) shall not exceed 1,000,000 Common Shares (computed based on maximum performance).

Furthermore, (i) the number of Common Shares issuable to persons who are reporting insiders (as defined in National Instrument 55-104 — Insider Reporting Requirements and Exemptions of the Canadian Securities Administrators), at any time, under all security-based compensation arrangements of the Company, cannot exceed 10% of issued and outstanding Common Shares of the Company; and (ii) the number of Common Shares issued to such insiders, within any one year period, under all security-based compensation arrangements of the Company, cannot exceed 10% of its issued and outstanding securities.

Expiration of Options and SARs

Generally options and SARs are granted for a term determined by the Talent and Compensation Committee but not to exceed 10 years (the “Original Term”). For options granted as incentive stock options to certain participants, the Original Term shall not exceed five years. If the Original Term of an option and SAR held by a participant expires during a Company blackout period applicable to the participant which prohibits the participant from trading in Company securities, the term of such option shall be extended until the tenth business day following the end of the Company blackout period.

Exercise Price of Options and SARs

The exercise price per share for each option and SAR is not less than 100% of the closing price of the Common Shares on the trading day immediately preceding the date of grant.

Vesting

Awards under the 2011 Plan are subject to such vesting provisions as the Talent and Compensation Committee may determine. Options currently outstanding vest in equal installments over a period of three or four years after the date of grant or 100% on the third or fourth anniversary of the grant date. Share units generally vest 100% on the third anniversary of the date of grant.

Dividend Equivalents

The Talent and Compensation Committee may provide that share awards earn dividends or dividend equivalents in the form of additional share awards, subject to such terms, conditions, restrictions and limitations as it may establish from time to time. Notwithstanding the foregoing, dividends or dividend equivalents may not be paid with respect to any share award subject to the achievement of performance criteria, unless and until the relevant performance criteria have been satisfied. Generally, holders of share units receive dividend equivalents which are subject to vesting in line with the underlying award to which they relate.

Termination of Employment

Except as otherwise provided in a participant’s employment agreement or letter, in the event that the optionholder’s employment is terminated by reason of death, disability, termination by the Company without cause or the participant voluntarily resigns, the right to exercise such option terminates on the date that is 90 days from the participant’s termination (but in no event beyond the Original Term). Any options or share units that are unvested and do not vest on the termination date are cancelled and forfeited.

In the event that the optionholder’s employment is terminated by the Company without cause within one year following a change of control, all unvested options will vest on such termination and the optionholder will have one year following such a termination to exercise the option (but in no event beyond the Original Term). In the case of a holder of share units whose employment is terminated by the Company within one year following a change of control, a number of the holder’s share units will vest on such termination equal to the number of share units granted multiplied by a fraction, the numerator of which is the number of completed months between the date of grant and the date of termination and the denominator of which is thirty-six (36). Any remaining unvested share units which do not vest on the termination date will be cancelled and forfeited on the date of termination.

In the event that the optionholder’s employment is terminated by the Company for cause prior to the exercise of the option, the option shall terminate and expire as of the date of termination of the employment. In the case of a holder of share units whose employment is terminated by the Company for cause, all of the holder’s share units shall terminate as of the date of termination of the employment.

Nontransferability

Awards granted under the 2011 Plan, and during any period of restriction on transferability, Common Shares issued in connection with the exercise of an option, may not be sold, pledged, hypothecated, assigned, margined or otherwise transferred in any manner other than by will or the laws of descent and distribution, unless and until the Common Shares underlying such award have been issued, and all restrictions applicable to such Common Shares have lapsed or have been waived by the Talent and Compensation Committee. Notwithstanding the foregoing, the Talent and Compensation Committee may, in its sole discretion, permit (on such terms, conditions and limitations as it may establish) nonqualified stock options and/or Common Shares issued in connection with an option exercise to be transferred to a member of a participant’s immediate family or to a trust or similar vehicle for the benefit of a participant’s immediate family members.

Amendment and Termination

The 2011 Plan and any award may be amended, suspended or terminated at any time by the Board, provided that no amendment shall be made without shareholder approval if such shareholder approval is required in order to comply with applicable law or the rules of the NYSE, the rules of the TSX, or any other securities exchange on which the Common Shares are traded or quoted. Under the 2011 Plan, the Company shall obtain shareholder approval for: (i) a reduction in the exercise price or purchase price of an award (or the cancellation and re-grant of an award resulting in a lower exercise price or purchase price), except where the reduction is made to reflect a change in the Company’s capital structure, including as a result of a capital structure adjustment; (ii) the extension of the Original Term of an option; (iii) any amendment to remove or to exceed the participation limits described above; (iv) an increase to the maximum number of Common Shares issuable under the 2011 Plan (other than adjustments made to reflect a change in the Company’s capital structure, including as a result of a capital structure adjustment); (v) amendments to the amendment provision of the 2011 Plan other than amendments of a clerical nature; and (vi) any amendment that permits awards to be transferable or assignable other than for normal estate settlement purposes or for other purposes not involving the receipt of monetary consideration.

Without shareholder approval, the Board has the discretion to make certain amendments to the 2011 Plan, including: (i) amend the vesting provisions of an award, (ii) amend the payment provisions of an award, (iii) cancel or modify outstanding awards, (iv) waive any restrictions imposed with respect to awards or the Common Shares issued pursuant to awards, (v) make amendments to the 2011 Plan to ensure compliance with applicable securities and tax law as well as the TSX and NYSE rules, (vi) make any amendment of a clerical nature as well as any amendment clarifying any provision of the 2011 Plan, (vii) make any adjustment to reflect a change in the Company’s capital structure, including as a result of capital structure adjustments, and (viii) suspend or terminate the 2011 Plan.

Except for adjustments to awards made in connection with a change of control of the Company, no termination, suspension or amendment of the 2011 Plan or any award shall adversely affect the right of any participant with respect to any award theretofore granted, as determined by the Talent and Compensation Committee, without such participant’s written consent.

No amendments were made to the 2011 Plan in 2018.

Option and RSU Plans

As of March 4, 2019, 425,124 Common Shares (less than 1% of the issued and outstanding Common Shares) had been issued upon the exercise of options granted under the 2011 Plan and 2,607,034 Common Shares (less than 1% of the issued and outstanding Common Shares) had been issued in connection with the vesting of RSUs granted under the 2011 Plan. As of March 4, 2019, a total of 409,174 Common Shares (less than 1% of the issued and outstanding Common Shares) remained reserved for issuance under the 2011 Plan, representing (i) 404,152 Common Shares (less than 1% of the issued and outstanding Common Shares) issuable in respect of options and (ii) 5,022 Common Shares (less than 1% of the issued and outstanding Common Shares) issuable in respect of RSUs granted and which remain outstanding under such plan. The Company ceased granting new awards under the 2011 Plan upon the approval of the 2014 Plan in 2014.

As of March 4, 2019, 167,518 Common Shares (less than 1% of the issued and outstanding Common Shares) had been issued upon the exercise of options granted under the 2014 Plan and 3,245,399 Common Shares (less than 1% of the issued and outstanding Common Shares) had been issued in connection with the vesting of RSUs granted under the 2014 Plan. As of March 4, 2019, a total of 14,947,530 Common Shares (4.26% of the issued and outstanding Common Shares) remained reserved for issuance under the 2014 Plan, representing (i) 5,465,269 Common Shares (1.56% of the issued and outstanding Common Shares) issuable in respect of options and (ii) 9,482,261 Common Shares (2.7% of the issued and outstanding Common Shares) issuable in respect of RSUs granted and which remain outstanding under such plan.

Burn Rates

The Company’s burn rate for the 2014 Omnibus Incentive Plan for 2018 was 1.76%, for 2017 was 1.71% and for 2016 was 1.99%. Burn rates with respect to each year were calculated by dividing the total number of Common Shares subject to stock options and full value awards (such as restricted stock units) granted during the year (assuming achievement of target performance levels for outstanding performance awards) by the basic weighted-average number of Common Shares outstanding during the period. Burn rate does not take into account equity awards that have been cancelled or forfeited.

AUDIT COMMITTEE REPORT

The Report of the Audit and Risk Committee of the Board shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

The Audit and Risk Committee, comprised of independent Directors, is delegated by the Board to monitor the integrity of our financial statements, the auditors’ qualifications and independence, the performance of the auditors and our internal auditors, and the Company’s compliance with legal and regulatory requirements.

Management has primary responsibility for our financial statements and the overall reporting process as well as establishing and maintaining our internal controls. PricewaterhouseCoopers LLP, our auditors for fiscal year ended December 31, 2018, had the responsibility for expressing an opinion as to whether the audited financial statements have been prepared in accordance with generally accepted accounting principles in the United States in all material respects and on the effectiveness of our internal controls over financial reporting.

The Audit and Risk Committee met with management and the auditors to review and discuss the audited financial statements for the year ended December 31, 2018, as well as management’s assessment of the effectiveness of our internal controls over financial reporting and the auditor’s assessment of our internal controls over financial reporting. The auditors, as well as the internal auditors, had full access to the Audit and Risk Committee, including regular meetings without management present.

The Audit and Risk Committee received from and discussed with the auditors the written report and the letter from the auditor required by applicable requirements of the Public Company Accounting Oversight Board regarding the auditor’s communications with the Audit and Risk Committee concerning independence and has discussed with the auditor the auditor’s independence. Additionally, the committee discussed with the auditors the matters required by Auditing Standard No. 16, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board.

The Audit and Risk Committee acts only in an oversight capacity and must rely on the information provided to it and on the representations made by management and the auditors. Based on the aforementioned reviews and discussions, and the report of the auditors, the Audit and Risk Committee recommended to the Board that the audited financial statements for the year ended December 31, 2018, be included in the Company’s Annual Report filed with the SEC.

Audit and Risk Committee

Russel C. Robertson, Chairperson

Sarah B. Kavanagh

Robert N. Power

Thomas W. Ross, Sr.

CERTAIN TRANSACTIONS

Certain Related-Party Transactions

As described above, the Board has adopted the Standards, which set out the Board’s expectations for the conduct of our Directors, officers and employees in their dealings on behalf of the Company. Our Conflict of Interest Policy is set forth in our Standards of Business Conduct and requires that Directors, officers and employees avoid situations in which they have a potential or actual conflict of interest with the Company. In accordance with our Conflict of Interest Policy, any employee, including our officers, involved any type of relationship described in the Conflict of Interest Policy is required to immediately and fully disclose the relevant circumstances to his or her immediate supervisor, the General Counsel or the Chief Compliance Officer, and in accordance with the process set out in the Company’s Conflicts of Interest Standard Operating Procedures. Non-employee Directors are required to report their involvement in any type of relationship described in the Conflict of Interest Policy to the Audit and Risk Committee. In addition to reviewing cases where the conflict, or potential conflict, involves a member of the Board, the Audit and Risk Committee reviews transactions or proposed transactions in which an executive officer has an interest that conflicts with the Company’s interests and makes recommendations to the Board regarding any such transaction. Our Conflict of Interest Policy states that the following are types of outside activities that can create conflicts:

•

Ownership by a Director or employee or any member of the Director’s or employee’s family of a substantial interest in any concern that does business with the Company, whether as a supplier, dealer or customer, or are a competitor (except in the case of a publicly owned corporation whose securities are traded on the open market).

•

Serving as a Director, officer, employee, consultant, advisor, or in any other capacity for any business or other organization with which the Company currently (or potentially) has a business relationship or which is, or can expect to become, a competitor of the Company.

•

Engaging in an outside activity with an individual, business or organization which currently (or potentially) has a competitive or business relationship with the Company where such activity is likely to decrease the impartiality, judgment, effectiveness or productivity expected from an employee.

•	Performance by a Director or employee or a member of the Director’s or employee’s family of services for any outside concern or individual that does business with the Company.

•	Outside employment which conflicts or might be reasonably expected to conflict with the normal duties of the Director or employee.

Since January 1, 2018, the Company was involved in the following related-party transactions each of which has been approved or ratified by the Audit and Risk Committee:

Joseph C. Papa’s son, Dr. Matthew Papa, Senior Product Manager, has been employed by the Company since September 2016. In 2018, Dr. Papa received an aggregate of $198,293 in compensation.

PROPOSAL NO. 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

At our 2017 Annual Meeting of Shareholders, our Board recommended, and shareholders approved, in a non-binding advisory vote, that a non-binding advisory vote on executive compensation (“say-on-pay”) be held every year. The Board determined that our shareholders should vote on a say-on-pay proposal every year, consistent with the preference expressed by our shareholders at the 2017 Annual Meeting of Shareholders. At our 2018 Annual Meeting, over 95% of the total shareholders’ votes cast voted in favor of our executive compensation program. We believe these favorable results indicate strong support for continuing our current executive compensation program that was introduced in 2017. Proposal No. 2 provides the Company’s shareholders with an opportunity to provide an advisory vote related to compensation of the Company’s Named Executive Officers.

The Company has a “pay-for-performance” philosophy that forms the foundation of the executive compensation program for our Company’s Named Executive Officers. This philosophy and the executive compensation program approved by the Talent and Compensation Committee have been central to the Company’s ability to attract, retain and motivate individuals who are committed to the ongoing transformation of our company and to improving people’s lives through our products. Our compensation program is intended to link executive compensation to long-term business performance, while providing compensation opportunities that are competitive as compared to our peers and align the interests of our executives with those of our shareholders. Our programs also balance appropriate risk taking and incorporate shareholder feedback. Please refer to “Executive Compensation — Compensation Discussion and Analysis” starting on page 38 for detailed information regarding our executive compensation program for the Company’s Named Executive Officers.

Pursuant to Schedule 14A of the Exchange Act, we are asking for shareholder approval, in an advisory resolution, of the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with SEC rules, which disclosure includes the disclosure under “Executive Compensation — Compensation Discussion and Analysis,” the compensation tables and the narrative discussion following the compensation tables. This vote is not intended to address any specific item of compensation, but rather the overall compensation program of our Named Executive Officers and the executive compensation policies and practices described in this Proxy Statement. The Board of Directors request that shareholders endorse the compensation of our Named Executive Officers through the following resolution:

Resolved, that the shareholders approve, in an advisory resolution, the compensation paid to the Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and other narrative executive compensation disclosures, contained in this Proxy Statement.

This vote is advisory and therefore not binding on the Company, the Talent and Compensation Committee of the Board, or the Board. The Board and the Talent and Compensation Committee value the opinions of our shareholders and will take the outcome of the vote into consideration in the design of our executive compensation program going forward.

The Board recommends that the shareholders vote FOR Proposal No. 2.

PROPOSAL NO. 3

APPOINTMENT OF AUDITORS

The Audit and Risk Committee recommended to the Board that PwC be put before the shareholders at the Meeting for appointment as our auditors to serve until the close of the 2020 Annual Meeting of Shareholders. The Board has accepted and endorsed this recommendation.

Under the BCBCA, at each annual meeting of shareholders, shareholders of a corporation appoint, by a majority of votes cast in respect of that proposal, an auditor to hold office until the close of the next annual meeting of shareholders. Notwithstanding the foregoing, if an auditor is not appointed at a meeting of shareholders, the incumbent auditor continues in office until a successor is appointed. PwC currently serves as auditor of the Company and, therefore, shall continue to serve as the Company’s auditor in the event that this proposal is not adopted by the shareholders.

Representatives of PwC will be present at the Meeting and will have an opportunity to make a statement if desired. Further, the representatives will be available to respond to appropriate shareholder questions directed to him or her.

A simple majority of votes cast at the Meeting, whether in person, or by proxy or otherwise, will be required to appoint PwC. You may either vote “For” the appointment of PwC or “Withhold” your vote with respect to such appointment. If you vote “For” the appointment of PwC, your Common Shares will be voted accordingly. If you select “Withhold” with respect to the appointment of PwC, your vote will not be counted as a vote cast for the purposes of appointing PwC.

As a shareholder of the Company, you are invited to vote with respect to the appointment of PwC as the auditors for the Company to hold office until the close of the 2020 Annual Meeting of Shareholders and to authorize the Board to fix the auditors’ remuneration through the following resolution:

Resolved that the shareholders hereby appoint PwC as auditors for the Company to hold office until the close of the 2020 Annual Meeting of Shareholders and the Board of Directors of the Company is hereby authorized to fix the auditors’ remuneration.

The Board recommends that the shareholders vote FOR Proposal No. 4.

AUDITOR FEES

For fiscal years ended December 31, 2017 and December 31, 2018, PwC was our appointed auditor. Principal Auditor fee includes fees paid to PwC and affiliated PwC network firms through the world. The table below summarizes the fees (expressed in thousands of U.S. Dollars) paid by the Company and its consolidated subsidiaries to PwC during 2017 and 2018.

	2017		2018
	($)	(%)	($)	(%)
Audit Fees	16,310	82	14,700	76
Audit-Related Fees(1)	1,200	6	1,910	10
Tax Fees(2)	2,383	12	2,495	13
All Other Fees(3)	34	*	265	1

Total	19,927	100	19,370	100

Notes:

*	Less than 1%.

(1)

Audit-related services are generally related to audits of financial statements prepared for special purposes, assignments relating to due diligence investigations and procedures and employee benefit plan audits.

(2)	Tax services are professional services rendered by our auditors for tax compliance and tax consulting primarily related to international transfer pricing.

(3)	All other fees are amounts paid for miscellaneous permissible products and services.

Audit Fees

The aggregate fees billed for professional services rendered by PwC for the fiscal years ended December 31, 2017 and December 31, 2018 for the audit of our consolidated annual financial statements and the reviews of the financial statements included in our Forms 10-Q, the audits of our internal control over financial reporting with the objective of obtaining reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects, services related to our financing activities, such as comfort letters and consents, or services that are normally provided by PwC in connection with statutory and regulatory filings or engagements in 2017 and 2018, were approximately $16.3 million and $14.7 million, respectively.

Audit-Related Fees

The Audit and Risk Committee believes that the provision of the non-audit services referenced above is compatible with maintaining PwC’s independence.

Audit-related services are generally related to audits of financial statements prepared for special purposes, employee benefit plan audits and assignments relating to due diligence investigations and procedures.

The aggregate fees billed for audit-related services rendered by PwC during the fiscal year ended December 31, 2017 and December 31, 2018 that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not included in “Audit Fees” above were approximately $1.2 million and $1.9 million, respectively.

Tax Fees

Tax services are professional services rendered by our auditors for tax compliance and tax consulting primarily related to international transfer pricing. The aggregate fees billed for tax services rendered by PwC during the fiscal years ended December 31, 2017 and December 31, 2018 were approximately $2.4 million and $2.5 million, respectively.

All Other Fees

There were insignificant amounts paid for miscellaneous permissible products and services as reported above to PwC during the fiscal years ended December 31, 2017 and December 31, 2018. PwC did not provide any financial information systems design or implementation services to the Company during 2017 or 2018.

All fees described above were approved by the Audit and Risk Committee of our Board under its pre-approval policy.

Audit and Risk Committee’s Pre-Approval of Non-Audit Services

The Audit and Risk Committee chooses and appoints (through nomination to the Company’s shareholders) the Company’s auditors to audit our financial statements. The Audit and Risk Committee pre-approves non-audit services that may be provided to the Company and its subsidiaries by its auditors. The Audit and Risk Committee is not permitted to approve any engagement of the Company’s auditors if the services to be performed either fall into a category of services that are not permitted by applicable law or the services would be inconsistent with maintaining the auditors’ independence.

OTHER

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

FOR THE 2020 ANNUAL MEETING OF SHAREHOLDERS

A shareholder who is entitled to vote at the 2020 Annual Meeting of Shareholders may raise a proposal for consideration at such Annual Meeting of Shareholders. We will consider such proposal for inclusion in the proxy materials for the 2020 Annual Meeting only if our Corporate Secretary receives such proposal (at 2150 Saint Elzear Blvd. West, Laval, Quebec, H7L 4A8, Canada, or by facsimile 514-744-6272): (i) submitted pursuant to Rule 14a-8 (“Rule 14a-8”) of the General Rules and Regulations promulgated under the Exchange Act, on or before November 20, 2019, or (ii) submitted pursuant to Part 5, Division 7 of the BCBCA on or before January 30, 2020. The use of certified mail, return receipt, is advised. In addition, in the event the Company does not receive a shareholder proposal by March 13, 2020, the proxy to be solicited by the Board for the 2020 Annual Meeting of Shareholders will confer discretionary authority on the holders of the proxy to vote the Common Shares if the proposal is presented at the 2020 Annual Meeting of Shareholders without any discussion of the proposal in the proxy materials for that meeting.

If the date of the 2020 Annual Meeting of Shareholders is advanced or delayed more than 30 days from the date of the Annual Meeting, shareholder proposals intended to be included in the proxy statement for the 2020 Annual Meeting of Shareholders must be received by us within a reasonable time before we begin to print and mail the proxy statement, or provide a notice to you with respect to accessing such proxy statement on the Internet, for the 2020 Annual Meeting of Shareholders.

The Company’s Articles provide that shareholders seeking to nominate candidates for election as Directors must provide timely notice in writing to the Company’s secretary by personal delivery or facsimile transmission at the number shown on the Company’s issuer profile on SEDAR at www.sedar.com. The purpose of this advance notice requirement is to: (i) inform the Company of nominees for election at a shareholder meeting proposed by a shareholder sufficiently in advance of such meeting; (ii) provide an opportunity to inform all shareholders of any potential proxy contest and proposed Director nominees sufficiently in advance of the meeting; and (iii) enable the Board to make informed recommendations or present alternatives to shareholders.

To be timely, a shareholder’s notice must be received by the Company: (i) in the case of an annual general meeting, not later than the close of business on the 50th day before the meeting date or, if the first public announcement of the date of such meeting is less than 60 days prior to the meeting date, the close of business on the 10th day following the day on which public announcement of the date of such annual general meeting was first made by the Company; and (ii) in the case of a special meeting called for the purpose of electing Directors, not later than the close of business on the 15th day following the day on which public announcement of the date of the special meeting is first made by the Company. The Company’s Articles also prescribe the proper written form for a shareholder’s notice as well as additional requirements in connection with nominations. Shareholders who failed to comply with the advance notice requirements would not be entitled to make nominations for Directors at the Annual General or Special Meeting of Shareholders.

COMMUNICATION WITH THE BOARD OF DIRECTORS

Shareholders and other interested parties may contact the Company’s Directors or independent Directors in writing, as a group or individually, by directing their correspondence to the attention of Bausch Health Investor

Relations, Bausch Health Companies Inc., 2150 Saint Elzear Blvd. West, Laval, Quebec, H7L 4A8, Canada. Shareholders and other interested parties may also contact the Company’s Directors by calling the Company’s helpline in the United States and Canada at (888) 451-4510. Additional international telephone numbers are included in our Business Ethics Reporting Policy, which is available on our website at www.bauschhealth.com (under the tab “Investors” and under the subtab “Corporate Governance- Governance Documents”). The Corporate Secretary will log incoming information and forward appropriate messages promptly to the Director(s). Communications are distributed to the Board or to any individual Director or Directors as appropriate, depending on the facts and circumstances outlined in the communication.

Certain items that are unrelated to the duties and responsibilities of the Board will not be distributed to the Board, such as mass mailings, product complaints, product inquiries, new product suggestions, resumes and other forms of job inquiries, surveys and business solicitations or advertisements. In addition, material that is inappropriate or unsuitable will be excluded, with the provision that any communication that is excluded must be made available to any non-employee Director upon request.

Communications that include information better addressed by the Audit and Risk Committee will be addressed directly by that Committee.

ANNUAL REPORT AND ADDITIONAL INFORMATION

Our financial information is contained in the Company’s consolidated annual financial statements and related MD&A for the fiscal year ended December 31, 2018. Our Annual Report is available on the Internet at our website at www.bauschhealth.com (under the tab “Investors” and under the subtab “Annual Reports Archive”) or on SEDAR at www.sedar.com or through the SEC’s electronic data system called EDGAR at www.sec.gov. To request a printed copy of our Annual Report or consolidated financial statements and related MD&A as of and for the year ended December 31, 2018, which we will provide to you without charge, either write to Bausch Health Investor Relations at Bausch Health Companies Inc., 2150 Saint Elzear Blvd. West, Laval, Quebec H7L 4A8, Canada, or send an email to Bausch Health Investor Relations at ir@bauschhealth.com. Neither the Annual Report nor the consolidated financial statements and related MD&A as of and for the year ended December 31, 2018 form part of the material for the solicitation of proxies. Additional information relating to the Company may be found on SEDAR at www.sedar.com or on EDGAR at www.sec.gov.

PROXY SOLICITATION

We will bear the entire cost of solicitation, including the preparation, assembly, Internet hosting, maintaining a dedicated call line and printing and mailing the Proxy Statement and form of Proxy Card. In addition to soliciting proxies by telephone, Internet and mail, Directors, officers or employees of the Company may, without special compensation, solicit proxies in person, by telephone, telegraph, courier service, advertisement, telecopier or other electronic means. We have retained D.F. King to assist in the solicitation of proxies. We will pay fees to D.F. King of $10,000, plus reasonable out-of-pocket expenses incurred by them. We will bear the entire cost of solicitation, including the preparation, assembly, Internet hosting, maintaining a dedicated call line, and printing and mailing the Proxy Statement and form of Proxy Card. We will pay those entities holding Common Shares in the names of their beneficial owners, such as brokers, nominees, fiduciaries and other custodians for their reasonable fees and expenses in forwarding solicitation material to their beneficial owners and for obtaining their instructions.

HOUSEHOLDING OF PROXY MATERIALS

Companies and intermediaries (e.g., brokers) are permitted under the SEC’s rules to satisfy the delivery requirements for proxy materials and annual reports with respect to two or more shareholders sharing the same address by delivering a single management proxy circular and proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

A number of brokers with account holders who are our shareholders “household” our proxy materials. A single management proxy circular and proxy statement or Notice Regarding Internet Availability of Proxy Materials, as applicable, will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If you prefer to receive multiple copies of the separate management proxy circular and proxy statement or Notice Regarding Internet Availability of Proxy Materials, as applicable, at the same address for the Annual Meeting or for any future Annual Meetings of Shareholders, additional copies will be provided promptly upon written or oral request to your broker, or by contacting us at Bausch Health Companies Inc., Attn: Investor Relations, 2150 Saint Elzear Blvd. West, Laval, Quebec H7L 4A8, Canada, telephone 514-856-3855. Shareholders who currently receive multiple copies of the Proxy Statement or Notice Regarding Internet Availability of Proxy Materials at their address and would like to request “householding” of their communications should contact their broker.

MISCELLANEOUS

If any other matters are properly presented for consideration at the Meeting, including, among other things, consideration of a motion to adjourn the Meeting to another time or place in order to solicit additional proxies in favor of the recommendation of the Board, the designated proxyholders intend to vote the Common Shares represented by the Proxies appointing them on such matters in accordance with the recommendation of the Board and the authority to do so is included in the Proxy.

As of the date this Proxy Statement, the Board knows of no other matters which are likely to come before the Meeting.

By Order of the Board of Directors,

Joseph C. Papa
Chairman of the Board and Chief Executive Officer

Laval, Quebec

March 18, 2019

WE WILL MAIL WITHOUT CHARGE UPON WRITTEN REQUEST A COPY OF OUR MOST RECENT ANNUAL REPORT, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND A LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO: CORPORATE SECRETARY, BAUSCH HEALTH COMPANIES INC., 2150 SAINT ELZEAR BLVD. WEST, LAVAL, QUEBEC H7L 4A8, CANADA. THE ANNUAL REPORT IS ALSO AVAILABLE FREE OF CHARGE ON THE COMPANY WEBSITE: WWW.BAUSCHHEALTH.COM.

EXHIBIT A

BAUSCH HEALTH COMPANIES INC.

CHARTER OF THE BOARD OF DIRECTORS

The board of directors (the “Board”) of Bausch Health Companies Inc. (“Bausch Health”) is elected by shareholders and is responsible for the stewardship of the activities and affairs of Bausch Health. The Board seeks to discharge such responsibility by reviewing, discussing and approving Bausch Health’s strategic planning and organizational structure and supervising management to oversee that the strategic planning and organizational structure preserve and enhance the business of Bausch Health and Bausch Health’s underlying value.

DUTIES OF DIRECTORS

The Board discharges its responsibility for overseeing the management of Bausch Health’s business by delegating to Bausch Health’s senior officers the responsibility for day-to-day management of Bausch Health. The Board discharges its responsibilities both directly and by delegation through its committees.    In addition to these regular committees, the Board may appoint ad hoc committees periodically to address certain issues of a more short-term nature.

The Board’s primary roles are overseeing Bausch Health’s performance and the quality, depth and continuity of management needed to meet Bausch Health’s strategic objectives.

Other principal duties, which may be carried out directly or via one or more committees, include, but are not limited to the following categories:

Appointment of Management

1.	The Board is responsible for approving the appointment of the chief executive officer (the “CEO”) and all other senior management.

2.

In approving the appointment of the CEO and all other senior management, the Board will, to the extent feasible, satisfy itself as to the integrity of these individuals and that they create a culture of integrity throughout Bausch Health.

3.

The Board from time to time delegates to senior management the authority to enter into certain types of transactions, including financial transactions, subject to specified limits. Investments and other expenditures above the specified limits, and material transactions outside the ordinary course of business are reviewed by and are subject to the prior approval of the Board.

4.	The Board oversees that succession planning programs are in place, including programs to train and develop management.

5.

The Board assesses and revises Bausch Health’s executive compensation policy to, among other things, better align management’s interests with those of the shareholders. This includes establishing minimum shareholding requirements for senior management.

Board Organization

6.

The Board will receive recommendations from the Nominating and Corporate Governance Committee (the “NCG Committee”), but retains responsibility for managing its own affairs by giving its approval for its composition and size, the selection of the Chairperson of the Board, the selection of the Lead Independent Director of the Board, if applicable, candidates nominated for election to the Board, committee and committee chairperson appointments, committee charters and director compensation.

7.

The Board may establish committees of the Board, where required or prudent, and define their mandate. The Board may delegate to Board committees matters it is responsible for, including the approval of compensation of the Board and management, the conduct of performance evaluations and oversight of internal controls systems, but the Board retains its oversight function and ultimate responsibility for these matters and all other delegated responsibilities.

8.	The Board will oversee orientation and education program for new directors and ongoing educational opportunities for continuing directors.

Strategic Planning

9.	The Board has oversight responsibility to participate directly, and through its committees, in reviewing, questioning and approving the mission of Bausch Health and its objectives and goals.

10.

The Board is responsible for participating in the development of, and reviewing and approving, the business, financial and strategic plans by which it is proposed that Bausch Health may reach those goals.

Monitoring of Financial Performance and Other Financial Reporting Matters

11.	The Board is responsible for enhancing congruence between shareholder expectations, Bausch Health’s plans and management performance.

12.

The Board is responsible for adopting processes for monitoring Bausch Health’s progress toward its strategic and operational goals, and to revise and alter its direction to management in light of changing circumstances affecting Bausch Health.

13.	The Board is responsible for approving the audited financial statements, management’s discussion and analysis accompanying such financial statements and the annual earnings press release.

14.	The Board is responsible for reviewing the quarterly financial statements, management’s discussion and analysis accompanying such financial statements and the quarterly earnings press release.

15.

The Board is responsible for reviewing and approving material transactions outside the ordinary course of business and those matters which the Board is required to approve under the Articles, including the payment of dividends, purchase and redemptions of securities, acquisitions and dispositions.

Risk Management

16.

The Board is responsible for overseeing the identification of the principal risks of Bausch Health’s business and the implementation of appropriate systems to effectively monitor and manage such risks with a view to the long-term viability of Bausch Health and achieving a proper balance between the risks incurred and the potential return to Bausch Health’s shareholders.

Policies and Procedures

17.	The Board is responsible for:

(a)	approving and assessing compliance with all significant policies and procedures by which Bausch Health is operated; and

(b)	approving policies and procedures designed to ensure that Bausch Health operates at all times within applicable laws and regulations.

18.	The Board is responsible for supporting a corporate culture of integrity and responsible stewardship.

19.	The Board shall enforce its policy respecting confidential treatment of Bausch Health’s proprietary information and the confidentiality of Board deliberations.

Communications and Reporting

20.	The Board is responsible for:

(a)	overseeing the accurate reporting of the financial performance and condition of Bausch Health to shareholders, other securityholders and regulators on a timely and regular basis;

(b)	encouraging effective and adequate communication with shareholders, other stakeholders and the public; and

(c)	ensuring the integrity and adequacy of internal controls and management information systems.

Certain Individual Responsibilities of the Members of the Board

21.	Each member of the Board is expected to attend all meetings of the Board, unless adequate notification of absence is provided.

22.	Each member of the Board is expected to have reviewed all materials provided in connection with a meeting in advance of such meeting and be prepared to discuss such materials at the meeting.

REVIEW AND DISCLOSURE

The Board shall review and reassess the adequacy of this Charter for the Board of Directors (the “Charter”) periodically and otherwise as it deems appropriate and amend it accordingly. The performance of the Board shall be evaluated with reference to this Charter.

The Board shall ensure that this Charter is disclosed on Bausch Health’s website and that this Charter or a summary of it which has been approved by the NCG Committee is disclosed in accordance with all applicable securities laws or regulatory requirements.

Dated this 2nd day of August, 2018.

Bausch Health Companies Inc. Non-GAAP Information	Appendix 1

Use of Non-GAAP

To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles, the Company uses certain non-GAAP financial measures, including in this Proxy Statement, including Adjusted EBITDA (non-GAAP). Management uses this non-GAAP measure as a key metric in the evaluation of company performance and the consolidated financial results and, in part, in the determination of cash bonuses for its executive officers. The Company believes this non-GAAP measure is useful to investors in their assessment of our operating performance and the valuation of our Company. In addition, this non-GAAP measure addresses questions the Company routinely receives from analysts and investors and, in order to assure that all investors have access to similar data, the Company has determined that it is appropriate to make this data available to all investors. Below is a reconciliation of Adjusted EBITDA (non-GAAP) to net loss (income). Readers are encouraged to review this reconciliation, and should consider this non-GAAP measure as a supplement to, not a substitute for, or superior to, the corresponding measure calculated in accordance with GAAP.

The reconciliations of this non-GAAP measure to the most directly comparable financial measure calculated and presented in accordance with GAAP are shown in the tables further below.

Specific Non-GAAP Measure

Adjusted EBITDA (non-GAAP)

Adjusted EBITDA (non-GAAP) is GAAP net (loss) income (its most directly comparable GAAP financial measure) adjusted for certain items, as further described below. Management of the Company believes that Adjusted EBITDA (non-GAAP), along with the GAAP measures used by management, most appropriately reflect how the Company measures the business internally and sets operational goals and incentives. In particular, the Company believes that Adjusted EBITDA (non-GAAP) focuses management on the Company’s underlying operational results and business performance. As a result, the Company uses Adjusted EBITDA (non-GAAP) both to assess the actual financial performance of the Company and to forecast future results as part of its guidance. Management believes Adjusted EBITDA (non-GAAP) is a useful measure to evaluate current performance. Adjusted EBITDA (non-GAAP) is intended to show our unleveraged, pre-tax operating results and therefore reflects our financial performance based on operational factors. In addition, cash bonuses for the Company’s executive officers and other key employees are based, in part, on the achievement of certain Adjusted EBITDA (non-GAAP) targets.

Adjusted EBITDA (non-GAAP) reflects adjustments based on the following items:

•

Restructuring and integration costs: Since 2016, while the Company has undertaken fewer acquisitions, the Company has incurred additional restructuring costs as it implements its new strategies, which involve, among other things, improvements to our infrastructure and other operational improvements, internal reorganizations and impacts from the divestiture of assets and businesses. With regard to infrastructure and operational improvements which the Company has taken to improve efficiencies in the businesses and facilities, these tend to be costs intended to right size the business or organization that fluctuate significantly between periods in amount, size and timing, depending on the improvement project, reorganization or transaction. As a result, the Company does not believe that such costs (and their impact) are truly representative of the underlying business. The Company believes that the adjustments of these items provide supplemental information with regard to the sustainability of the Company’s operating performance, allow for a comparison of the financial results to historical operations and forward-looking guidance and, as a result, provide useful supplemental information to investors.

•	Acquired in-process research and development costs: The Company has excluded expenses associated with acquired in-process research and development, as these amounts are inconsistent in amount and frequency and are significantly impacted by the timing, size and nature of acquisitions. Furthermore, as these amounts are associated with research and development acquired, the Company does not believe that they are a representation of the Company’s research and development efforts during the period.

•

Asset impairments: The Company has excluded the impact of impairments of finite-lived and indefinite-lived intangibles, as well as impairments of assets held for sale, as such amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions and divestitures. The Company believes that the adjustments of these items correlate with the sustainability of the Company’s operating performance. Although the Company excludes intangible impairments from its non-GAAP expenses, the Company believes that it is important for investors to understand that intangible assets contribute to revenue generation.

•

Goodwill impairments: The Company has excluded the impact of goodwill impairment. When the Company has made acquisitions where the consideration paid was in excess of the fair value of the net assets acquired, the remaining purchase price is recorded as goodwill. For assets that we developed ourselves, no goodwill is recorded. Goodwill is not amortized but is tested for impairment. For periods prior to Jan. 1, 2018, the amount of goodwill impairment is measured as the excess of the carrying value of a reporting unit’s goodwill over its implied fair value. However, in January 2017, new accounting guidance was issued which simplifies the subsequent measurement of an impairment to goodwill. Under the new guidance, which the Company early adopted effective Jan. 1, 2018, the amount of goodwill impairment is measured as the excess of a reporting unit’s carrying value over its fair value. Management excludes these charges in measuring the performance of the Company and the business.

•

Share-based compensation: The Company has excluded the impact of costs relating to share-based compensation. The Company believes that the exclusion of share-based compensation expense assists investors in the comparisons of operating results to peer companies. Share-based compensation expense can vary significantly based on the timing, size and nature of awards granted.

•

Acquisition-related adjustments excluding amortization of intangible assets and depreciation expense: The Company has excluded the impact of acquisition-related contingent consideration non-cash adjustments due to the inherent uncertainty and volatility associated with such amounts based on changes in assumptions with respect to fair value estimates, and the amount and frequency of such adjustments is not consistent and is significantly impacted by the timing and size of the Company’s acquisitions, as well as the nature of the agreed-upon consideration. In addition, the Company has excluded the impact of fair value inventory step-up resulting from acquisitions as the amount and frequency of such adjustments are not consistent and are significantly impacted by the timing and size of its acquisitions.

•

Loss on extinguishment of debt: The Company has excluded loss on extinguishment of debt as this represents a cost of refinancing our existing debt and is not a reflection of our operations for the period. Further, the amount and frequency of such charges are not consistent and are significantly impacted by the timing and size of debt financing transactions and other factors in the debt market out of management’s control.

•

Other non-GAAP charges: The Company has excluded certain other amounts, including legal and other professional fees incurred in connection with recent legal and governmental proceedings, investigations and information requests respecting certain of our distribution, marketing, pricing, disclosure and accounting practices, litigation and other matters, and net (gain)/loss on sale of assets. In addition, the Company has excluded certain other expenses that are the result of other, non-comparable events to measure operating performance. These events arise outside of the ordinary course of continuing operations. Given the unique nature of the matters relating to these costs, the Company believes these items are not normal operating expenses. For example, legal settlements and judgments vary significantly, in their nature, size and frequency, and, due to this volatility, the Company believes the costs associated with legal settlements and judgments are not normal operating expenses. In addition, as opposed to more ordinary course matters, the Company considers that each of the recent proceedings, investigations and information requests, given their nature and frequency, are outside of the ordinary course and relate to unique circumstances. The Company believes that the exclusion of such out-of-the-ordinary-course amounts provides supplemental information to assist in the comparison of the financial results of the Company from period to period and, therefore, provides useful supplemental information to investors. However, investors should understand that many of these costs could recur and that companies in our industry often face litigation.

Finally, to the extent not already adjusted for above, Adjusted EBITDA (non-GAAP) reflects adjustments for interest, taxes, depreciation and amortization. EBITDA (non-GAAP) represents earnings before interest, taxes, depreciation and amortization).

Bausch Health Companies Inc. (unaudited)

	Twelve Months Ended, December 31,
(in millions)	2018	2017
Net (loss) income attributable to Bausch Health Companies Inc.	$(4,148)	$2,404
Interest expense, net	1,674	1,828
Benefit from for income taxes	(10)	(4,145)
Depreciation and amortization	2,819	2,858

EBITDA	335	2,945
Adjustments:
Asset impairments	568	714
Goodwill impairments	2,322	312
Restructuring and integration costs	22	52
Acquired in-process research and development costs	1	5
Acquisition-related adjustments excluding amortization and depreciation	(9)	(289)
Loss on extinguishment of debt	119	122
Share-based compensation	87	87
Other adjustments:
Legal and other professional fees(a)	52	44
Litigation and other matters	(27)	227
Net loss (gain) on sale of assets(b)	6	(580)
Other	(2)	(1)

Adjusted EBITDA (non-GAAP)	$3,474	$3,638

(a)

Legal and other professional fees incurred during the twelve months ended December 31, 2018 and 2017 in connection with recent legal and governmental proceedings, investigations and information requests related to, among other matters, our distribution, marketing, pricing, disclosure and accounting practices.

(b)

Net gain on sale of assets of $580 million during the twelve months ended December 31, 2017 includes the $309 million gain on sale of iNova Pharmaceuticals in September 2017, the $97 million gain on the sale of Dendreon Pharmaceuticals LLC in June 2017 and the $309 million gain on the sale of CeraVe, AcneFree and AMBI skincare brands in March of 2017, offset by the $98 million loss on the sale of Sprout Pharmaceuticals in December of 2017.

BAUSCH HEALTH COMPANIES INC. ATTN: CHRISTINA M. ACKERMANN 2150 SAINT ELZEAR BLVD. WEST LAVAL, QUEBEC H7L 4A8 CANADA

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, United States. To be effective, your proxy card must be received by Broadridge not later than 11:59 p.m. (Eastern Daylight Time) on April 26, 2019.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. (Eastern Daylight Time) on April 26, 2019. Have your proxy card in hand when you access the website and then follow the instructions. When voting online, you may not appoint a person as proxyholder other than the nominees specified in this proxy card.

VOTE BY TELEPHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your instructions up until 11:59 p.m. (Eastern Daylight Time) on April 26, 2019. Have your proxy card in hand when you call and then follow the instructions. When voting by telephone, you may not appoint a person as proxyholder other than the nominees specified in this proxy card.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by the Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E63158-P18039                        KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — —

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

BAUSCH HEALTH COMPANIES INC.
The Board of Directors recommends you vote FOR proposals 1, 2 and 3.
1. Election of Directors	For	Withhold
1a. Richard U. De Schutter	☐	☐

1b.  D. Robert Hale

1c.  Dr. Argeris (Jerry) N. Karabelas

1d.  Sarah B. Kavanagh

1e.  Joseph C. Papa

1f.   John A. Paulson

1g.  Robert N. Power

1h.  Russel C. Robertson

1i.   Thomas W. Ross, Sr.

1j.   Andrew C. von Eschenbach, M.D.

1k.  Amy B. Wechsler, M.D.

	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐

		For	Against	Abstain

2.	The approval, in an advisory vote, of the compensation of our Named Executive Officers.	☐	☐	☐

		For		Withhold
3.

To appoint PricewaterhouseCoopers LLP as the auditors for the Company to hold office until the close of the 2020 Annual Meeting of Shareholders and to authorize the Company’s Board of Directors to fix the auditors’ remuneration.

		☐		☐

Without limiting the general powers hereby conferred, the undersigned hereby directs the proxyholder to vote or withhold from voting the Common Shares represented by this proxy in the manner set forth above.

THIS PROXY IS SOLICITED ON BEHALF OF THE MANAGEMENT OF THE COMPANY. THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED, WHERE THE SHAREHOLDER HAS GIVEN A CHOICE, AS DIRECTED OR, IF NO DIRECTION IS GIVEN, FOR EACH OF 1, 2 AND 3. THE PERSON OR PERSONS APPOINTED UNDER THIS PROXY ARE CONFERRED WITH DISCRETIONARY AUTHORITY WITH RESPECT TO AMENDMENTS OR VARIATIONS OF THOSE MATTERS SPECIFIED IN THIS PROXY AND THE NOTICE OF MEETING AND WITH RESPECT TO ANY OTHER MATTERS WHICH MAY BE PROPERLY BROUGHT BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF WHETHER OR NOT THE AMENDMENT, VARIATION OR OTHER MATTER IS OR IS NOT ROUTINE OR CONTESTED. THIS FORM OF PROXY SHOULD BE READ IN CONJUNCTION WITH THE ACCOMPANYING NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND MANAGEMENT PROXY CIRCULAR AND PROXY STATEMENT.

The undersigned hereby revokes any prior proxies.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice of Annual Meeting of Shareholders and Management Proxy Circular, Proxy Statement and Annual Report

are available at www.proxyvote.com.

— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — —

E63159-P18039

BAUSCH HEALTH COMPANIES INC. INSTRUMENT OF PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON TUESDAY, APRIL 30, 2019

The undersigned hereby appoints Joseph C. Papa and Christina M. Ackermann, or instead of either of the foregoing,                                      as proxyholder of the undersigned, with full power of substitution, to attend, vote and act for and on behalf of the undersigned at the Annual Meeting (the “Meeting”) of the shareholders (the “Shareholders”) of Bausch Health Companies Inc. (the “Company”) to be held on April 30, 2019 at 9:00 a.m. (local time) at 2150 Saint Elzear Blvd. West, Laval, Quebec H7L 4A8, Canada and at any adjournment of the Meeting, and on every ballot that may take place in consequence thereof to the same extent and with the same powers as if the undersigned were personally present at the Meeting, with authority to vote at the proxyholder’s discretion except as otherwise specified on the reverse side.

NOTES:

1.

A SHAREHOLDER HAS THE RIGHT TO APPOINT A PERSON OR COMPANY, WHO NEED NOT BE A SHAREHOLDER, TO ATTEND AND ACT ON ITS, HIS OR HER BEHALF AT THE MEETING OTHER THAN THE PERSONS DESIGNATED IN THIS FORM OF PROXY. THIS RIGHT MAY BE EXERCISED BY INSERTING SUCH OTHER PERSONS’ OR COMPANY’S NAME IN THE BLANK SPACE PROVIDED FOR THAT PURPOSE IN THE PARAGRAPH ABOVE OR BY COMPLETING ANOTHER PROPER FORM OF PROXY AND, IN EITHER CASE, BY DELIVERING THE COMPLETED FORM OF PROXY TO THE COMPANY AS INDICATED ON THE REVERSE SIDE.

2.

This form of proxy must be dated and executed by the Shareholder (using exactly the same name in which the shares are registered) or by his or her attorney authorized in writing or, if the Shareholder is a corporate body, by a duly authorized officer or attorney thereof. A copy of any such authorization should accompany this form of proxy. Persons signing as executors, administrators, trustees, etc. should so indicate. If the Common Shares are registered in the name of more than one owner, then all these registered owners should sign this form of proxy. If this form of proxy is not dated, it will be deemed to bear the date on which it was mailed to the Shareholder by the Company.

3.

In order for this form of proxy to be effective, it must be signed and deposited with Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, United States, so that it arrives prior to 11:59 p.m. (Eastern Daylight Time) on April 26, 2019 or, in the case of any adjournment of the Meeting, not less than 48 hours (excluding Saturdays, Sundays and holidays) prior to the rescheduled Meeting.